UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Bank of America Corporation

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Bank of America Corporation

2020 Proxy Statement

BANK OF AMERICA

March 9, 2020

Letter from our Chairman and Chief Executive Officer	Letter from our Lead Independent Director

Dear Fellow Shareholders:

We are pleased to invite you to the 2020 annual meeting of shareholders, to be held April 22, 2020 at 10:00 a.m., Eastern time, at the Hilton Charlotte Center City on 222 East Third Street in Charlotte, North Carolina.

During the meeting, we will provide you with further updates on the company and how Responsible Growth delivered for shareholders in 2019. It’s also a good opportunity for us to hear directly from you.

Your voice and your vote are important. For the 2020 annual meeting of shareholders, Bank of America again will make a $1 charitable donation for every shareholder account that votes.

This year, we will make contributions to Water.org. Your voting participation in the 2019 annual meeting of shareholders resulted in our contributing $1.0 million to the American Red Cross.

Please read the proxy materials and follow the voting instructions to ensure your shares are represented at the meeting.

Sincerely,

Brian T. Moynihan

Chairman and Chief Executive Officer

Dear Fellow Shareholders:

The independent directors and I join Brian in inviting you to attend our company’s 2020 annual meeting of shareholders.

The Board values input from our shareholders as the company executes our long-term strategy. As the Board’s Lead Independent Director, I meet regularly with investors. I share investors’ viewpoints with the Board, and that input enhances our decision-making.

During 2019, our dialogue again covered broad-ranging topics, including the company’s financial performance; the Board’s governance practices and composition; the Board’s role in strategic planning, risk management, and overseeing the company’s Responsible Growth execution; the company’s environmental and social initiatives, including human capital management; and my role as Lead Independent Director.

So that all shareholders have the opportunity to hear directly from our Board members, video interviews of each director discussing our company’s governance practices and what Responsible Growth means to us are available on our annual meeting website at https://about.bankofamerica.com/annualmeeting.

I encourage you to read our 2020 Proxy Statement, our 2019 Annual Report, and the other proxy materials. I also encourage you to read our inaugural Human Capital Management Report published at the end of 2019, also available on our annual meeting website.

Our Board remains committed to building long-term value in the company and returning excess capital to our shareholders. On behalf of the directors, I join Brian and the management team in thanking you for choosing to invest in Bank of America.

Sincerely,

Jack O. Bovender, Jr.

Lead Independent Director

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Place	Webcast
April 22, 2020 10:00 a.m., Eastern time	Hilton Charlotte Center City 222 East Third Street Charlotte, North Carolina 28202

As in prior years, a live audio webcast of our annual meeting will be available. That and other important information, including any updates about our annual meeting, are available at our annual meeting website (https://about.bankofamerica.com/annualmeeting)

Matters to be Voted on:

•	Electing the 17 directors named in the proxy statement

•	A proposal approving our executive compensation (an advisory, non-binding “Say on Pay” resolution)

•	A proposal ratifying the appointment of our independent registered public accounting firm for 2020

•	Shareholder proposals, if they are properly presented at our annual meeting

•	Any other business that may properly come before our annual meeting

Record date:

Bank of America shareholders as of the close of business on March 2, 2020 will be entitled to vote at our annual meeting and any adjournments or postponements of the meeting.

Your vote is very important:

Please submit your proxy as soon as possible by the Internet, telephone, or mail. Submitting your proxy by one of these methods will ensure your representation at the annual meeting regardless of whether you attend the meeting.

To express our appreciation for your participation, Bank of America will make a $1 charitable donation to Water.org on behalf of every shareholder account that votes.

Please refer to page 85 of this proxy statement for additional information on how to vote your shares and attend our annual meeting.

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our annual meeting website at https://about.bankofamerica.com/annualmeeting for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

By order of the Board of Directors,

Ross E. Jeffries, Jr.

Deputy General Counsel and Corporate Secretary

March 9, 2020

Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on April 22, 2020:

Our 2020 Proxy Statement and 2019 Annual Report to shareholders are available at https://about.bankofamerica.com/annualmeeting.

Proxy statement summary

PROXY STATEMENT SUMMARY

How to vote your shares

You may vote if you were a shareholder as of the close of business on March 2, 2020.

Online www.proxyvote.com	By Mail Complete, sign, date, and return your proxy card in the envelope provided
By Phone Call the phone number located on the top of your proxy card	In Person Attend our annual meeting and vote by ballot

Your vote is important

Your vote will change lives with safe water. Bank of America will make a $1 charitable donation to Water.org on behalf of every shareholder account that votes.

Water.org is a global non-profit organization that helps those in need get access to safe water and sanitation through affordable financing, such as small loans. Today, 785 million people lack access to safe water and 2 billion people lack access to a toilet. Water is the best investment the world can make to reduce disease, increase family income, keep girls in school, and give families a brighter future.

Bank of America is proud to be a close philanthropic partner of Water.org. Since 2011, Bank of America has partnered with Water.org by making $4.25 million in philanthropic investments to help more than 400,000 people across India and Brazil gain access to improved water and sanitation, and $5 million in a zero-interest loan to its sister organization, WaterEquity, to further accelerate financing for water and sanitation.

By voting, you can join our efforts and share in successes like these—individuals and institutions harnessing the power of capital markets to do good—to empower people with safe water and the hope, health, and opportunity that flow from it.

Proposals for your vote	Board voting recommendation	Page
1. Electing Directors	FOR each nominee	2
2. Approving Our Executive Compensation (an Advisory, Non-binding “Say on Pay” Resolution)	FOR	46
3. Ratifying the Appointment of Our Independent Registered Public Accounting Firm for 2020	FOR	72
4-7. Shareholder Proposals	AGAINST	74

If you are a beneficial (or street name) holder and you would like to vote in person at the meeting, you must also present a written legal proxy from the broker, bank, or other nominee. See “Voting and other information” on page 85 for more information on voting your shares.

To review our 2020 Proxy Statement, 2019 Annual Report, and other information relating to our 2020 annual meeting online, go to https://about.bankofamerica.com/annualmeeting.

Annual meeting admission

Annual meeting admission is limited to our registered holders and beneficial owners as of the record date and persons holding valid proxies from these shareholders. Admission to our annual meeting requires proof of your stock ownership as of the record date and valid, government-issued photo identification. Security measures may include bag, metal detector, and hand-wand searches. The use of cameras, recording devices, phones, and other electronic devices is strictly prohibited. See “Voting and other information—Attending our annual meeting” on page 87. If you are planning to attend our annual meeting, please check our annual meeting website at https://about.bankofamerica.com/annualmeeting for updated information one week prior to the meeting date.

2020 PROXY STATEMENT      i

   Proxy statement summary

Strategic objectives

 What would you like the power to do?

At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose and achieve Responsible Growth.

Our values • Deliver together • Act responsibly • Realize the power of our people • Trust the team	Our purpose To help make financial lives better, through the power of every connection	Responsible growth • We must grow and win in the market – no excuses • We must grow with our customer-focused strategy	• We must grow within our risk framework • We must grow in a sustainable manner

Eight lines of business—how we serve the core financial needs of people, companies, and institutions

2019 Company Performance — Responsible Growth

($ in billions, unless otherwise indicated)

GROW AND WIN IN THE MARKET — NO EXCUSES	2019	CHANGE FROM 2018
Net income	$27.4	(2.5%)
Revenue	$91.2	0.2%
Average loans in business segments	$915	5.0%
Average deposits	$1,380	5.0%
Share repurchases and common stock dividends	$34.3	34.4%

GROW WITH OUR CUSTOMER-FOCUSED STRATEGY
Business referrals	7.8 million	10.9%
Primary consumer account holders	91%	—
Merrill Lynch net new households	35 thousand	19%
Global Banking—U.S. Fortune 1000 (% covered)	95%	1%
Active mobile users	29.2 million	10.4%
Consumer Banking satisfaction	80.0%	1%
Brand favorability	65%	10%

GROW WITHIN OUR RISK FRAMEWORK
Net charge-off ratio	0.38%	(3 bps)
Net charge-offs	$3.6	(3.1%)
Risk-weighted assets(1)	$1,493	3.9%
G-SIB surcharge capital buffer(2)	2.5%	62.5 bps
Average market risk VaR for trading(3)	$ 38 million	—

GROW IN A SUSTAINABLE MANNER
Noninterest expense	$54.9	3.3%
Efficiency ratio	60.17%	177 bps
Tech initiative spending	$3.4	14%
Shared success awards to employees (% covered)	~95%	—
Low carbon investing	$26.4	15.3%
Investments in Community Development Financial Institutions	$ 1.5	—
Philanthropic investments	$250 million	—
Employee Engagement Score	85%	3%
Employee turnover	11%	(1%)

*	See page 58 for a list of the companies in our primary competitor group

(1)	Risk-weighted assets are presented for the approach that yields the lower Common equity tier 1 ratio, which was the Standardized approach at December 31, 2019 and 2018.
(2)

“G-SIBs” are global systemically important banks designated by the Financial Stability Board as of November 22, 2019. The G-SIB surcharge capital buffer at December 31, 2018 reflects transition provisions for minimum capital requirements, which were fully phased in as of January 1, 2019.

(3)	VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level.

ii      BANK OF AMERICA

Proxy statement summary

Governance objectives

Our Board of Directors oversees the development and execution of our strategy. The Board has adopted robust governance practices and procedures consistent with Responsible Growth. Our Board has implemented a number of measures to enrich Board composition, enhance independent oversight, and increase their effectiveness. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance and rigorous risk management.

Key statistics about our director nominees

6.4 years average tenure, below the 8.0-year S&P 500 average(1)	16 of 17 are independent	35% are women	47% are ethnically and gender diverse	65% have CEO-level experience	35% have senior executive experience at financial institutions

(1)

Our director nominees’ average tenure is calculated by full years of completed service based on date of initial election as of our annual meeting date; source for S&P 500 average: 2019 Spencer Stuart Board Index.

2020 PROXY STATEMENT      iii

   Proxy statement summary

Our shareholders inform and guide achievement of governance objectives

Our investor relations and management regularly meet with investors, prospective investors, and investment analysts to discuss our business and strategy. In addition to the investor relations meetings, our Board and management also routinely engage with our shareholders and other stakeholders. Throughout 2019 and into 2020, we provided direct updates about our Board and our company to our 250 largest shareholders representing approximately 62% of our shares outstanding and to key stakeholders. During that same time period, our Board and management met with shareholders representing approximately 31% or 2.8 billion of our shares outstanding and with other stakeholders to solicit their input on important governance, executive compensation, human capital management, regulatory, sustainability, and other matters. This continued exchange has informed our Board’s meeting agendas, and contributes to governance and disclosure enhancements that help us address the issues our shareholders and key stakeholders tell us matter most to them. Importantly, this engagement process complements Responsible Growth and assists us in achieving our strategic objectives, creating long-term value, maintaining our culture of compliance, and contributing to our environmental, social, and governance activities.

To provide more clarity to investors and stakeholders, including in response to investors’ input regarding Board committee-level oversight of human capital management, ESG, and sustainability matters, in early 2020 the Board changed the name of its Compensation and Benefits Committee to “Compensation and Human Capital Committee”, and changed the name of its Corporate Governance Committee to “Corporate Governance, ESG, and Sustainability Committee”. This follows changes to the Corporate Governance, ESG, and Sustainability Committee’s charter in 2016 to reflect more direct oversight of our company’s ESG matters and our management-level Global ESG Committee.

Our Board-driven shareholder engagement process

Deliberate, assess, and prepare

- Our Board **assesses and monitors**:
  - investor sentiment
  - shareholder voting results
  - trends in governance, executive compensation, human capital management, regulatory, environmental, social, and other matters
- Our Board **identifies and prioritizes** potential topics for shareholder engagement

Outreach and engagement

- Directors and executive management regularly meet with shareholders to **actively solicit input** on a range of issues, and report shareholder views to our Board
- A **two-way dialogue is maintained** to clarify and deepen our Board's understanding of shareholder concerns, and provide shareholders with insight into our Board's processes
- Our Lead Independent Director and management also **routinely engage with investors** at conferences and other forums

Respond

- **Our Board responds**, as appropriate, with continued discussion with shareholders and enhancements to policy, practices, and disclosure
- For more information on **governance enhancements** informed by shareholder input, please see page 31

Evaluate

- Shareholder input informs our Board's ongoing process of **continually enhancing governance** and other practices
- Our Board and executive management review shareholder input to **identify consistent themes**, and **research and evaluate** any identified issues or concerns

See “Shareholder engagement” on page 29 for more information on our shareholder engagement philosophy and activities.

iv      BANK OF AMERICA

Proxy statement summary

Compensation highlights

Pay-for-performance compensation philosophy

Our compensation philosophy is to pay for performance over the long-term, as well as on an annual basis. Our performance considerations include both financial and non-financial measures—including the manner in which results are achieved. These considerations reinforce and promote Responsible Growth and maintain alignment with our Risk Framework.

Our executive compensation program provides a mix of salary, incentives, and benefits paid over time to align executive officer and shareholder interests. A majority of total variable compensation granted to named executive officers is deferred equity-based awards, further encouraging long-term focus on generating sustainable growth.

Continued dedication to Responsible Growth drove strong results in 2019

In recognition of our Responsible Growth results, overall company performance, and the CEO’s individual performance, the Compensation and Human Capital Committee and the Board’s independent directors determined the following 2019 compensation for our CEO:

• Total compensation, inclusive of base salary and equity-based incentives, of $26.5 million, unchanged from 2018
• Based on shareholder input and our Board’s assessment, pay structure is unchanged from prior years
• 94.3% of Mr. Moynihan’s total compensation is variable and directly linked to company performance. All CEO variable compensation was awarded in equity (as it has been since 2010)

•  Half of Mr. Moynihan’s variable compensation is performance restricted stock units (PRSUs) that must be re-earned based on sustained three-year average performance of key metrics (return on assets and growth in adjusted tangible book value)

• The remainder of the CEO’s variable pay is cash-settled restricted stock units (CRSUs) and time-based restricted stock units (TRSUs) settled in stock
• Mr. Moynihan must hold 50% of net after-tax shares received from equity-based awards until one year after retirement

Compensation risk management features	Historical “Say on Pay” votes

•  Mix of fixed and variable pay

•  Balanced, risk-adjusted performance measures

•  Pay-for-performance process that bases individual awards on actual results and how those results were achieved

•  Review of independent control function feedback in performance

•  Deferral of a majority of variable pay through equity-based awards

•  Robust stock ownership requirements, and executive officers must hold 50% of net after-tax shares received from equity-based awards until retirement

•  Use of multiple cancellation and clawback features for equity-based awards

Our Compensation and Human Capital Committee believes the results of last year’s “Say on Pay” vote and input from our shareholder engagement affirmed our shareholders’ support of our company’s executive compensation program. This informed our decision to maintain a consistent overall approach in setting executive compensation for 2019.

See “Compensation discussion and analysis” on page 46.

(1) Represents a non-GAAP financial measure. See Appendix A for a reconciliation of accounting principles generally accepted in the United States of America (GAAP) and non-GAAP financial measures.

(2) Total compensation pay components do not equal 100% due to rounding. For additional information about compensation paid, accrued, or awarded in 2019, see “Executive compensation” on page 60.

2020 PROXY STATEMENT      v

   Proxy statement summary

Responsible Growth

Responsible Growth means we must grow, no excuses. We have to do it by focusing on delivering for clients within our risk parameters. And it must be sustainable. To be sustainable, we want to be the best place to work for our team, we share our success with our communities, and we drive operational excellence.

—Brian T. Moynihan

Chairman and CEO

What would you like the power to do? At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose, and achieve Responsible Growth.

We deliver on our purpose—to help make financial lives better through the power of every connection—through Responsible Growth. A tenet of Responsible Growth is that growth has to be sustainable.(1) Sustainable, Responsible Growth enables us to address some of the key challenges facing the world today while also creating business opportunities, allowing us to create shared success with our employees, clients, and communities around the world.

As a result of this work, we are helping to advance the global economy in sustainable ways—creating jobs, developing infrastructure, and addressing societal challenges, while managing risk, developing talent, and providing returns to our investors, clients, and for our business. To learn more, visit http://bankofamerica.com/responsiblegrowth.

Driving ESG leadership

Our Environmental, Social, and Governance (ESG) approach is integrated into each of our eight lines of business and helps define how we pursue growing business opportunities and manage risk. Our management-level Global ESG Committee is comprised of senior executives across every line of business and support function who help guide the company’s efforts and enable ESG progress. The committee identifies and discusses ESG issues material to our business—including our human capital management practices, products and service offerings, client selection, and investments in creating a sustainable global economy. It helps set and monitor our progress against these ESG goals, reports regularly to our Board through the Corporate Governance, ESG, and Sustainability Committee, and oversees disclosure to investors, stakeholders, and clients through annual ESG reporting in our Annual Report and on our company’s website.

In addition, the chair of our Global ESG Committee, Vice Chairman Anne Finucane, and her team engage with consumer advocates, community advisors, and other stakeholders for their advice and guidance in shaping our ESG policies and practices. In 2005, we founded our National Community Advisory Council, a forum for senior leaders from social justice, consumer advocacy, community development, environmental, research, and advocacy organizations, and senior executives to meet with the council at least twice annually for external perspectives on our business policies, practices, and products.

Being a great place to work

Another way we facilitate sustainable Responsible Growth is by being a great place to work. We do this by listening to our employees so that our programs and resources enhance their experience and further their careers with us. We deliver on our commitment to be a great place to work by being an inclusive workplace for our employees around the world, creating opportunities for employees to grow and develop, recognizing and rewarding performance, and supporting employees’ physical, emotional, and financial wellness. Through this lens, we provide compensation, benefits, and resources to employees that reflect our commitment to be a great place to work. This is not only the right thing to do, it is core to achieving Responsible Growth in a sustainable manner.

Our focus on being a great place to work is highlighted in our 2019 Human Capital Management Report (available at https://about.bankofamerica.com/annualmeeting) and has been recognized across the world, including:

FORTUNE. Named as one of the 100 Best Companies to Work For, and as #4 and the only financial services company on the inaugural list of Best Big Companies to Work For	Euromoney. Named World’s Best Bank for Diversity and Inclusion, 2019, 2018 and 2016	Bloomberg Gender Equality Index. Included as a leader in gender equality, 2016-2019	Equileap. Named leading company in U.S. for gender equality in the 2019 U.S. and Global Gender Equity Reports

See “Responsible Growth” on page 32.

(1)

Responsible Growth that is sustainable means (i) we share our success, including through our focus on ESG leadership; (ii) we invest in our talent and capabilities by focusing on continuous improvement through operational excellence; and (iii) we focus on the resources and benefits needed to be a great place to work for our employees.

vi      BANK OF AMERICA

Internet availability of proxy materials

We mailed or emailed to most of our shareholders a Notice of Internet Availability of our proxy materials with instructions on how to access our proxy materials online and how to vote. If you are a registered holder and would like to change the method of delivery of your proxy materials, please contact our transfer agent, Computershare, P.O. Box 505005, Louisville, KY 40233; Toll free: 800-642-9855; or at www.computershare.com/bac. You may do the same as a beneficial owner by contacting the bank, broker, or other nominee where your shares are held.

Proxy statement availability

We are providing or making available this proxy statement to solicit your proxy to vote on the matters presented at our annual meeting. We commenced providing and making available this proxy statement on March 9, 2020. Our Board requests that you submit your proxy by the Internet, telephone, or mail so that your shares will be represented and voted at our annual meeting.

2020 PROXY STATEMENT      1

   Proposal 1: Electing directors

PROPOSAL 1: ELECTING DIRECTORS

Our Board is presenting 17 nominees for election as directors at our annual meeting. All nominees currently serve as directors on our Board. Other than Ms. Denise L. Ramos, who was appointed to our Board in July 2019, all nominees were elected by you at our 2019 annual meeting of shareholders. Each director elected at the meeting will serve until our 2021 annual meeting or until a successor is duly elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.

Nominee	Age(1)	Principal occupation	Director since	Independent	Other U.S.-listed company boards	Committee membership (C = Chair)

Sharon L. Allen	68	Former Chairman, Deloitte LLP	2012	Yes	1	Audit (C) Corporate Governance, ESG, and Sustainability

Susan S. Bies	72	Former Member, Board of Governors of the Federal Reserve System	2009	Yes	None	Corporate Governance, ESG, and Sustainability Enterprise Risk

Jack O. Bovender, Jr.	74	Lead Independent Director, Bank of America Corporation; Former Chairman and CEO, HCA Inc.	2012	Yes	None	None

Frank P. Bramble, Sr.	71	Former Executive Vice Chairman, MBNA Corporation	2006	Yes	None	Corporate Governance, ESG, and Sustainability Enterprise Risk (C)

Pierre J.P. de Weck	69	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG	2013	Yes	None	Compensation and Human Capital Enterprise Risk

Arnold W. Donald	65	President and CEO, Carnival Corporation and Carnival plc	2013	Yes	1	Audit Compensation and Human Capital

Linda P. Hudson	69	Former Chairman and CEO, The Cardea Group, LLC; Former President and CEO, BAE Systems, Inc.	2012	Yes	1	Compensation and Human Capital Enterprise Risk

Monica C. Lozano	63	CEO, College Futures Foundation; Former Chairman, US Hispanic Media Inc.	2006	Yes	1	Compensation and Human Capital (C) Enterprise Risk

Thomas J. May	73	Former Chairman and CEO, Eversource Energy	2004	Yes	1	Corporate Governance, ESG, and Sustainability (C) Enterprise Risk

Brian T. Moynihan	60	Chairman and CEO, Bank of America Corporation	2010	No	None	None

Lionel L. Nowell III	65	Former SVP and Treasurer, PepsiCo, Inc.	2013	Yes	2	Audit Corporate Governance, ESG, and Sustainability

Denise L. Ramos	63	Former CEO, ITT Inc.	2019	Yes	2	Audit Compensation and Human Capital

Clayton S. Rose	61	President, Bowdoin College	2018(2)	Yes	None	Audit Compensation and Human Capital

Michael D. White	68	Former Chairman, President and CEO, DIRECTV	2016	Yes	2	Audit Compensation and Human Capital

Thomas D. Woods	67	Former Vice Chairman and SEVP, Canadian Imperial Bank of Commerce	2016	Yes	None	Corporate Governance, ESG, and Sustainability Enterprise Risk

R. David Yost	72	Former CEO, AmerisourceBergen Corporation	2012	Yes	2	Audit Compensation and Human Capital

Maria T. Zuber	61	Vice President for Research and E.A. Griswold Professor of Geophysics, Massachusetts Institute of Technology	2017	Yes	1	Corporate Governance, ESG, and Sustainability Enterprise Risk

(1)	Age as of annual meeting date.

(2)	Dr. Rose previously served as a member of our Board from 2013 to 2015.

Number of Board and committee meetings held in 2019*

21 Board	14 Audit	7 Compensation and Human Capital	7 Corporate Governance, ESG, and Sustainability	12 Enterprise Risk

*

In addition to the number of formal meetings reflected from time to time the Board and/or its committees also held educational and/or informational sessions. The number of formal Board meetings reflected includes the Board’s stand-alone risk oversight meetings.

2      BANK OF AMERICA

Proposal 1: Electing directors

Identifying and evaluating director candidates

Board composition

Our Board oversees the business and affairs of the company. Our Board provides active and independent oversight of management. To carry out its responsibilities and set the appropriate tone at the top, our Board is keenly focused on the character, integrity, and qualifications of its members, and its leadership structure and composition.

Our Board believes our directors best serve our company and shareholders by possessing high personal integrity and character, demonstrated management and leadership ability, extensive experience within our industry and across sectors, and the ability to exercise their sound and independent judgment in a collegial manner.

Core director attributes

High Personal Integrity
Strong Business Judgment
Demonstrated Achievement in Public or Private Sectors
Proven Leadership and Management Ability
Dedicated—Able to Devote Necessary Time to Oversight Duties and Represent Shareholders’ Interest
Free of Potential Conflicts of Interests
Collegial Manner

Our Board seeks directors whose complementary knowledge, experience, and skills provide a broad range of perspectives and leadership expertise in financial services and other global, highly complex and regulated industries, strategic planning and business development, business operations, marketing and distribution, technology/cybersecurity, risk management and financial controls, human capital management, corporate governance, public policy, and other areas important to our company’s strategy and oversight. Our Board also assesses directors’ age and tenure, and Board continuity; it strives to achieve a balance between the perspectives of new directors and those of longer-serving directors with industry and institutional insights.

Our Board views diversity as a priority and seeks representation across a range of attributes, including gender, race, ethnicity, and professional experience, and regularly assesses our Board’s diversity when identifying and evaluating director candidates. In addition, our Corporate Governance, ESG, and Sustainability Committee follows applicable regulations in confirming that our Board includes members who are independent, possess financial literacy and expertise, and an understanding of risk management principles, policies, and practices, and have experience in identifying, assessing, and managing risk exposures.

Our current Board, composed of the 17 director nominees, reflects the Board’s commitment to identify, evaluate, and nominate candidates who possess personal qualities, qualifications, skills, and diversity of backgrounds, and provide a mix of tenures that, when taken together, best serve our company and our shareholders. See “Our director nominees” on page 5.

Succession planning and the director recruitment process

Our Board regularly reviews and renews its composition. Our Corporate Governance, ESG, and Sustainability Committee is responsible for identifying and recommending director candidates to our Board for nomination using a director selection process that has been reviewed and acknowledged by our primary bank regulators. The Board, in coordination with the Board committees, also regularly considers Board leadership succession planning and committee membership.

2020 PROXY STATEMENT      3

   Proposal 1: Electing directors

Assess. The Committee regularly reviews the mix of individual directors on our Board to assess the overall Board composition. Among other factors, the Committee considers our company’s strategy and needs; our directors’ experiences, gender, race, ethnicity, tenure, and age; and the attributes and qualifications our Board identifies in its self-evaluations to develop criteria for potential candidates and assess whether these attributes and qualifications are additive to our overall Board composition.

To maintain a vibrant mixture of viewpoints and benefit from the fresh perspectives brought by new directors and the institutional knowledge and industry insights of directors having longer experience on our Board, the Committee reviews measures that enhance the Board’s succession planning process, including the appropriate retirement age and related tenure limitations, and ability to commit the time necessary to our company. For additional information on the average tenure of directors serving on our Board and each director’s tenure, see “Our director nominees” on page 5.

Identify. To drive effective Board renewal and director and Board leadership succession planning, the Committee has a regularly recurring agenda item to develop and review a diverse group of potential director candidates. Based on the factors and criteria developed in the assessment phase, the Committee engages third-party search firms to identify potential candidates for review. It considers and provides feedback on the then-current pool of director talent identified by search firms; the search firms periodically update the list of potential director candidates based on Committee and Board input.

In 2019, the Committee continued to develop the pool of potential director candidates using multiple external search firms. In its work with the external search firms, the Committee emphasizes the importance of diversity in its consideration of director candidates. Potential director candidates possess professional experiences and the gender, racial, and ethnic diversity aligned with Committee-specified criteria and with the qualities identified by our Board in recent self-evaluations. See “Board evaluation” on page 20 for additional information on our Board’s self-evaluation process. The Committee also considers candidates proposed by management and our shareholders.

In 2019, Ms. Ramos was identified by an external search firm for inclusion in the pool of potential director candidates, and appointed to the Board following Committee evaluation and nomination.

Evaluate. The Committee has an established process for evaluating director candidates that it follows regardless of who recommends the candidate for consideration. During this process, the Committee reviews available information regarding each candidate, including qualifications, experience, skills, and integrity, as well as race, gender, and ethnicity. The Committee also reviews the candidate’s independence, absence of conflicts, and any reputational risks.

Our Board understands the significant time commitment involved in serving on the Board and its committees. The Committee assesses directors’ time commitment to the Board throughout the year, including through the annual formal self-evaluation process. The Committee evaluates whether candidates and serving directors are able to devote the time necessary to discharge their duties as directors, taking into account primary occupations, memberships on other boards, and other responsibilities. Prior to the annual renomination of currently serving directors, the Committee also assesses these factors. Once elected, directors are expected to seek Committee approval prior to joining the board of another public company. Directors who change principal occupations must offer to resign from the Board, subject to further evaluation by the Committee and the Lead Independent Director.

 Recommend. The Board selected our 17 director nominees based on their satisfaction of the core attributes described on page 20, and the belief that each can make substantial contributions to our Board and company. Our Board believes our nominees’ breadth of experience and their mix of attributes strengthen our Board’s independent leadership and effective oversight of management, in the context of our company’s businesses, our industry’s operating environment, and our company’s long-term strategy.

Director time commitment

Our Corporate Governance, ESG, and Sustainability Committee and Board nominate only candidates who they believe are capable of devoting the necessary time to discharge their duties, taking into account principal occupations, memberships on other boards, attendance at Board and committee meetings, and other responsibilities.

Our Corporate Governance Guidelines limit the maximum number of public company boards on which a director on our Board may serve at four public companies (including our Board), and specify that any public company chief executive officer who serves as a director on our Board may not serve on the boards of more than three public companies (including our Board). All of our directors and director nominees comply with this policy.

Through our Corporate Governance, ESG, and Sustainability Committee, the Board regularly reviews and closely monitors shareholders’ views on the appropriate number of public company boards on which directors may serve.

4      BANK OF AMERICA

Proposal 1: Electing directors

Our director nominees

Our director nominees represent a diverse range of qualifications and skills:

•	They are seasoned leaders who have held an array of diverse leadership positions in complex, highly regulated businesses (including banks and other financial services organizations), and with one of our primary regulators

•	They have served as chief executives and in senior positions in the areas of risk, operations, finance, technology, and human resources

•	They bring deep and diverse experience in public and private companies, financial services, academia, the public sector, nonprofit organizations, and other domestic and international businesses
•	They are experienced in regulated, non-financial services industries and organizations, adding to our Board’s understanding of overseeing a business subject to governmental oversight, and enhancing the diversity of our Board with valuable insights and fresh perspectives that complement those of our directors with specific experience in banking or financial services

•	They represent diverse backgrounds and viewpoints

•	They strengthen our Board’s oversight capabilities by having varied lengths of tenure that provide historical and new perspectives about our company

Director nominee highlights
PEOPLE OF COLOR AND/OR GENDER DIVERSE: REPRESENT A RANGE OF TENURES: PROVIDE INDEPENDENT OVERSIGHT: 16 OF OUR 17 DIRECTORS ARE INDEPENDENT	Audit/Financial Reporting, enabling our directors to oversee our company’s audit function and preparation of financial statements
Consumer, Corporate, Investment Business; Business Development, and Marketing, giving our directors experience across our business and its development
Cybersecurity, Technology, and Information Security, enabling our directors to oversee management’s efforts to maintain our customers’ trust and protect their security information
Environmental, Social, and Governance (ESG), which gives our directors insight into how these principles define how we deliver Responsible Growth

Experience in Complex, Highly Regulated Businesses; Government, Public Policy, and Regulatory Affairs, enabling our directors to have a better understanding of the many factors involved in operating our business and insight into the key role of regulatory issues and government affairs in our business

Financial Services Experience, providing our directors with deep insight into key issues affecting our company and industry
Global Perspective, giving our directors insight into the many factors involved in overseeing management of our company’s global footprint
Human Capital Management and Succession Planning, providing our directors with insight into our focus on robust talent development and our commitment to being a great place to work
Public Company Board Service and Corporate Governance, enabling directors to use their knowledge of public company governance issues and policies to enhance our Board practices
Risk Management, giving our directors the ability to oversee management in its comprehensive and rigorous approach to risk management
Strategic Planning, which enables our directors to oversee management’s development and implementation of strategic priorities

2020 PROXY STATEMENT      5

   Proposal 1: Electing directors

Our Board recommends a vote “for” each of the 17 nominees listed below for election as a director (Proposal 1).

Set forth below are each nominee’s name, age as of our annual meeting date, principal occupation, business experience, and U.S.-listed public company directorships held during the past five years. We also discuss the qualifications, attributes, and skills that led our Board to nominate each for election as a Bank of America director.

Sharon L. Allen	Age: 68	Director since: August 2012
Former Chairman, Deloitte Other U.S.-Listed Company Boards: First Solar, Inc.

Ms. Allen’s responsibility for audit and consulting services in various positions with Deloitte LLP (Deloitte) enables her to bring extensive audit, financial reporting, and corporate governance experience to our Board. Her leadership positions with Deloitte give her broad management experience with large, complex businesses and an international perspective on risk management and strategic planning.

Professional highlights:

•   Served as Chairman of Deloitte, a firm that provides audit, consulting, financial advisory, risk management, and tax services, as the U.S. member firm of Deloitte Touche Tohmatsu Limited from 2003 to 2011

•   Employed at Deloitte for nearly 40 years in various leadership roles, including Partner and Regional Managing Partner, responsible for audit and consulting services for a number of Fortune 500 and large private companies

•   Member of the Global Board of Directors, Chair of the Global Risk Committee, and U.S. Representative on the Global Governance Committee of Deloitte Touche Tohmatsu Limited from 2003 to 2011

•   Member of the Board of Directors of a food and drug retailer seeking to become a public company under the name Albertsons Companies, Inc.

•   Member of the Board of Directors of First Solar, Inc. and its Technology Committee, and Chair of its Audit Committee

Other leadership experience and service:

•   Former Director and Chair of the National Board of Directors of the YMCA of the USA, a leading nonprofit organization for youth development, healthy living, and social responsibility

•   Former Vice Chair of the Board of Trustees of the Autry National Center, the governing body of the Autry Museum of the American West

•   Appointed by President George W. Bush to the President’s Export Council, which advised the President on export enhancement

6      BANK OF AMERICA

   Proposal 1: Electing directors

Susan S. Bies	Age: 72	Director since: June 2009
Former Member, Federal Reserve Board of Governors

Ms. Bies’s role as a member of the Board of Governors of the Federal Reserve System (Federal Reserve Board) and her tenure with First Tennessee National Corporation (First Tennessee) enables her to bring deep experience in risk management, consumer banking, and insights regarding financial regulation to our Board. In particular, Ms. Bies focused on enterprise financial and risk management during her career with First Tennessee and further developed her regulatory expertise by serving on the Financial Accounting Standards Board (FASB) Emerging Issues Task Force. Her experience working at a primary regulator of our industry, along with her other regulatory and public policy experience, gives her unique and valuable perspective relevant to our company’s business, financial performance, and risk oversight. She brings an international perspective through her prior service on the Boards of Directors of Merrill Lynch International (MLI) and of Zurich Insurance Group Ltd. (Zurich Insurance).

Professional highlights:

•   Senior Advisory Board Member to Oliver Wyman Group, a management consulting subsidiary of Marsh & McLennan Companies, Inc., February 2009 to March 2018

•   Member of the Federal Reserve Board from 2001 to 2007, including a role as Chair of the Committee on Supervisory and Regulatory Affairs

•   Represented the Federal Reserve Board on the Financial Stability Board and led the Federal Reserve Board’s efforts to modernize the Basel capital accord

•   Served as a member of the FASB’s Emerging Issues Task Force from 1996 to 2001

•   Served as Executive Vice President of Risk Management, Auditor, Chief Financial Officer, and Chair of the Asset Liability Management and the Executive Risk Management Committees at First Tennessee, a regional bank holding company, between 1979 and 2001

•   Employed at the Federal Reserve Bank of St. Louis as a regional and banking structure economist at the start of her career

•   Served as a director of and former Chair, Risk Committee for Zurich Insurance and as a director of Zurich American Insurance Company, Zurich Insurance’s North American subsidiary

•   Served as Chair of the Board of Directors of MLI from August 2014 to December 2019

Other leadership experience and service:

•   Served in leadership roles in various organizations, including the Committee on Corporate Reporting of the Financial Executives Institute; the End Users of Derivatives Association; the American Bankers Association; and the Bank Administration Institute

•   Served in numerous roles with many professional, academic, civic, and charitable organizations, such as the American Economic Association; Institute of Management Accountants; International Women’s Forum; University of Memphis; Memphis Area Chamber of Commerce; Memphis Youth Initiative; and Memphis Partners

2020 PROXY STATEMENT      7

   Proposal 1: Electing directors

Jack O. Bovender, Jr.	Age: 74	Director since: August 2012
Lead Independent Director, Bank of America Corporation Former Chairman and Chief Executive Officer, HCA

Mr. Bovender’s roles as former Chairman, Chief Executive Officer, President, and Chief Operating Officer of HCA Inc. (HCA) enable him to bring his extensive experience leading a large, regulated, complex business to our Board. Mr. Bovender’s experience with HCA and service on the Board of Trustees of Duke University, including as Chair and as former Chair of its Presidential Search Committee and its Audit Committee, provide him with insight into board leadership, risk management, operational risk, and strategic planning, and valuable perspective on corporate governance issues.

Professional highlights:

•   Chairman and Chief Executive Officer of HCA, the largest investor-owned hospital operator in the U.S. and a Fortune 100 company owning and operating hospitals and surgery centers, from January 2002 to December 2009, and Chief Executive Officer from January 2001 to January 2009

•   During a 32-year tenure at HCA, held several senior-level positions including President and Chief Operating Officer

•   40-year veteran of the healthcare industry starting with hospital administration for the U.S. Navy

Other leadership experience and service:

•   Chair of the Duke University Board of Trustees and chair of the Executive Committee; serves on the Duke University Health System Board; and an Emeritus member of the Board of Visitors at the Duke University Fuqua School of Business

•   Recipient of Duke University’s Distinguished Alumni Award in 2012

•   Served on the Board of Governors of the American College of Healthcare Executives (ACHE); recipient of ACHE’s Gold Medal Award recognizing significant career-long contributions to the healthcare profession

Frank P. Bramble, Sr.	Age: 71	Director since: January 2006
Former Executive Vice Chairman, MBNA Corporation

Mr. Bramble brings broad-ranging financial services experience, international experience, and historical insight to our Board, having held leadership positions at two financial services companies acquired by our company (MBNA Corporation, acquired in 2006, and MNC Financial Inc., acquired in 1993). As a former executive officer of one of the largest credit card issuers in the U.S. and a major regional bank, Mr. Bramble has dealt with a wide range of issues important to our company, including risk management, credit cycles, sales and marketing to consumers, and audit and financial reporting.

Professional highlights:

•   Served as Chairman of the Board of Trustees from July 2014 to June 2016 and Interim President from July 2013 to June 2014 of Calvert Hall College High School in Baltimore, Maryland

•   Served as Executive Vice Chairman from July 2002 to April 2005 and Advisor to the Executive Committee from April 2005 to December 2005 of MBNA Corporation, a financial services company acquired by Bank of America in January 2006

•   Previously served as the Chairman, President, and Chief Executive Officer at Allfirst Financial, Inc., MNC Financial Inc., Maryland National Bank, American Security Bank, and Virginia Federal Savings Bank

•   Served as a member of the Board of Directors, from April 1994 to May 2002, and Chairman, from December 1999 to May 2002, of Allfirst Financial, Inc. and Allfirst Bank, U.S. subsidiaries of Allied Irish Banks, p.l.c.

•   Began his career as an audit clerk at the First National Bank of Maryland

Other leadership experience and service:

•   Emeritus member of the Board of Visitors of Towson University and guest lecturer in business strategy and accounting from 2006 to 2008

8      BANK OF AMERICA

   Proposal 1: Electing directors

Pierre J.P. de Weck	Age: 69	Director since: July 2013
Former Chairman and Global Head of Private Wealth Management, Deutsche Bank

Mr. de Weck’s experience as an executive with UBS AG (UBS) and Deutsche Bank AG (Deutsche Bank) enables him to bring extensive knowledge of the global financial services industry to our Board. As a former Chairman and Global Head of Private Wealth Management and member of the Group Executive Committee of Deutsche Bank, Mr. de Weck has broad experience in risk management and strategic planning and brings a valuable international perspective to our company’s business activities, including through his service on the Board of Directors of MLI and BofA Securities Europe S.A. (BofASE), our French broker-dealer subsidiary. Mr. de Weck’s service as Chief Credit Officer of UBS provides him with further credit risk management experience.

Professional highlights:

•   Served as the Chairman and Global Head of Private Wealth Management and as a member of the Group Executive Committee of Deutsche Bank from 2002 to May 2012

•   Served on the Management Board of UBS from 1994 to 2001; as Head of Institutional Banking from 1994 to 1997; as Chief Credit Officer and Head of Private Equity from 1998 to 1999; and as Head of Private Equity from 2000 to 2001

•   Held various senior management positions at Union Bank of Switzerland, a predecessor firm of UBS, from 1985 to 1994

•   Currently serves as Chair of the Board of Directors of MLI (and previously chair of the MLI Board’s Risk Committee), and as Chair of the Board of Directors of BofASE.

Arnold W. Donald	Age: 65	Director since: January 2013
President and Chief Executive Officer, Carnival Other U.S.-Listed Company Boards: Carnival Past Five Years: Crown Holdings, Inc.

Mr. Donald’s roles as President and Chief Executive Officer of Carnival Corporation and Carnival plc (Carnival), as a former senior executive at Monsanto Company (Monsanto), and as the former Chairman and Chief Executive Officer of Merisant Company (Merisant), enable him to bring his extensive experience in strategic planning and operations in regulated, consumer, retail, and distribution businesses to our Board. His board service with public companies gives him experience with risk management, global operations, and regulated businesses. His experience heading The Executive Leadership Council and the Juvenile Diabetes Research Foundation International gives him a distinct perspective on governance matters, social responsibility, and diversity.

Professional highlights:

•   President and Chief Executive Officer of Carnival, a cruise and vacation company, since July 2013

•   Served as President and Chief Executive Officer from November 2010 to June 2012 of The Executive Leadership Council, a nonprofit organization providing a professional network and business forum to African-American executives at major U.S. companies

•   President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International from January 2006 to February 2008

•   Served as Chairman and Chief Executive Officer of Merisant from 2000 to 2003, a privately-held global manufacturer of tabletop sweeteners, and remained as Chairman until 2005

•   Joined Monsanto in 1977 and held several senior leadership positions with global responsibilities, including President of its Agricultural Group and President of its Nutrition and Consumer Sector, over a more than 20-year tenure

•   Served as a member of the Board of Directors of Crown Holdings, Inc. and member of its Compensation Committee

Other leadership experience and service:

•   Appointed by President Clinton and re-appointed by President George W. Bush to the President’s Export Council

2020 PROXY STATEMENT      9

   Proposal 1: Electing directors

Linda P. Hudson	Age: 69	Director since: August 2012

Former Executive Officer, The Cardea Group,
LLC

Former President and Chief Executive Officer, BAE

Other U.S.-Listed Company Boards:

Trane Technologies plc (formerly, Ingersoll-Rand plc)

Past Five Years: The Southern Company

Ms. Hudson’s role as a former President and Chief Executive Officer of BAE Systems, Inc. (BAE) enables her to bring her broad experience in strategic planning and risk management to our Board. Further, with her service as an executive director of BAE Systems plc (BAE Systems), Ms. Hudson’s background provides her with international perspective, geopolitical insights, and experience as a leader of a large, international, highly regulated, complex business. Ms. Hudson’s career in the defense and aerospace industry gives her knowledge of technology risks such as cybersecurity risk.

Professional highlights:

•   Chairman and Chief Executive Officer of The Cardea Group, LLC, a management consulting business, May 2014 to January 2020

•   Served as CEO Emeritus of BAE, a U.S.-based subsidiary of BAE Systems, a global defense, aerospace, and security company headquartered in London, from February 2014 to May 2014, and as President and Chief Executive Officer of BAE from October 2009 until January 2014

•   Served as President of BAE Systems’ Land and Armaments operating group, the world’s largest military vehicle and equipment business, from October 2006 to October 2009

•   Prior to joining BAE, served as Vice President of General Dynamics Corporation and President of its Armament and Technical Products business; held various positions in engineering, production operations, program management, and business development for defense and aerospace companies

•   Served as a member of the Executive Committee and as an executive director of BAE Systems from 2009 until January 2014 and as a member of the Board of Directors of BAE from 2009 to April 2015.

•   Served as a member of the Board of Directors of The Southern Company and its Nominating, Governance and Corporate Responsibility and Operations, Environmental and Safety Committees from 2014 to July 2018

•   Member of the Board of Directors of Trane Technologies plc (formerly, Ingersoll-Rand plc) and its Compensation, Corporate Governance and Nominating, and Technology and Innovation Committees

Other leadership experience and service:

•   Member of the Board of Directors of the University of Florida Foundation, Inc. and the University of Florida Engineering Leadership Institute, and a former member of the Charlotte Center Executive Board for the Wake Forest University School of Business and of the Board of Trustees of Discovery Place, a nonprofit education organization dedicated to inspiring exploration of the natural and social world

•   Elected member to the National Academy of Engineering, one of the highest professional honors accorded an engineer

10      BANK OF AMERICA

   Proposal 1: Electing directors

Monica C. Lozano	Age: 63	Director since: April 2006
Chief Executive Officer, College Futures Foundation Former Chairman, US Hispanic Media Inc. Other U.S.-Listed Company Boards: Target Corporation Past Five Years: The Walt Disney Company

Ms. Lozano’s roles as the Chief Executive Officer of College Futures Foundation, a charitable foundation working to increase the rate of college graduation for low-income California students, and as the former Chairman and Chief Executive Officer of ImpreMedia LLC (ImpreMedia), a leading Hispanic news and information company, enable her to bring her experience in broad leadership management over areas such as operations, marketing, and strategic planning to our Board. Ms. Lozano has a deep understanding of issues that are important to the Hispanic community, a growing U.S. demographic. Her public company board service for Target Corporation, her past public company board service for The Walt Disney Corporation, and her past roles with the University of California and the University of Southern California give her board-level experience overseeing large organizations with diversified operations on matters such as governance, executive compensation, risk management, and financial reporting. Ms. Lozano’s experience as a member of President Obama’s Council on Jobs and Competitiveness also provided her with valuable perspective on important public policy, societal, and economic issues relevant to our company.

Professional highlights:

•   Chief Executive Officer of College Futures Foundations since December 2017. College Futures Foundation is a charitable foundation focused on increasing the rate of bachelor’s degree completion among California student populations who are low-income and have had a historically low college success rate

•   Served as Chair of the Board of Directors of U.S. Hispanic Media Inc., the parent company of ImpreMedia, a leading Hispanic news and information company, from June 2014 to January 2016

•   Served as Chairman of ImpreMedia from July 2012 to January 2016, Chief Executive Officer from May 2010 to May 2014, and Senior Vice President from January 2004 to May 2010

•   Served as Publisher of La Opinión, a subsidiary of ImpreMedia and the leading Spanish-language daily print and online newspaper in the U.S., from 2004 to May 2014, and Chief Executive Officer from 2004 to July 2012

•   Member of the Board of Directors of Target Corporation and its Audit and Finance Committee, and Nominating and Governance Committee

Other leadership experience and service:

•   Served as a member of President Obama’s Council on Jobs and Competitiveness from 2011 to 2012 and served on President Obama’s Economic Recovery Advisory Board from 2009 to 2011

•   Currently serves as Chair of the Board of Directors of the Weingart Foundation; served as the Chair of the Board of Regents of the University of California, as a member of the Board of Trustees of The Rockefeller Foundation, as a member of the Board of Trustees of the University of Southern California, and as a member of the State of California Commission on the 21st Century Economy

2020 PROXY STATEMENT      11

   Proposal 1: Electing directors

Thomas J. May	Age: 73	Director since: April 2004
Former Chairman, President, and Chief Executive Officer, Eversource Energy Other U.S.-Listed Company Boards: Past Five Years: Viacom Inc.; Eversource Energy

Mr. May’s roles as former Chairman, President, and Chief Executive Officer of Eversource Energy enable him to bring his extensive experience with regulated businesses, operations, risk management, business development, strategic planning, board leadership, and corporate governance matters to our Board and gives him insight into the issues facing our company’s businesses. Having experience as a Certified Public Accountant, Mr. May brings extensive accounting and financial skills, and a professional perspective on financial reporting and enterprise and operational risk management.

Professional highlights:

•   Served as Chairman of the Board of Trustees of Eversource Energy, one of the nation’s largest utilities, from October 2013 to May 2017

•   Served as President and Chief Executive Officer of Eversource Energy from April 2012 until retirement in May 2016

•   Served as Chairman and Chief Executive Officer of NSTAR, which merged with Northeast Utilities (now Eversource Energy), from 1999 to April 2012, and was President from 2002 to April 2012; also served as Chief Financial Officer and Chief Operating Officer at NSTAR

•   Served as the non-executive Chairman of the Board of Directors of Viacom Inc.

•   Member of the Board of Directors of Liberty Mutual Holding Company, Inc.

Brian T. Moynihan	Age: 60	Director since: January 2010
Chairman of the Board and Chief Executive Officer, Bank of America Corporation

As our Chief Executive Officer, Mr. Moynihan conceived of and leads our approach to Responsible Growth, based on driving a straightforward business model serving three customer and client groups with core financial services, which has delivered record earnings and significant capital return to shareholders. Mr. Moynihan has demonstrated leadership qualities, management capability, knowledge of our business and industry, and a long-term strategic perspective. In addition, he has many years of international and domestic financial services experience, including wholesale and retail businesses.

Professional highlights:

•   Appointed Chairman of the Board of Directors of Bank of America Corporation in October 2014 and President and Chief Executive Officer in January 2010. Prior to becoming Chief Executive Officer, Mr. Moynihan ran each of the company’s operating units

•   Chairman of the Board of Directors of Bank Policy Institute; prior Chairman of Financial Services Forum; member (and prior Chairman) of the Supervisory Board of The Clearing House Association L.L.C.; member of Business Roundtable; Chairman of the World Economic Forum’s International Business Council; President of the Federal Advisory Council of the Federal Reserve Board

•   Member of Board of Fellows of Brown University; member of Advisory Council of Smithsonian’s National Museum of African American History and Culture; Chairman of Charlotte Executive Leadership Council

12      BANK OF AMERICA

   Proposal 1: Electing directors

Lionel L. Nowell III	Age: 65	Director since: January 2013

Former Senior Vice President and Treasurer, PepsiCo, Inc.

Other U.S.-Listed Company Boards:

American Electric Power Company, Inc. (through April 2020);

Ecolab Inc.; Textron Inc.

Past Five Years:

British American
Tobacco p.l.c.;

HD Supply Holdings, Inc.; Reynolds American, Inc.; Darden Restaurants, Inc.

Mr. Nowell’s role as former Treasurer of PepsiCo, Inc. (Pepsi) enables him to bring his strong financial expertise and extensive global perspective in risk management and strategic planning to our Board. Through his public company board service, he has experience in governance, financial reporting, accounting of large international and regulated businesses, and board leadership. Mr. Nowell’s membership on the advisory council at a large, public university provides him with further experience with the oversight of large, complex organizations.

Professional highlights:

•   Served as Senior Vice President and Treasurer of Pepsi, a leading global food, snack, and beverage company, from 2001 to May 2009, and as Chief Financial Officer of The Pepsi Bottling Group and Controller of Pepsi

•   Served as Senior Vice President, Strategy and Business Development at RJR Nabisco, Inc. from 1998 to 1999

•   Held various senior financial roles at the Pillsbury division of Diageo plc, including Chief Financial Officer of its Pillsbury North America, Pillsbury Foodservice, and Häagen-Dazs divisions, and also served as Controller and Vice President of Internal Audit of the Pillsbury Company

•   Member of the Board of Directors of American Electric Power Company, Inc. through April 2020, and its Committee on Directors & Corporate Governance, Executive Committee, Finance Committee, and Policy Committee; member of the Board of Directors of Ecolab Inc. and its Audit Committee and Finance Committee; member of the Board of Directors of Textron Inc. and its Audit and Nominating and Governance Committees

Other leadership experience and service:

•   Currently serves on the Dean’s Advisory Council at The Ohio State University Fisher College of Business

•   Served as Lead Director of the Board of Directors of Reynolds American, Inc. from January 2017 to July 2017 and as a Board member from September 2007 to July 2017

Denise L. Ramos	Age: 63	Director since: July 2019
Former Chief Executive Officer and President, ITT Inc. Other U.S.-Listed Company Boards: Phillips 66; United Technologies Corporation Past Five Years: ITT Inc.; Praxair, Inc.

Ms. Ramos’s role as former Chief Executive Officer of ITT Inc. (ITT) enables her to bring senior leadership experience to our Board. Further, with her service as Chief Financial Officer at ITT, Furniture Brands International, and the U.S. KFC division of Yum! Brands, Ms. Ramos’ background provides her with financial expertise and extensive strategic planning experience. Ms. Ramos’ public company board service provides her with experience in governance and insight into key issues facing public corporations.

Professional highlights:

•   Former Chief Executive Officer and President of ITT, a diversified manufacturer of critical components and customized technology solutions, from 2011 to 2019; Senior Vice President and Chief Financial Officer of ITT from 2007 to 2011

•   Served as Chief Financial Officer for Furniture Brands International, a former home furnishings company, from 2005 to 2007

•   Served in various roles at Yum! Brands Inc., an American fast-food company, from 2000 to 2005, including Chief Financial Officer of the U.S. Division of KFC Corporation and as Senior Vice President and Treasurer

•   Began her career at Atlantic Richfield Company, where she spent 21 years in a number of finance positions

•   Member of the Board of Directors of Phillips 66 and its Audit and Finance, Nominating and Governance, and Public Policy Committees; Member of the Board of Directors of United Technologies Corporation and its Audit and Compensation Committees

2020 PROXY STATEMENT      13

   Proposal 1: Electing directors

Clayton S. Rose	Age: 61	Director since: October 2018
President, Bowdoin College Other U.S.-Listed Company Boards: Past Five Years: XL Group, plc; Bank of America Corporation (2013-2015)

Dr. Rose’s service as a senior executive at JPMorgan Chase & Co. and predecessor company J.P. Morgan & Co. (collectively, JPMorgan Chase), including leadership positions in investment banking, equities, securities, derivatives, and corporate finance businesses enables him to bring deep financial, international, and leadership experience to our Board, in addition to broad experience in risk management and strategy with a financial services company. Dr. Rose’s service as President of Bowdoin College and as professor at the Harvard Business School has provided him with opportunities to lead a large and complex organization and to research and analyze current issues in the financial services industry, giving him a valuable and unique perspective on our company’s businesses. Dr. Rose’s extensive financial industry board service gives him further insight into key issues facing financial institutions.

Professional highlights:

•   President of Bowdoin College, 2015 to present

•   Held various other roles in academia, including Professor of Management Practice at Harvard Business School

•   Served as Vice Chairman, headed two lines of business–Global Investment Banking and Global Equities–and was a member of JPMorgan Chase’s senior management team during his approximately 20-year tenure at JPMorgan Chase

•   Served as a member of the Boards of Directors of XL Group, plc, Federal Home Loan Mortgage Corporation (Freddie Mac), and Mercantile Bankshares Corp.

Other leadership experience and service:

•   Currently serves on the Board of Trustees for the Howard Hughes Medical Institute and chairs its Audit and Compensation Committee

•   Served on the company’s Board of Directors from 2013 to 2015

Michael D. White	Age: 68	Director since: June 2016
Former Chairman, President, and Chief Executive Officer of DIRECTV Other U.S.-Listed Company Boards: Kimberly-Clark Corporation; Whirlpool Corporation Past Five Years: DIRECTV

Mr. White’s roles as the former Chief Executive Officer and Chairman of the Board of Directors of DIRECTV enable him to bring his experience in technology, consumer businesses, and financial expertise to our Board. Mr. White has experience leading a large and highly regulated business. Through his position as Chief Executive Officer of PepsiCo International, Mr. White has international experience as well as broad knowledge of retail and distribution issues. Through his service on public company boards, he has board-level experience overseeing large, complex public companies in various industries, which provides him with valuable insights on the compensation practices and accounting of large, international businesses.

Professional highlights:

•   Served as Chairman, President and Chief Executive Officer of DIRECTV, a leading provider of digital television entertainment services, from January 2010 to August 2015, and as a Director of the company from November 2009 until August 2015

•   Chief Executive Officer of PepsiCo International from February 2003 until November 2009; and served as Vice Chairman and director of PepsiCo from March 2006 to November 2009, after holding positions of increasing importance with PepsiCo since 1990

•   Served as Senior Vice President at Avon Products, Inc.

•   Served as a Management Consultant at Bain & Company and Arthur Andersen & Co.

•   Member of the Board of Directors of Kimberly-Clark Corporation, Chair of its Audit Committee, and member of its Executive Committee; Member of the Board of Directors of Whirlpool Corporation, Chair of its Audit Committee, and member of its Corporate Governance and Nominating Committee

Other leadership experience and service:

•   Member of the Boston College Board of Trustees

•   Vice Chairman of The Partnership to End Addiction and Vice-Chairman of the Mariinsky Foundation of America, which supports the Mariinsky Opera, Ballet, and Orchestra and the Academy for young singers and the young musicians’ orchestra

14      BANK OF AMERICA

   Proposal 1: Electing directors

Thomas D. Woods	Age: 67	Director since: April 2016
Former Vice Chairman and Senior Executive Vice President of CIBC Former Chairman, Hydro One Limited

Mr. Woods’s career at Canadian Imperial Bank of Commerce (CIBC) enables him to bring his deep experience in risk management, corporate strategy, finance, and the corporate and investment banking businesses to our Board. As Senior Executive Vice President and Chief Risk Officer of CIBC during the financial crisis, Mr. Woods focused on risk management and CIBC’s risk culture. Mr. Woods chaired CIBC’s Asset Liability Committee, served as CIBC’s lead liaison with regulators, and was an active member of CIBC’s business strategy group.

Professional highlights:

•   Served as Vice Chairman and Senior Executive Vice President of CIBC, a leading Canada-based global financial institution, from July 2013 until his retirement in December 2014

•   Served as Senior Executive Vice President and Chief Risk Officer of CIBC from 2008 to July 2013, and Senior Executive Vice President and Chief Financial Officer of CIBC from 2000 to 2008

•   Employed at Wood Gundy, a CIBC predecessor firm, starting in 1977; served in various senior leadership positions, including as Controller of CIBC, as Chief Financial Officer of CIBC World Markets (CIBC’s investment banking division), and as the Head of CIBC’s Canadian Corporate Banking division

•   Member of the Board of Directors of MLI and chair of its Risk Committee (subject to U.K. regulatory approval)

Other leadership experience and service:

•   Currently serves as a member of the Board of Directors of Alberta Investment Management Corporation, a Canadian institutional investment fund manager, and on the investment advisory committee of Cordiant Capital Inc., a fund manager specializing in emerging markets

•   Served as Chair of the Board of Directors of Hydro One Limited, an electricity transmission and distribution company serving the Canadian province of Ontario, and publicly traded and listed on the Toronto Stock Exchange, from August 2018 to July 2019

•   Former member of the Board of Directors of Jarislowsky Fraser Limited, a global investment management firm, from 2016 to 2018, former member of the Boards of Directors of DBRS Limited and DBRS, Inc., an international credit rating agency, from 2015 to 2016, and former member of the Board of Directors of TMX Group Inc., a Canada-based financial services company, from 2012 to 2014

•   Currently serves on the board of advisors of the University of Toronto’s Department of Mechanical and Industrial Engineering

R. David Yost	Age: 72	Director since: August 2012
Former Chief Executive Officer, AmerisourceBergen Other U.S.-Listed Company Boards: Johnson Controls International plc; Marsh & McLennan Companies, Inc. Past Five Years: Exelis Inc.

Mr. Yost’s roles as the former Chief Executive Officer of AmerisourceBergen Corporation (AmerisourceBergen) and its predecessor company enable him to bring his broad experience in strategic planning, risk management, and operational risk to our Board. In addition, Mr. Yost has experience leading a large, complex business. Through his service on public company boards, he has board-level experience overseeing large, complex public companies in various industries, which provides him with valuable insights on corporate governance and risk management.

Professional highlights:

•   Served as Chief Executive Officer of AmerisourceBergen, a pharmaceutical services company providing drug distribution and related services to healthcare providers and pharmaceutical manufacturers, from 2001 until his retirement in July 2011, and as President from 2001 to 2002 and again from September 2007 to November 2010

•   Held various positions at AmerisourceBergen and its predecessor companies during a nearly 40-year career, including Chief Executive Officer from 1997 to 2001 and Chairman from 2000 to 2001 of Amerisource Health Corporation

•   Member of the Board of Directors of Johnson Controls International plc and its Corporate Governance Committee; Member of the Board of Directors of Marsh & McLennan Companies, Inc., and its Compensation Committee, Directors and Governance Committee, and Finance Committee

2020 PROXY STATEMENT      15

   Proposal 1: Electing directors

Maria T. Zuber	Age: 61	Director since: December 2017
Vice President for Research and E. A. Griswold Professor of Geophysics, MIT Other U.S.-Listed Company Boards: Textron Inc.

In her role as Vice President for Research at Massachusetts Institute of Technology (MIT), Dr. Zuber oversees multiple laboratories and research centers and is also responsible for intellectual property and research integrity and compliance, as well as research relationships with the federal government. Dr. Zuber’s role as Senior Research Scientist and experiences in leadership roles on nine space exploratory missions with the National Aeronautics and Space Administration (NASA) enable her to bring a breadth of risk management, geopolitical insights, and strategic planning proficiencies to our Board.

Professional highlights:

•   Vice President for Research at MIT, a leading research institution, since 2013

•   Senior Research Scientist at NASA since 2010, serving in 2012 as Principal Investigator of the Gravity Recovery and Interior Laboratory, or GRAIL, mission, which was designed to create the most accurate gravitational map of the moon to date and give scientists insight into the moon’s internal structure, composition, and evolution

•   Served as a Professor at MIT since 1995, and was Head of the Earth, Atmospheric, and Planetary Sciences Department from 2003 to 2011

•   Served as Scientist at NASA from 1993 to 2010, and as a Geophysicist from 1986 to 1992

•   Member of the Board of Directors of Textron Inc. and its Nominating and Corporate Governance, and Organization and Compensation Committees

Other leadership experience and service:

•   Appointed by President Obama in 2013 and reappointed by President Trump in 2018 to the National Science Board, a 25-member panel that serves as the governing board of the National Science Foundation and as advisors to the President and Congress on policy matters relating to science and engineering; served as Board Chair from 2016 to 2018

•   Currently serves as a member of the Board of Directors and Executive Committee of The Massachusetts Green High Performance Computing Center, a joint venture by Massachusetts universities, which provides infrastructure for computationally intensive research

•   Currently serves on the Board of Fellows of Brown University

Communicating with our Board

Shareholders and other parties may communicate with our Board, any director (including our Chairman of the Board or Lead Independent Director), independent members of our Board as a group, or any committee. Depending on the nature of the communication, the correspondence either will be forwarded to the director(s) named or the matters will be presented periodically to our Board. The Corporate Secretary or the secretary of the designated committee may sort or summarize the communications as appropriate. Communications that are personal grievances, commercial solicitations, customer complaints, incoherent, or obscene will not be communicated to our Board or any director or committee of our Board.

Any shareholder who wishes to recommend a director candidate for consideration by our Corporate Governance, ESG, and Sustainability Committee must submit a written recommendation to our Corporate Secretary. For our 2021 annual meeting of shareholders, the Committee will consider recommendations received by October 15, 2020. The recommendation must include the information set forth in our Corporate Governance Guidelines. See page 28 for information on how to obtain a copy of our Corporate Governance Guidelines.

Communications should be addressed to our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255. For further information, refer to the “Contact the Board of Directors” section under the heading “Corporate Governance—Officers and Directors” on our website at http://investor.bankofamerica.com.

16      BANK OF AMERICA

   Corporate governance

CORPORATE GOVERNANCE

Our Board of Directors

Our Board and its committees oversee:

•	Management’s development and implementation of a multi-year strategic business plan and an annual financial operating plan, and our progress meeting these strategic and financial plans

•	Management’s identification, measurement, monitoring, and control of our company’s material risks, including operational (including conduct, model, and cyber risks), credit, market, liquidity, compliance, strategic, and reputational risks

•	Our company’s maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business

•	Our corporate audit function, our independent registered public accounting firm, and the integrity of our consolidated financial statements

•	Our company’s establishment, maintenance, and administration of appropriately designed compensation programs and plans

Our Board and its committees are also responsible for:

•	Reviewing, monitoring, and approving succession plans for our Board’s Chairman and Lead Independent Director, and for our CEO and other key executives to promote senior management continuity

•	Conducting an annual, formal self-evaluation of our Board and its committees

•	Identifying and evaluating director candidates, and nominating qualified individuals for election to serve on our Board

•	Reviewing our CEO’s performance and approving the total annual compensation for our CEO and other executive officers

•	Reviewing our environmental, social, and governance (ESG) initiatives, including our human capital management policies and practices

•	Overseeing and participating in our shareholder engagement activities to ascertain perspectives and topics of interest from our shareholders

Director independence

The New York Stock Exchange (NYSE) listing standards require a majority of our directors and each member of our Audit Committee, Compensation and Human Capital Committee, and Corporate Governance, ESG, and Sustainability Committee to be independent. The Federal Reserve Board’s Enhanced Prudential Standards require the chair of our Enterprise Risk Committee to be independent. In addition, our Corporate Governance Guidelines require a substantial majority of our directors to be independent. Our Board has adopted Director Independence Categorical Standards (Categorical Standards), published on our website at http://investor.bankofamerica.com, to assist it in determining each director’s independence. Our Board considers directors or director nominees “independent” if they meet the criteria for independence in both the NYSE listing standards and our Categorical Standards.

In early 2019, our Board, in coordination with our Corporate Governance, ESG, and Sustainability Committee, evaluated the relevant relationships between each director/director nominee (and his or her immediate family members and affiliates) and Bank of America Corporation and its subsidiaries and affirmatively determined that all of our directors/director nominees are independent, except for Mr. Moynihan due to his employment by our company. Specifically, the following 16 of our 17 directors/director nominees are independent under the NYSE listing standards and our Categorical Standards: Ms. Allen, Ms. Bies, Mr. Bovender, Mr. Bramble, Mr. de Weck, Mr. Donald, Ms. Hudson, Ms. Lozano, Mr. May, Mr. Nowell, Ms. Ramos, Dr. Rose, Mr. White, Mr. Woods, Mr. Yost, and Dr. Zuber.

In making its independence determinations, our Board considered the following ordinary course, non-preferential relationships that existed during the preceding three years and those transactions reported under “Related person and certain other transactions” on page 40, and determined that none of the relationships constituted a material relationship between the director/director nominee and our company:

•

Our company or its subsidiaries provided ordinary course financial products and services to all of our directors/director nominees, some of their immediate family members, and entities affiliated with some of them or their immediate family members (Mr. de Weck, Mr. Donald, Mr. May, and Dr. Rose). In each case, the fees we received for these products and services were below the thresholds of the NYSE listing standards and our Categorical Standards, and, where applicable, were less than 2% of the consolidated gross annual revenues of our company and of the other entity.

•

Our company or its subsidiaries purchased products or services in the ordinary course from entities where some of our directors/director nominees are executive officers or employees or their immediate family members serve or served in the past three years as executive officers (Mr. Donald, Mr. May, Dr. Rose, and Mr. Woods). In each case, the fees paid to each of these entities were below the thresholds of the NYSE listing standards and our Categorical Standards.

2020 PROXY STATEMENT      17

   Corporate governance

Independent board leadership

Our Board is committed to objective, independent leadership for our Board and each of its committees. Our Board views the active, objective, independent oversight of management as central to effective Board governance, to serving the best interests of our company and our shareholders, and to executing our strategic objectives and creating long-term value. This commitment is reflected in our company’s governing documents, including our Bylaws, our Corporate Governance Guidelines, and the governing documents of each of the Board’s committees.

Our Board leadership structure

Our Board believes that its optimal leadership structure may change over time to reflect our company’s evolving needs, strategy, and operating environment; changes in our Board’s composition and leadership needs; and other factors, including the perspectives of shareholders and other stakeholders. In accordance with a 2014 amendment to our Bylaws, which our shareholders ratified at a special meeting in 2015, our Board has the flexibility to determine the Board leadership structure best suited to the needs and circumstances of our company and our Board. Our shareholders reaffirmed their support for allowing this flexibility by voting against shareholder proposals seeking Bylaw amendments requiring an independent Chairman at each of our 2017 and 2018 annual meetings of shareholders. At least annually, our Board, in coordination with our Corporate Governance, ESG, and Sustainability Committee, deliberates on and discusses the appropriate Board leadership structure, including the considerations described above.

Under our Board’s current leadership structure, we have a Chairman and a Lead Independent Director. Our Lead Independent Director is empowered with, and exercises, robust, well-defined duties. Our Board is composed of experienced and committed independent directors (with all non-management nominees being independent). Our Board committees have objective, experienced chairs and members. All our directors are required to stand for election annually. Our Board, under leadership of the Lead Independent Director, is committed to engaging with shareholders and other stakeholders. Our Board believes that these factors, taken together, provide for objective, independent Board leadership, effective engagement with and oversight of management, and a voice independent from management and accountable to shareholders and other stakeholders.

Our Board, through its annual assessment, with input from shareholders, believes that the existing structure, with Mr. Moynihan as Chairman and Mr. Bovender as Lead Independent Director, continues to be the optimal leadership framework at this time. As a highly regulated global financial services company, we and our shareholders benefit from an executive Chairman with deep experience and leadership in and knowledge of the financial services industry, our company, its businesses, and our focus on Responsible Growth. We and our shareholders also benefit from a Lead Independent Director who is empowered with, and exercises, robust, well-defined duties (see next page for a list of the duties); who is highly engaged and holds regular meetings with our primary regulators, our independent directors, and our CEO and other management members, and plays a leading role in our shareholder engagement process (see page 29).

Our Lead Independent Director, together with the other independent directors, exemplifies objective independent Board leadership, and effectively engages and oversees management. The Lead Independent Director is joined by experienced, independent Board members and a Chairman who, as CEO, serves as the primary voice to articulate our long-term strategy and our Responsible Growth. The independent directors provide objective oversight of management, review the CEO’s performance and approve CEO compensation, help to establish the long-term strategy and regularly assess its effectiveness, and serve the best interests of our company and our shareholders by overseeing management’s work to create long-term value.

Highly engaged Lead Independent Director
The formalized list of duties of the Lead Independent Director does not fully capture Mr. Bovender’s active role in serving as our Board’s independent leader. Among other things, Mr. Bovender:

•  Holds quarterly calls with our primary bank regulators to discuss any issues of concern

•  Regularly speaks with our CEO and holds bi-weekly calls to discuss Board meeting agendas and discussion topics, schedules, and other Board governance matters

•  Attends meetings of all of the Board committees

•  Speaks with each Board member at least quarterly to receive input on Board agendas, Board effectiveness, Board planning matters, and other related topics of management oversight

•  Meets at least quarterly with management members, including: the Chief Administrative Officer; Chief Financial Officer; Chief Risk Officer; Chief Human Resources Officer; and Global Compliance, Operational Risk, Reputational Risk and Control Function Risk Executive

•  Plays a leading role in our shareholder engagement process, representing our Board and independent directors in investor meetings. In 2019 and in early 2020, Mr. Bovender met with many of our largest shareholders and other stakeholders, often in person, and in aggregate, personally met with investors who own approximately 28% of all outstanding shares

18      BANK OF AMERICA

   Corporate governance

Board leadership succession planning

Our Corporate Governance Guidelines include an emergency succession plan for our Lead Independent Director and Board Chairman that provides for an orderly, interim succession process in the event of extraordinary circumstances. In addition, our Corporate Governance, ESG, and Sustainability Committee has a process for implementing an orderly independent director leadership transition for our Lead Independent Director. Our Corporate Governance Guidelines provide that an individual who would be age 75 at the time of election shall not be nominated for initial election to the Board, however the Board may approve the nomination for reelection of a director who would be age 75 at the time of election, if, in light of all the circumstances, the Board determines that it is in the best interests of the Corporation and its shareholders. Mr. Bovender will reach age 75 prior to the 2021 annual meeting of shareholders, and therefore is expected to retire from our Board as of that meeting. In anticipation of his retirement and in order to assure an orderly transition, our Corporate Governance, ESG, and Sustainability Committee has devoted and is expected to continue to devote considerable time and attention to succession planning for the Lead Independent Director role. The Committee takes into account a number of factors during the planning process, including key skills and competencies of the Lead Independent Director position, professional and personal attributes believed to be necessary to successfully act as Lead Independent Director, and other factors the Committee will deem to be relevant to recommending a successor to the independent directors for their consideration.

Well-defined duties of our Lead Independent Director

Board leadership

•  Presiding at all meetings of our Board at which the Chairman is not present, including at executive sessions of the independent directors

•  Calling meetings of the independent directors, as appropriate

•  If our CEO is also Chairman, providing Board leadership if the CEO/Chairman’s role may be (or may be perceived to be) in conflict

Board focus

•  Board focus: In consultation with our Board and executive management, providing that our Board focuses on key issues and tasks facing our company, and on topics of interest to our Board

•  Corporate governance: Assisting our Board, our Corporate Governance, ESG, and Sustainability Committee, and management in complying with our Corporate Governance Guidelines and promoting corporate governance best practices

•  CEO performance review and succession planning: Working with our Corporate Governance, ESG, and Sustainability Committee, our Compensation and Human Capital Committee, and members of our Board, contributing to the annual performance review of the CEO and participating in CEO succession planning

Board meetings

•  In coordination with the CEO and the other members of our Board, planning, reviewing, and approving meeting agendas for our Board

•  In coordination with the CEO and the other members of our Board, approving meeting schedules to provide for sufficient time for discussion of all agenda items

•  Advising the CEO of the information needs of our Board and approving information sent to our Board

•  Developing topics of discussion for executive sessions of our Board

Board culture

•  Serving as a liaison between the CEO and the independent directors

•  Establishing a close relationship and trust with the CEO, providing support, advice, and feedback from our Board while respecting executive responsibility

•  Acting as a “sounding board” and advisor to the CEO

Board performance and development

•  Board performance: Together with the CEO and the other members of our Board, promoting the efficient and effective performance and functioning of our Board

•  Board evaluation: Consulting with our Corporate Governance, ESG, and Sustainability Committee on our Board’s annual self-evaluation

•  Director development: Providing guidance on the ongoing development of directors

•  Director assessment/nomination: With our Corporate Governance, ESG, and Sustainability Committee and the CEO, consulting in the identification and evaluation of director candidates’ qualifications (including candidates recommended by directors, management, third-party search firms, and shareholders) and consulting on committee membership and committee chairs

Shareholders and other stakeholders

•  Being available for consultation and direct communication, to the extent requested by major shareholders

•  Having regular communication with primary bank regulators (with or without management present) to discuss the appropriateness of our Board’s oversight of management and our company

2020 PROXY STATEMENT      19

   Corporate governance

Board evaluation

Our Board and our Board Committees continuously evaluate their own effectiveness throughout the year. The evaluation is a multi-faceted process that includes quarterly one-on-one discussions with our Lead Independent Director, individual director input on Board and committee meeting topical agenda subjects, executive sessions without management present, periodic input to our CEO and senior management on topical agendas and enhancements to Board and committee effectiveness, and an annual formal self-evaluation developed and administered under the direction of the Corporate Governance, ESG, and Sustainability Committee.

One-on-one discussions with the Lead Independent Director

In addition to the formal annual Board and committee evaluation process, our Lead Independent Director speaks with each Board member at least quarterly, and receives input regarding Board and committee practices and management oversight. Throughout the year, committee members also have the opportunity to provide input directly to committee chairs or to management.

Formal self-evaluation

Information from research commissioned by the Board on the characteristics of highly effective and efficient boards identified five key areas where the research suggested high functioning boards and committees excelled. Our Corporate Governance, ESG, and Sustainability Committee developed the formal 2019 self-evaluation to solicit director feedback on these key areas, the results of which are shared with management as appropriate. The Committee also considered industry trends, practices of our peers, feedback from shareholders, and regulatory developments. For the formal 2019 self-evaluation, the Committee continued to solicit director views on actions taken in response to the prior year’s evaluation results. As part of its ongoing review of Board and committee composition, the Committee also continued to seek input on the Board’s director succession planning process.

Key areas: Highly effective boards
Board and committee composition
Board culture
Board and committee focus
Board process
Information and resources

Composition. Through the self-evaluation process, our Board identifies qualities, relevant skills, and experience of potential director candidates that are consistent with the company’s current strategy, allow the Board to effectively perform its risk oversight responsibilities, and that would add to the Board’s diversity.

Board culture. Our Board considers its role in setting the standard for the company’s culture and values by forging a collegial and collaborative dynamic that values independent judgment and emphasizes accountability. As part of this review, directors evaluate how they interact among themselves, and with management, including the importance of challenging and holding management accountable, and their relationships with investors.

20      BANK OF AMERICA

   Corporate governance

Focus. Our Board and committees consider their critical oversight responsibilities, including strategy, risk, and ESG, and succession planning for the Board and the Lead Independent Director. Our Board and committees continuously reassess their focus and regularly engage in dialogue and solicit feedback from management, shareholders, and other stakeholders and receive third-party perspectives on the competitive environment, opportunities for growth, macroeconomic trends, geopolitics, and cyber and information security.

Process. As part of the self-evaluation process, directors review overall Board and committee structure, quality of meeting materials and presentations, agenda topics, and other meeting processes. Each of our directors meets with management and with our Lead Independent Director through a combination of executive sessions, smaller group sessions, and one-on-one meetings. Directors are focused on Board and committee meeting structure so as to allow ample time for discussion, debate, and in-depth review of key topics and trends.

Information and resources. Through the self-evaluation process, our Board and committees evaluate the materials, education, and training opportunities they receive both from management and outside advisors and experts. Our directors continue to highlight the need for clear, comprehensive, and concise information to effectively support their oversight responsibilities. In particular, directors have highlighted the importance of well-organized, streamlined, and accessible materials that identify key issues in a timely manner.

Enhancements made in response to formal Board self-evaluations

In response to feedback solicited from our Board and committees in 2019, we continue to:

•	Streamline meeting materials to better highlight important information, while maintaining completeness, and providing timely updates, as needed

•	Provide a wide range of opportunities for our Board to interact with employees throughout the organization, both formally and informally

•	Enhance discussion about Board leadership succession planning and committee membership

•	Invite directors to participate in a broad range of company-sponsored events, including participating in employee leadership events and affinity network activities

•	Refine meeting structure to allow sufficient time during Board and committee meetings for discussion, debate, in-depth reviews, and executive sessions

•	Enhance presentations for Board and committee meetings so that they complement and add insight beyond written meeting materials while leaving ample time for question and answer sessions and other discussion

•	Enhance discussion about areas of emerging risk at Board and Enterprise Risk Committee meetings, including deep dives on key topics, and add to the ongoing review of and information on cybersecurity risk oversight

•	Add to the range of information on ESG and human capital management-related topics at the Board and committee level

•	Provide opportunities for one-on-one discussions between directors and management on critical issues and continued opportunities for dialogue at our annual Board strategic planning session

•	Provide educational opportunities during regularly scheduled meetings and through access to third-party programs, with an emphasis on topics requested by directors and current events and trends

•	Provide third-party perspectives on the company, peers, industry, and economy, and shareholder and stakeholder feedback in Board and committee materials and presentations and through additional resources

Director education

Our Board believes that director education is vital to the ability of directors to fulfill their roles, and supports Board members in their continuous learning. The Board encourages directors to participate annually in external continuing director education programs, and our company reimburses directors for their expenses associated with this participation. Our directors also attend forums and conferences convened by our primary banking regulators. Continuing director education is also provided during Board meetings and other Board discussions as part of the formal meetings, and as stand-alone information sessions outside of meetings. Among other topics, during 2019, our Board heard from our primary banking regulators and from management on numerous subjects, including ESG matters, cybersecurity, conduct, digital banking, lending and financial advice, payments, human capital management, and updates on current geopolitical events.

All new directors also participate in our director orientation program during their first six months on our Board. New directors have a series of meetings over time with management representatives from all of our business and staff areas to review and discuss, with increasing detail, information about our company, industry, and regulatory framework. Based on input from our directors, we believe this gradual on-boarding approach over the first six months of Board service, coupled with participation in regular Board and committee meetings, provides new directors with a strong foundation in our company’s businesses, connects directors with members of management with whom they will interact and oversee, and accelerates their effectiveness to engage fully in Board

2020 PROXY STATEMENT      21

   Corporate governance

deliberations. Directors have access to additional orientation and educational opportunities upon acceptance of new or additional responsibilities on the Board and in committees.

CEO and senior management succession planning

Our Board oversees CEO and senior management succession planning, which is formally reviewed at least annually; two such planning sessions were held in 2019. Our CEO and our Chief Human Resources Officer provide our Board with recommendations and evaluations of potential CEO successors, and review their development progress. Our Board reviews potential internal senior management candidates with our CEO and our Chief Human Resources Officer, including the qualifications, experience, and development priorities for these individuals. Directors engage with potential CEO and senior management successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure, and experience.

Our Board also establishes steps to address emergency CEO and senior management succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our company to respond to unexpected position vacancies, including those resulting from a major catastrophe, by continuing our company’s safe and sound operation and minimizing potential disruption or loss of continuity to our company’s business and operations.

Board meetings, committee membership, and attendance

Directors are expected to attend our annual meetings of shareholders and our Board and committee meetings. Each of our incumbent directors attended at least 75% of the aggregate meetings of our Board and the committees on which they served during 2019. In addition, with the exception of Dr. Zuber, all of the directors serving on our Board at the time of our 2019 annual meeting attended the meeting.

Our independent directors meet privately in executive session without our Chairman and CEO or other members of management present at regularly scheduled Board meetings and held 14 such executive sessions in 2019. Our Lead Independent Director leads these Board executive sessions.

Our Board has four committees. Charters describing the responsibilities of each of the Audit Committee, Compensation and Human Capital Committee, Corporate Governance, ESG, and Sustainability Committee, and Enterprise Risk Committee can be found at http://investor.bankofamerica.com, and their membership is set forth on page 2.

Prior to January 2020, the Compensation and Human Capital Committee was named the Compensation and Benefits Committee, and the Corporate Governance, ESG, and Sustainability Committee was named the Corporate Governance Committee. The Board changed the names of these committees to more accurately reflect their respective oversight of human capital management, ESG, and sustainability matters.

22      BANK OF AMERICA

   Corporate governance

Our Board committees regularly make recommendations and report on their activities to the entire Board. Each committee may obtain advice from internal or external financial, legal, accounting, or other advisors at their discretion. Our Board, in considering the recommendations of our Corporate Governance, ESG, and Sustainability Committee, reviews our committee charters and committee membership at least annually. The duties of our committees are summarized below:

Audit

Key responsibilities

•  Oversees qualifications, performance, and independence of our company’s independent registered public accounting firm

•  Oversees performance of our company’s corporate audit function

•  Oversees integrity of our company’s consolidated financial statements’ preparation

•  Oversees our compliance with legal and regulatory requirements

•  Makes inquiries of management or of the Chief Audit Executive to assess the scope and resources necessary for the corporate audit function to execute its responsibilities

Independence / qualifications

•  All Committee members are independent under the NYSE listing standards and our Categorical Standards and the heightened independence requirements applicable to audit committee members under Securities and Exchange Commission (SEC) rules

•  All Committee members are financially literate in accordance with NYSE listing standards and qualify as audit committee financial experts under SEC rules

Enterprise Risk

Key responsibilities

•  Oversees our company’s overall Risk Framework, risk appetite, and management of key risks

•  Approves the Risk Framework and Risk Appetite Statement and further recommends each to the Board for approval

•  Oversees management’s alignment of our company’s risk profile to our strategic and financial plans

•  Oversees management’s progress in developing our company’s Comprehensive Capital Analysis and Review submission to the Federal Reserve Board, and reviews and recommends our company’s Capital Plan to the Board for approval

•  Reviews and recommends our company’s Resolution and Recovery Plans to the Board for approval

Independence / qualifications

•  All Committee members are independent under the NYSE listing standards and our Categorical Standards

•  All Committee members satisfy the risk expertise requirements for directors of a risk committee under the Federal Reserve Board’s Enhanced Prudential Standards

Compensation and Human Capital

Key responsibilities

•  Oversees establishing, maintaining, and administering our compensation programs and employee benefit plans

•  Approves and recommends our CEO’s compensation to the Board for further approval by all independent directors, and reviews and approves all of our other executive officers’ compensation

•  Recommends director compensation for Board approval

•  Reviews our human capital management practices

Independence / qualifications

•  All Committee members are independent under the NYSE listing standards and our Categorical Standards and the independence requirements applicable to compensation committee members under NYSE rules and the heightened independence requirements (similar to those applicable to Audit Committee members) under SEC rules

Corporate Governance, ESG, and Sustainability

Key responsibilities

•  Oversees the Board’s governance processes

•  Identifies and reviews the qualifications of potential Board members; recommends nominees for election to the Board

•  Leads the Board in Board and committee succession planning

•  Leads the Board and its committees in their formal annual self-evaluations

•  Reviews and reports to the Board on our ESG activities

•  Reviews and assesses shareholder input and our shareholder engagement process

Independence / qualifications

•  All Committee members are independent under the NYSE listing standards and our Categorical Standards

2020 PROXY STATEMENT      23

   Corporate governance

Board oversight of risk

At Bank of America, we are guided by a common purpose to make financial lives better by connecting those we serve with the resources they need to be successful. Our purpose and values form the foundation of our culture—a culture that is rooted in accountability, disciplined risk management, and delivering together as a team to better serve our clients, strengthen our communities, and deliver value to our shareholders. This all comes together as an engine for sustainable Responsible Growth. Our culture comes from how we run the company every day, by acting responsibly and managing risk well, which includes our commitments to ethical behavior, acting with integrity, and complying with laws, rules, regulations, and policies that reinforce such behavior. Managing risk is central to everything we do. Our success relies on the intellectual curiosity and sound judgment of every employee across the company.

Conduct and culture

Our Board and its committees play a key role in oversight of our culture, setting the “tone at the top” and holding management accountable for its maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business. Our Board and its committees do this in a number of ways, including by:

•	focusing on the character, integrity, and qualifications of their respective members, and their respective leadership structures and composition;

•	overseeing management’s identification, measurement, monitoring, and control of our material risks, including compliance risk and conduct risk;

•	regularly requesting and receiving briefings from senior management on matters relating to compliance and business conduct risk;
•	holding management accountable for the timely escalation of issues for review with the Board and its committees; and

•	overseeing our incentive plan design and governance processes to provide for an appropriate balance of risk and compensation outcomes.

Our risk governance documents

Risk is inherent in all of our business activities. One of our tenets of Responsible Growth is: “we must grow within our risk framework.” We execute on that strategy through our commitment to responsible and rigorous risk management and through a comprehensive approach with a defined Risk Framework and a well-articulated Risk Appetite Statement. The Risk Framework and Risk Appetite Statement are regularly reviewed with an eye towards enhancements and improvements. The Risk Framework sets forth clear roles, responsibilities, and accountability for the management of risk and describes how our Board oversees the establishment of our risk appetite and of both quantitative limits and qualitative statements and objectives for our activities. This framework of objective, independent Board oversight and management’s robust risk management better enables us to serve our customers, deliver long-term value for our shareholders, and achieve our strategic objectives.

Our Risk Framework serves as the foundation for consistent and effective risk management. It outlines the seven types of risk that our company faces: strategic risk; credit risk; market risk; liquidity risk; operational risk (including model, conduct, and cyber risk); compliance risk; and reputational risk. It describes components of our risk management approach, including our culture of managing risk well, risk appetite, and risk management processes, with a focus on the role of all employees in managing risk. It also outlines our risk management governance structure, including the roles of our Board, management, lines of business, independent risk management, and corporate audit within the governance structure.

Our Risk Appetite Statement defines the aggregate levels and types of risk our Board and management believe appropriate to achieve our company’s strategic objectives and business plans.

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   Corporate governance

Our risk governance structure

Our **Board** provides objective, independent oversight of risk and:

- Receives regular updates from our Audit Committee and Enterprise Risk Committee, providing our Board with integrated, thorough insight about how our company manages risk
- Receives regular risk reporting from management, including a report that addresses and provides updates on key and emerging risks
- Has a stand-alone session at each in-person Board meeting to discuss the risks that are considered prevailing or urgent, including those identified in management's report on key risks
- Oversees senior management's development of our Risk Framework, our Risk Appetite Statement, and our capital, strategic, and financial operating plans
- Oversees directly and through committees our financial performance, execution against capital, strategic, and financial operating plans, compliance with risk appetite parameters, and the adequacy of internal controls, each of which our management monitors
- Approves our Risk Framework and Risk Appetite Statement annually

Our **Audit Committee** provides additional risk management oversight for compliance risk, and regularly receives updates from management on compliance risk-related matters.

Our **Enterprise Risk Committee** has primary committee responsibility for overseeing the Risk Framework and material risks facing our company. The Committee regularly receives updates from management on risk-related matters and risk reporting from management, including a report that addresses and provides updates on key and emerging risks. The Committee also oversees senior management's development of our Risk Framework, our Risk Appetite Statement, and our capital, strategic, and financial operating plans. In addition, our Enterprise Risk Committee approves our Risk Framework and Risk Appetite Statement on an annual basis and recommends them to the Board for approval.

Our **Compensation and Human Capital Committee** oversees the development of our compensation policies and practices, which are designed to balance risk and reward in a way that does not encourage unnecessary or excessive risk-taking by our employees.

Our directors bring relevant risk management oversight experience; see “Our director nominees” on page 5. Our Chief Risk Officer, the company’s senior-most risk manager, reports jointly to the CEO and Enterprise Risk Committee, and participates in Board and Enterprise Risk Committee meetings. This governance structure is designed to complement our Board’s commitment to maintaining an objective, independent Board and committee leadership structure, and to fostering integrity over risk management throughout our company and further demonstrates our commitment to a strong culture of compliance, governance, and ethical conduct.

We believe our holistic, ongoing Board and committee risk oversight process provides the foundation for consistent and effective management of risks facing our company and demonstrates our commitment to a culture of rigorous risk management and compliance. Details of our company’s risk management policies and practices are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Annual Report.

Board oversight of cybersecurity and information security risk

Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees. As a part of its objective, independent oversight of the key risks facing our company, the Board devotes significant time and attention to data and systems protection, including cybersecurity and information security risk.

The Board oversees management’s approach to staffing, policies, processes, and practices sufficient to effectively gauge and address cybersecurity and information security risk. Our Board and Enterprise Risk Committee each receive regular presentations and reports throughout the year on cybersecurity and information security risk. These presentations and reports address a broad range of topics, including updates on technology trends, regulatory developments, legal issues, policies and practices, the threat environment and vulnerability assessments, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats. At least twice each year, the Board discusses cybersecurity and information security risks with our Chief Operations and Technology Officer and our Chief Information Security Officer.

2020 PROXY STATEMENT      25

   Corporate governance

Additionally, our Board receives real-time reports from management on key developments across our industry, as well as specific information about peers, vendors, and other significant incidents.

Our Enterprise Risk Committee also annually reviews and approves our Global Information Security Program and our Information Security Policy, including administrative, technical, and physical safeguards designed to protect the security, confidentiality, and integrity of customer information in accordance with the Gramm-Leach-Bliley Act and the interagency guidelines issued thereunder, and applicable law globally. Our Enterprise Risk Committee’s charter makes explicit the Committee’s responsibility for reviewing cybersecurity and information security risk, as well as steps taken by management to understand and mitigate such risk.

Under the Board’s oversight, management works closely with key stakeholders, including regulators, government agencies, peer institutions, and industry groups, and develops and invests in talent and innovative technology in order to manage cybersecurity and information security risk. Our company has information security employees across the globe, enabling us to monitor and promptly respond to threats and incidents, maintain oversight of third-parties, innovate and adopt new technologies, as appropriate, and drive industry efforts to address shared cybersecurity risks. Each of our employees receives comprehensive education on responsible information security, data security, and cybersecurity practices and how to protect data against cyber threats through our Security Awareness For Everyone program.

Cybersecurity governance highlights
• Comprehensive reporting to our Board and Enterprise Risk Committees (both scheduled and real-time) in response to key developments.
• Cross-functional approach to addressing cybersecurity risk, with Global Technology & Operations, Risk, Legal, and Corporate Audit functions presenting on key topics.
• Global presence, with employees and 24/7 cyber threat operations centers around the world.
• Collaborative approach, working with a wide range of key stakeholders to manage risk, and share and respond to intelligence.

Compensation governance and risk management

Key practices in compensation governance and risk management
• The independent members of the Board approve CEO compensation, and the Compensation and Human Capital Committee approves compensation for all other executive officers.
• The Enterprise Risk Committee and Audit Committee further review and approve compensation for the Chief Risk Officer and Chief Audit Executive, respectively.

•  Independent control functions—including Corporate Audit, Compliance, Finance, Human Resources, Legal, and Risk—provide direct feedback to the Compensation and Human Capital Committee on executive officer performance and the pay-for-performance process.

• Our incentive plan design and governance processes appropriately balance risks with compensation outcomes.
• Senior management and independent control functions, including risk, annually review and certify our incentive plans.

Compensation governance

Our Compensation and Human Capital Committee follows procedures intended to promote strong governance of our pay-for-performance philosophy. The Committee regularly reviews: (i) company performance; (ii) our executive compensation strategy, approach, trends, and regulatory developments; and (iii) other related topics, as appropriate. Each year, the Committee reviews, and makes available to our Board, an executive compensation statement, or “tally sheet,” for each executive officer. The tally sheets reflect each executive officer’s total compensation, including base salary, cash and equity-based incentive awards, the value of prior restricted stock unit awards (including the status of achieving any performance goals), qualified and nonqualified

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   Corporate governance

retirement and deferred compensation benefit accruals, and the incremental cost to our company of the executive’s perquisites. The Committee uses this information to evaluate all elements of compensation and benefits provided to an executive officer. Annually, the Committee reviews with our Board its compensation decisions (including cash and equity-based incentive awards, if applicable) for executives who report directly to our CEO. With respect to the CEO’s compensation, the Committee makes a recommendation that is further reviewed and approved by the independent members of the Board. The CEO does not participate in Committee or Board deliberations about his compensation. Additionally, for our Chief Risk Officer and Chief Audit Executive, the Committee’s pay recommendations are further reviewed and approved by our Board’s Enterprise Risk Committee and Audit Committee, respectively.

Executive officers do not engage with the Committee in setting the amount or form of their own individual compensation. During annual performance reviews for executive officers other than our CEO, the Committee considers our CEO’s perspective and incentive award recommendations before approving compensation for each of these executive officers. In addition, the Committee considers the performance of our various lines of business, business segments and functions, as well as performance feedback from our Chief Human Resources Officer and our independent control functions (Corporate Audit, Compliance, Finance, Human Resources, Legal, and Risk).

The Committee has the sole authority and responsibility under its charter to approve engaging any compensation consultant it uses and the fees for those services. The Committee retained Farient Advisors LLC (Farient Advisors) as its 2019 independent compensation consultant. Farient Advisors’ business with us is limited to providing independent executive and director compensation consulting services. Farient Advisors does not provide any other services to our company. For 2019, Farient Advisors provided the Committee external market and performance comparisons, advised the Committee on senior executive, CEO, and director compensation, assisted in evaluating program design, and assisted with other executive and director compensation-related matters. In performing these services, Farient Advisors met regularly with the Committee without management and privately with the Chair of the Committee.

The Committee may delegate to management certain duties and responsibilities regarding our benefit plans. Significant Committee delegations to management include authority to: (i) the Management Compensation Committee to direct the compensation for all of our employees except for our CEO and his direct reports; and (ii) the Corporate Benefits Committee to oversee substantially all of our employee benefit plans. See “Compensation governance structure” on the next page.

Compensation risk management policies and practices

We believe that our company applies prudent risk management practices to its incentive compensation programs across the enterprise. Our Compensation and Human Capital Committee is committed to a compensation governance structure that effectively contributes to our company’s overall risk management policies.

Compensation governance policy. The Committee has adopted and annually reviews our Compensation Governance Policy, which governs our incentive compensation decisions and defines the framework for oversight of enterprise-wide incentive compensation program design. Consistent with global regulatory initiatives, our Compensation Governance Policy requires that our incentive compensation plans do not encourage excessive risk-taking.

Our Compensation Governance Policy addresses...

•  Definition and process for identifying “risk-taking” employees

•  Key goals and process for incentive compensation plan design and governance to appropriately balance risks with compensation outcomes, including:

O  funding incentive compensation pools

O  determining individual incentive compensation awards

O  use of discretion as part of those processes

•  Policies on incentive compensation plan effectiveness through testing and monitoring to confirm that the plans appropriately balance risks with compensation outcomes, including developing processes to administer cancellations and clawbacks

•  Policies that provide for the independence of our
company’s independent control functions and their appropriate input to the Committee

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   Corporate governance

Compensation governance structure. Our compensation governance structure allocates responsibility so that our Board, Compensation and Human Capital Committee, or the appropriate management-level governing body makes compensation decisions with documented input from the independent control functions. This approach promotes effective oversight and review, and facilitates the appropriate governance to balance risk and reward. Below is an illustration of our compensation governance structure, which is influenced by internal considerations and external factors:

Incentive plan certification process. Pursuant to our Compensation Governance Policy, our annual incentive plan certification and review process provides for a comprehensive review, analysis, and discussion of incentive design and operation. As part of the governance for incentive plans, each of the CEO’s direct reports, along with their management teams and independent control functions (including their respective risk officers), meet periodically to discuss how business strategy, performance, and risk align to compensation. The relevant participants certify that the incentive programs they review: (i) are aligned with the applicable lines of business and our company’s business strategy and performance objectives, (ii) do not encourage excessive or imprudent risk-taking beyond our company’s ability to effectively identify and manage risk, (iii) are compatible with effective controls and risk management, and (iv) do not incentivize impermissible proprietary trading. Our Chief Risk Officer also certifies all incentive plans across our company as part of the Management Compensation Committee’s governance process. Farient Advisors and the Compensation and Human Capital Committee review these management certifications.

Incentive plan audit reviews. Corporate audit reviews all incentive plans at least every three years, using a risk-based approach that includes reviewing plan design, plan governance, pay execution, and validating incentive plan design and operation against regulatory requirements.

Conduct reviews. As part of our compensation governance practices, management reviews the results of the conduct review process so that conduct is consistently and appropriately considered in performance assessments and pay decisions across the company. These performance and pay outcomes are reviewed at least annually by the Committee.

Independent control function feedback. In addition to reviewing the individual incentive compensation awards for executive officers and other senior executives who report directly to the CEO, the Committee also reviews the outcomes of our control function feedback process and individual incentive compensation awards for certain highly compensated employees. As part of its governance process, the Committee meets with the heads of our independent control functions and business lines during a half-day meeting to discuss their feedback on the pay-for-performance process, including how risk management and conduct matters were factored into compensation decisions.

As a result of these processes and reviews, and in combination with the risk management and clawback features of our compensation programs, we believe that our compensation policies and practices appropriately hold employees accountable, while balancing risks and rewards in a way that does not encourage excessive or imprudent risk-taking or create risks that are reasonably likely to have a material adverse effect on our company.

Hedging policy. Under our Code of Conduct and other policies, all Bank of America directors, executive officers, and certain other designated insiders are prohibited from hedging and speculative trading of Bank of America securities. They may not engage in short sales or trading in puts, calls, and other options or derivatives with respect to our securities. All other employees may not engage in any such transactions other than transactions that hedge against an existing long position in our securities if the shares underlying the position are readily available for sale or delivery. No employee may hedge the value of outstanding restricted stock units or other equity-based awards, and such awards may be forfeited or recouped for violation of our anti-hedging and derivative transactions policies.

Additional corporate governance information

More information about our corporate governance can be found on our website at http://investor.bankofamerica.com under the heading “Corporate Governance,” including our: (i) Certificate of Incorporation; (ii) Bylaws; (iii) Corporate Governance Guidelines (including our related person transactions policy and our Director Independence Categorical Standards); (iv) Code of Conduct and related materials; and (v) composition and charters of each of our Board committees. This information is also available in print, free of charge, upon written request addressed to our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255.

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   Shareholder engagement

SHAREHOLDER ENGAGEMENT

We interact with our investors in a variety of ways. Our Board and management regularly engage with our shareholders to solicit their views and input on company performance, corporate governance, ESG, and other topics of interest to them, such as environmental initiatives, human capital management, and executive compensation matters. In addition, our Investor Relations team regularly meets with investors, prospective investors, and investment analysts. These meetings often include participation by our Chairman and CEO, Chief Financial Officer, or line of business leaders, and they generally are focused on company performance, strategy, and Responsible Growth. The combination of information received in investor relations meetings and shareholder engagement meetings provides the Board and management with insights into the comprehensive scope of topics important to our shareholders.

Our shareholder engagement program

Board-driven engagement. Our Corporate Governance, ESG, and Sustainability Committee oversees the shareholder engagement process and regularly reviews and assesses shareholder input. Both our Chairman and our Lead Independent Director play a central role in our Board’s shareholder engagement efforts. Our directors regularly participate in meetings with shareholders.

Commitment codified in governing documents. Our Corporate Governance Guidelines and our Corporate Governance, ESG, and Sustainability Committee’s charter codify our Board’s oversight of shareholder engagement; they reflect our Board’s understanding of the critical role shareholder engagement has as a routine part of our governance.

Year-round engagement and Board reporting. Our Corporate Secretary, Investor Relations, ESG, and Human Resources teams, together with executive management members and directors, conduct regular, year-round outreach to shareholders in-person and by phone to obtain their input on key matters and to inform our management and our Board about the issues that our shareholders tell us matter most to them. Throughout the year, our Corporate Secretary team provides periodic company updates by email to our largest shareholders, driving awareness of our significant corporate governance matters and changes in our Board. We also continue to improve our engagement and communications with our retail shareholders, including employee shareholders.

Transparent and informed governance enhancements. Our Board routinely reviews and improves our governance practices and policies, including our shareholder engagement practices. Shareholder input is regularly shared with our Board, its committees, and management, facilitating a dialogue that provides shareholders with transparency into our governance practices and considerations, and informs our company’s enhancement of those practices. In addition to shareholder sentiments, our Board considers trends in governance practices and regularly reviews the voting results of our meetings of shareholders, the governance practices of our peers and other large companies, and current trends in governance. See page 31 for additional detail on recent governance enhancements our Board implemented.

Our 2019 and early 2020 shareholder engagement initiatives

Our directors and management met with our large shareholders holding approximately 31% of our shares outstanding and key stakeholders throughout 2019 and in early 2020 to obtain their input and to discuss their views on our Board’s independent oversight of management, our Board’s composition and director succession planning and recruitment, and our Board’s oversight of our environmental initiatives and human capital management practices, among other issues important to our shareholders. These views were shared with our Board and its committees, where applicable, for their consideration.

In particular, our Lead Independent Director, the chair of our Compensation and Human Capital Committee, and management met with some of our large shareholders prior to the publication of our 2019 Human Capital Management Report to solicit their input on the disclosures most helpful to increasing investors’ understanding of our culture, and the transparency of our focus and progress on increasing female and people of color representation in our workforce, our equal pay for equal work practices, our focus on employee wellness, and our employee satisfaction and the inverse correlation to employee turnover. Their views helped us shape and informed the report disclosures.

More broadly, we sent updates to our largest 250 shareholders representing 62% of our shares outstanding upon publication of our 2019 Human Capital Management Report on Being a Great Place to Work and the appointment of Ms. Ramos as an independent director.

In addition to engaging with our institutional shareholders, in 2018 we made available video interviews with our directors, which have been updated in March 2019 and 2020, to provide all stakeholders, including our retail shareholders, with the opportunity to hear directly from our Board. The videos address the Board’s governance practices, oversight of management, and our company’s Responsible Growth; they are available at https://about.bankofamerica.com/annualmeeting.

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   Shareholder engagement

We significantly enhanced our annual shareholders’ meeting webpage in 2019 and again in 2020 to provide retail and employee shareholders with consolidated information about the matters for their vote, access to our interactive proxy statement, information about our director nominees, and our charitable donation campaign to encourage all retail and employee shareholders to vote their shares.

By the numbers: Depth of shareholder engagement in 2019 and early 2020

What we learned from our meetings with shareholders

•  Shareholders are supportive of our approach to Board composition and refreshment and our deliberate process for director succession planning.

•  Shareholders understand our approach to Responsible Growth and the important role our ESG practices have in making Responsible Growth sustainable. They appreciated the breadth and depth of our disclosures in these areas, including our commitment to environmental and human capital matters.

•  Shareholders were instrumental in assisting us in the scope and content of our 2019 Human Capital Management Report, providing valuable insight about the types of information and transparency that would be helpful to their understanding of our human capital practices and how they help drive Responsible Growth.

•  A strong majority of the institutional shareholders we spoke with believe that our Board should retain the flexibility to determine its leadership structure and that our current Board leadership structure and practices provide appropriate independent oversight of management.

•  Shareholders appreciated meeting with our Lead Independent Director and hearing directly from him regarding our Board’s oversight of the company’s strategy, risk management practices, our ESG initiatives, and our drive for Responsible Growth.

•  Shareholders appreciated the broad access to senior management subject matter experts regarding company performance, corporate governance, and environmental, social, and human capital management matters.

•  Shareholders were interested in the culture of our Board and how directors influence management’s execution of our company’s values and risk management practices.

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Demonstrated track record of responsiveness to investors and other stakeholders

Our Board evaluates and reviews input from our shareholders in considering their independent oversight of management and our long-term strategy. As part of our commitment to constructive engagement with investors, we evaluate and respond to the views voiced by our shareholders, including vote results at our annual meetings of shareholders. Our dialogue has led to enhancements in our corporate governance, ESG, and executive compensation practices, which our Board believes are in the best interest of our company and our shareholders. For example, after considering input from shareholders and other stakeholders, our company:

•	Continued to refine our shareholder engagement process to connect shareholders and key stakeholders with our Lead Independent Director, Chairman, other independent directors, and executive management

•

Provided more clarity and transparency to investors and stakeholders of Board committee-level oversight of human capital management, ESG, and sustainability matters by changing the names of the Board’s Compensation and Human Capital Committee and Corporate Governance, ESG, and Sustainability Committee in early 2020

•

Enhanced our ESG disclosure, including in our 2019 and 2020 proxy statements (see page 32), continuing to add information to our 2018 and 2019 annual reports discussing Responsible Growth, our work to drive Responsible Growth daily in our business, and highlighting certain of our ESG accomplishments

•

Continued our active participation in the Sustainability Accounting Standards Board (SASB) and our work with the Task Force on Climate-related Financial Disclosure (TCFD), including through the service of our Chief Accounting Officer on the SASB Foundation Board of Directors

•

We plan to publish our TCFD Report in 2020 to provide information to our shareholders, clients, and communities regarding the potential financial risks of climate change to our business and how we are managing those risks

•

Published our 2019 Human Capital Management Report, which provides updated information regarding our commitment to being a great place to work, including being an inclusive workplace worldwide, which is core to Responsible Growth (see page 35)

•	Expanded the disclosure of our focus on workplace diversity and equal pay for equal work (see page 36)

•

Continued to actively consider board succession planning and refreshment, holding robust discussions during our Corporate Governance, ESG, and Sustainability Committee meetings, and adding another female director to our Board in July 2019 (see “Identifying and evaluating director candidates” on page 3)

•

Updated our corporate governance disclosure regarding our Board and its practices, including regarding our directors’ qualifications and skills, their self-evaluation process, and their oversight of risk

•

Further expanded our political activities and public policy engagement disclosures in 2019 to include a more detailed discussion of our participation in the public policy engagement process. See the “Political Activities” page of our website at http://investor.bankofamerica.com

Also see “Shareholder engagement & ‘Say on Pay’ results” on page 47 for a discussion of our compensation-related shareholder engagement and our historical “Say on Pay” vote results.

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   Responsible growth

RESPONSIBLE GROWTH(1)

At Bank of America, we are driving Responsible Growth with a strong focus on ESG leadership. This enables us to serve clients, deliver long-term value through sustainable results to our shareholders, and address some of society’s greatest challenges. Our focus on ESG enables us to drive opportunities and manage risks across our company, helps us define how we mobilize our capital and resources, and informs our business practices and how and when we use our voice in support of our values. Through our commitment to ESG principles, we build trust and credibility as a company people want to work for, invest in, and do business with.

Our management-level Global ESG Committee, which is led by our Vice Chairman Anne Finucane, is comprised of senior executives from across the company who are actively engaged in managing our ESG approach and strengthening our governance. The committee engages in dialogue and debate on social and environmental issues that are material to the business, including our human capital management practices, product and service offerings, business investments, and client selection with the goal of creating a sustainable economy. The committee, which is accountable to our CEO, convenes six times a year and reports regularly to the Corporate Governance, ESG, and Sustainability Committee.

As part of these efforts, we recently established a Sustainable Markets Committee, co-chaired by Vice Chairman Anne Finucane and Chief Operating Officer Tom Montag, to accelerate our progress, identify new opportunities, and build upon our work in sustainable finance including helping accelerate the transition to a low-carbon economy. Through the Sustainable Markets Committee, we are driving consistent perspective and focus on all we are doing in sustainable finance, from policy and research to the deployment of capital and development of investment products across all our business and client bases.

We engage with shareholders, consumer advocates, community advisors, and other stakeholders for their advice and guidance in shaping our policies and practices. In 2005, we founded our National Community Advisory Council, a forum made up of senior leaders from social justice, consumer advocacy, community development, environmental, research, and other advocacy organizations who solicit external perspectives, guidance and feedback on our business policies, practices, and products. This is just one of the many ways we engage globally and take into account a wide range of perspectives as we make decisions as a company.

Doing good and doing well

Our company is proud to endorse the Business Roundtable’s Statement on the Purpose of a Corporation (the “BRT Statement”), and our CEO’s decision to sign the BRT Statement. Although the BRT Statement was issued in 2019, our business practices and strategy have long been aligned with furthering the ideals in the BRT Statement, which we believe is consistent with our commitment to delivering long-term value for our shareholders and other stakeholders through Responsible Growth. Below illustrates how Responsible Growth aligns with each pillar of the BRT Statement:

Delivering value to our customers	Investing in our employees	Dealing fairly and ethically with our suppliers	Supporting the communities in which we work	Generating long-term value for shareholders

What would you like the power to do? At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose and achieve Responsible Growth. Our purpose is to help make financial lives better, through the power of every connection.

Central to our commitment to drive Responsible Growth is that it must be sustainable. A key element of sustainability is being a great place to work for our employees. See page 35 for more information on our human capital management practices.

Through our Supplier Diversity & Responsible Sourcing Program, we support economic growth and development for the communities that we serve by ensuring the inclusion of diverse and U.S. small businesses in our outsourcing decisions.

Responsible Growth includes sharing success with the communities in which we operate, and a focus on ESG leadership. See page 33 for more information on how we use our ESG leadership to support our communities.

Our shareholders provide the capital that allows us to invest, grow, and innovate. In return, we are committed to Responsible Growth and delivering long-term value to our shareholders. See our 2019 Annual Report and page ii for more information on our company’s 2019 performance.

(1)

Company goals are aspirational and not guarantees or promises that all goals will be met. Statistics and metrics included in this “Responsible Growth” section are estimates and may be based on assumptions or developing standards. Content available at websites and in documents referenced in this section are not incorporated herein and are not part of this proxy statement.

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   Responsible growth

Making a global impact

As a global financial institution, we recognize that one of the most critical roles we can play is accelerating the deployment of capital to address the 17 United Nations Sustainable Development Goals (SDGs), which are directed toward building a sustainable, prosperous future for all of us. There is a significant gap between the amount of capital needed to address these global challenges and the amount that is being mobilized today. As the public sector and nonprofits cannot fill this gap alone, private sector engagement is critical. Our enterprise-wide focus on sustainable finance taps the power and scale of the capital markets to deliver on both profitability and progress. It is designed to unlock the necessary financing to address these major global and local challenges such as affordable housing, sustainable energy, clean water and sanitation, education, and health care. We deploy more than $50 billion in capital annually to address these issues. Through the combined resources and expertise of the global financial community, government, and nonprofit organizations, we can address problems through business decisions that improve our communities, generate growth, and lead to a return on investments.

Our 2019 sustainable finance and ESG highlights

Highlights of our sustainable finance work in 2019 include:

•

Environmental Business Commitment: Our Environmental Business Initiative will direct an additional $300 billion to low-carbon, sustainable business activities over the next ten years. Since 2007 when it was launched, we have already deployed $158 billion to these efforts across the globe.

•	Tax equity for renewables: We have been the top tax equity investor in the U.S. since 2015. Our portfolio at the end of 2019 was approximately $9.4 billion of tax equity renewable energy investment.

•

Green bonds: We have been a leader in green bond underwriting globally since 2007. BofA Securities has underwritten more than $49 billion on behalf of more than 100 clients, supporting more than 288 deals, and providing critical funding to environmental projects, since 2007. We are the first U.S. financial institution to issue five corporate green bonds. These five corporate green bonds raised a total of $6.35 billion since 2013 for renewable energy projects.

•

Community Development Financial Institutions (CDFIs): We originated more than $325 million in loans as part of our more than $1.5 billion investment in 255 CDFIs, also known as local loan centers. This extends our ability to lend to communities throughout the U.S. to finance affordable housing, economic development projects, small businesses, health care centers, charter schools, and other community facilities and services.

•

Tory Burch Foundation Capital Program: In 2019, we doubled our investment in the Tory Burch Foundation Capital Program, committing $100 million in capital to connect women small business owners to affordable loans. Since it launched five years ago, more than 3,200 women entrepreneurs have received $54 million in loans through CDFIs to help them grow and refine their businesses.

•

Blended Finance Catalyst Pool: In 2018, we launched our Blended Finance Catalyst Pool to mobilize additional private capital to help address the United Nations SDGs. This financing initiative provides $60 million of capital for Affordable and Clean Energy (SDG7), Sustainable Cities and Communities (SDG11), Clean Water and Sanitation (SDG6), and Climate Action (SDG13), among others.

•

Affordable homeownership: In April 2019, we announced a new $5 billion Community Homeownership Commitment to benefit low- and moderate- income (LMI) homebuyers and communities across the country over the next five years.

•

Community Development Banking: We provided a record $4.9 billion in loans, tax credit equity investments and other real estate development solutions, and deployed $3.1 billion in debt commitments and $1.8 billion in investments to help build strong, sustainable communities by financing affordable housing, charter schools, and economic development across the country. Between 2005 and 2019, we financed more than 202,800 affordable housing units.

•	ESG client balances: As of December 31, 2019, we had $25.1 billion in assets in our wealth management business with a clearly defined ESG investment approach.

•

Philanthropy: In 2019, we delivered approximately $250 million in philanthropic investments to drive economic mobility and social progress in the communities we serve from the Bank of America Charitable Foundation.

•

Climate risk and ESG disclosure: We demonstrated our commitment to transparency and disclosure through our extensive Global Reporting Initiative (GRI) reporting, incorporation of ESG data in our 2019 Annual Report to shareholders, and our ongoing engagement with ESG reporting frameworks and analyst agencies. This year, we plan to issue our first reports under the SASB and TCFD frameworks.

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   Responsible growth

Other ESG highlights include:

•

Carbon neutrality: We achieved carbon neutrality, pending third party validation, by reducing Scope 1 and 2 emissions from our facilities, purchasing 100% renewable electricity, and buying carbon credits for our remaining unavoidable emissions.

•

Pathways: In June 2018, we committed to hiring 10,000 individuals from low- and moderate-income neighborhoods in our Consumer and Small Business division, through our Pathways program, over the next five years. To date, we have hired more than 8,000 employees from these communities, putting us at over 80 percent of our goal in just two years.

•	Military hiring goal: We have surpassed our five-year goal to hire 10,000 veterans, National Guard, and reservists.

•	Employee giving and volunteering: In 2019, employees volunteered 2 million hours, and directed $77 million to communities through individual giving and our company’s matching gifts program.

•

Neighborhood Builders and Champions: For more than 15 years through our Neighborhood Builders program, we’ve partnered with more than 1,000 local nonprofits advancing economic mobility and social progress in the communities we serve. As part of this investment, we’ve invested $240 million and helped more than 2,000 nonprofit executives strengthen their leadership skills. In addition, we’ve introduced Neighborhood Champions, a program which supports the role of strong nonprofit leaders to advance economic mobility in more than 40 smaller communities.

•

Bank of America Institute for Women’s Entrepreneurship at Cornell: After launching the Bank of America Institute for Women’s Entrepreneurship at Cornell in 2018, we recently announced that we are doubling our commitment and will provide access for 20,000 women entrepreneurs to participate in the only online Ivy League certification program for women business owners in the world. Representing over 65 countries including Bangladesh, Egypt, Ghana, Uruguay, and the United States, more than 15,700 women are currently enrolled.

•

Global Ambassadors Program: Our longstanding partnership with Vital Voices, The Global Ambassadors Program, brings women from around the world together for a week of training, mentorship, and networking. Through our 20 programs, we have provided over 3,700 hours of training and 3,400 hours of mentoring to women representing 73 countries. In 2019, we held programs in Puerto Rico and Paris, France.

•

Bank of America Art Conservation Project: Since 2010 the Bank of America Art Conservation Project has provided grants to fund 170 conservation projects in 33 countries to conserve paintings, sculptures, and art and cultural treasures that are important to the preservation of cultural heritage. We are a leader in helping the arts flourish across the globe, supporting more than 2,000 nonprofit cultural institutions each year.

•

Youth employment: In 2019, we supported more than 3,000 summer jobs for young adults through our Financial Center internship program, partnerships with U.S. mayors’ summer jobs programs for at-risk teens, and our own Student Leaders® program which connects high school students to nonprofit internships and leadership skills.

34      BANK OF AMERICA

   Responsible growth

Being a great place to work

Central to our commitment to drive Responsible Growth is that it must be sustainable. A key element of sustainability is being a great place to work for our employees. Our shareholders have informed us of the importance they place on transparency and understanding our employee practices, and we are pleased to provide examples of the many things we do to support our employees and their families, as well as some additional steps we are taking to continue to build on this progress. In November 2019, we published our 2019 Human Capital Management Report, Being a Great Place to Work, which highlights our work and progress, available at https://about.bankofamerica.com/annualmeeting.

Setting the tone at the top with our Board

Our commitment to diversity starts at the top with our Board. Our Board oversees our culture and holds management accountable in fulfilling our commitment to Responsible Growth, including being a great place to work and a diverse and inclusive environment. Our Board and its committees, among other things:

•	Oversee our human capital management strategies, programs, and practices, including the progress on our diversity and inclusion (D&I) goals

•	Oversee our establishment, maintenance, and administration of appropriately designed compensation programs and plans

•	Review our annual Employee Engagement Survey results, including our Engagement and D&I indices

Being a diverse and inclusive workplace for our employees around the world

Our employees reflect the diversity of our external stakeholders. At all levels of the company, we focus on attracting, retaining and developing our diverse talent. We strive to mirror the customers, clients, and communities we serve.

Global Diversity & inclusion Council (GDIC)	Goal setting/ accountability	Chief Diversity & Inclusion Officer	Management levels	Campus hires	Managers

The GDIC, which has been chaired by our CEO and Chairman since 2007, promotes diversity goal setting, which is embedded in our performance management process and occurs at all levels of the organization.

The CEO and the management team set the D&I goals of the company. Each management team member has action-oriented diversity targets, which are subject to our quarterly business review process, used as part of talent planning, and included in Board- reviewed scorecards.

		We have a senior Human Resources executive who partners with the CEO and management team to drive our D&I strategy, programs, initiatives, and policies.	We have built robust analytics and put processes in place at all levels of the company to drive progress and accountability. We measure diversity progress across our top three management levels, comprised of approximately 1,200 people in senior roles.	We are focused on building a strong, diverse talent pipeline of future leaders. Through recruitment and professional development efforts and partnerships, we are attracting and working to retain some of the best and most diverse talent from around the world.	We hold our more than 20,000 managers accountable for driving progress in diversity within their teams. We also provide opportunities for managers to sponsor and support rising talent to continue building our diverse workforce.

2020 PROXY STATEMENT      35

   Responsible growth

Global workforce

We believe that achieving strong operating results-the right way-starts with our employees. Our diversity makes us stronger, and the value we deliver as a company is strengthened when we bring broad perspectives together to meet the needs of our diverse stakeholders.

Recognizing and rewarding performance

We pay our employees fairly based on market rates for their roles, experience, and how they perform, and we regularly benchmark against other companies both within and outside our industry to help ensure our pay is competitive.

We are an industry leader in establishing an internal minimum rate of pay above all mandated minimums for our U.S. hourly employees, and have made regular increases over the past several years. Our minimum hourly wage for U.S. employees is $17. We will raise it to $20 by the end of the first quarter of 2020.

Competitive compensation	Sharing our success

Equal pay for equal work

Our company compensates our employees fairly and equitably, with equal pay for equal work, regardless of race or gender. We maintain robust policies and practices that reinforce equal pay for equal work, including reviews with oversight from our Board and senior leaders. For over a decade, we have conducted rigorous processes and analyses with outside experts to examine individual employee pay before year-end compensation decisions are finalized, and we adjust compensation where appropriate.

We also have a standard U.S. practice that restricts the solicitation of compensation information from candidates during our hiring process. This helps ensure that we consider new hires for their individual qualifications and roles, rather than how they may have been previously compensated.

We believe our pay-for-performance approach—combined with our focus on workforce representation—will continue driving the advancement and representation of women and people of color in our company.

In 2019, we continued to enhance our efforts to compensate our employees fairly and equitably. We expanded our review from our regional leadership hubs (U.S., U.K., France, Ireland, Hong Kong, and Singapore) to include India. Results of this equal pay for equal work review showed:

36      BANK OF AMERICA

   Responsible growth

Creating opportunities for employees to grow and develop

A key aspect of Responsible Growth is attracting and retaining exceptional talent from around the world to Bank of America. This starts with how we recruit new employees and extends to the many ways we support their professional development and career growth.

•  Development opportunities. We recognize how important it is for employees to develop and progress in their careers. That’s why we provide a variety of resources to help employees grow in their current roles and build new skills—including learning tools, leadership development programs, and pathways to new opportunities and reskilling.

•  Promoting inclusion. We promote an inclusive workplace through learning opportunities, including: courageous conversations on D&I, social justice, mental health, race, gender, and equality; the inclusion series for managers to equip them with knowledge and the tools to better mitigate bias and drive inclusion deep within their teams, and the myD&I Development Program.

•  Accountability. We hold ourselves accountable to our diversity commitment through our leadership councils, employee networks, and external partnerships.

•  Listening to our employees. We have conducted an annual Employee Engagement Survey for nearly two decades. The results of the survey and the process of continuous improvement that ensues is discussed with the Board at least annually.

Helped more than 21K employees find roles at our company	Supported the career development of more than 66K Consumer and Small Business employees through The Academy, our award-winning, high-tech curriculum
We continue to drive progress in the diversity of our future leaders, as seen through our campus hires:

Employee Engagement Survey and turnover results

In 2019, our commitment to Responsible Growth and our efforts to make our company a great place to work resulted in a record high employee engagement score and historically low turnover across the company.

2020 PROXY STATEMENT      37

   Responsible growth

Supporting employees’ physical, emotional and financial wellness

We are committed to supporting our employees’ and their families’ wellbeing by offering flexible, competitive benefits, and through major life events.

•

Physical wellness. Our approach to physical wellness is built on the things we can do to help address health risks and manage health care costs for our employees, including robust health and insurance benefits and wellness resources. Between current U.S.–based employees and their families and retirees, we are responsible for providing comprehensive health and wellness benefits to nearly 400,000 people.

•

Emotional wellness. Through a range of innovative, industry-leading, and flexible programs and benefits, we support our employees through everyday challenges, special moments, and critical life events.

•

Financial wellness. The business case for financial wellness is clear—if employees are not financially well, there is a greater chance that they may not be physically or emotionally well. That’s why we offer robust financial benefits focused on driving better behaviors across life priorities and the financial spectrum.

•

Supporting our employees. Life Event Services (LES) is an internal, highly specialized group providing personalized support for major life events, including connecting employees to resources, benefits, counseling, and other support. More than 100,000 employees have worked with the highly trained and empathetic LES team members.

38      BANK OF AMERICA

   Responsible growth

Recognition for our Responsible Growth

We are honored to be recognized by organizations and media around the world for our ESG commitments and initiatives and for our efforts to be a great place to work.

In 2019, we were recognized by Fortune as one of their 100 Best Companies to Work For, Catalyst for investing in women, Euromoney as the Best Bank for Diversity and Inclusion and LinkedIn as a top company in the U.S., among several others. Below are some of our most recent awards.

Fortune

100 Best Companies to Work For (2019)

Best Big Companies to Work For (2019)

only financial services company recognized

Best Workplaces for Women (2019)

Best Workplaces in Financial Services & Insurance (2019)

Best Workplaces for Diversity (2019)

Best Workplaces for Parents (2019)

Best Workplaces for Giving Back (2018)

Change the World (2019)

named the top global bank

Euromoney

World’s Best Bank for Diversity and Inclusion (2019)

World’s Best Bank (2018)

World’s Best Bank for Corporate Social Responsibility (2017)

Asia’s Best Bank for Corporate Social Responsibility (2019)

LinkedIn

50 Top Companies in the U.S. (2019)

top ranking financial institution

Working Mother

100 Best Companies (31 consecutive years)

Best Companies for Multicultural Women (2019)

Best Companies for Dads (2019)

Barron’s

100 Most Sustainable Companies (2020)

U.S. Environmental Protection Agency

EPA Green Power Leadership Award for Excellence in Green Power (2019)

The Banker

Most Innovative Investment Bank of the Year for Corporate Social Responsibility (2019)

Climate Leadership Awards

Innovative Partnership Certificate (2019)

Investing in Women Initiative

Catalyst Award Winner (2019)

Forbes

World’s Best Employers (2019)

Bloomberg

Sector-Neutral Gender-Equality Index (2019)

Financial Services Gender-Equality Index (2017)

RateMyPlacement

100 Undergraduate Employers

(2019-2020)

PEOPLE Magazine

Companies that Care (2019)

AnitaB.org

Top Companies for Women Technologists (2019)

Diversity MBA Magazine

50 Out Front: Best Places for Women & Diverse Managers to Work (2019)

JUST Capital

America’s Most JUST Companies (2019)

Military Times

Best for Vets: Employers (2019)

Stonewall

UK Workplace Equality Index (2019)

Fatherly

50 Best Places to Work for New Dads (2018)

American Council on Renewable Energy (ACORE)

Renewable Energy Leadership Award (2019)

Dow Jones Sustainability Index

World Index (top 10% of banks) (2019)

North America Index (top 20% of banks)

(2019)

Equileap

U.S. and Global Gender Equality Reports (2019) named the leading company in U.S. for gender equality

Black Enterprise

50 Best Companies for Diversity (2018)

Dave Thomas Foundation for Adoption

100 Best Adoption-Friendly Workplace (2019)

Disability:IN

Global Employer of the Year (2019)

National Association of Asian American Professionals

Milestone Honor Award (Asian Leadership Network, 2016)

Global Finance Magazine

Best Bank in the World (2019)

LATINA Style

Top 50 Best Companies for Latinas to Work for in the U.S. (20 consecutive years)

Top 12 Companies of the Year (2019)

Top 12 Employee Resource Groups of the Year (Hispanic-Latino Organization for Leadership & Advancement, 2019)

National Association for Female Executives (NAFE)

Top Companies for Executive Women (12 years)

PR News

CSR Award for Employee Relations (2019)

CDP

A list named for the ninth year (2019)

Supplier Engagement Leaderboard (2019)

Center for Political Accountability

Trendsetter on CPA-Zicklin Index of Corporate Political Disclosure and Accountability (2016-2019)

2020 PROXY STATEMENT      39

   Related person and certain other transactions

RELATED PERSON AND CERTAIN OTHER TRANSACTIONS

Our related person transactions policy in our Corporate Governance Guidelines sets forth our policies and procedures for reviewing and approving or ratifying any transaction with related persons (directors, director nominees, executive officers, shareholders holding 5% or more of our voting securities, or any of their immediate family members or affiliated entities). Our policy covers any transactions where the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, our company is a participant, and a related person has or will have a direct or indirect material interest.

Under our related person transactions policy, our Corporate Governance, ESG, and Sustainability Committee must approve or ratify any related person transactions, and when doing so, consider: the related person’s interest in the transaction; whether the transaction involves arm’s-length bids or market prices and terms; the transaction’s materiality to each party; the availability of the product or services through other sources; the implications of our Code of Conduct or reputational risk; whether the transaction would impair a director’s or executive officer’s judgment to act in our company’s best interest; the transaction’s acceptability to our regulators; and in the case of an independent director, whether the transaction would impair his or her independence or status as an “outside” or “non-employee” director.

Our Board has determined that certain types of transactions do not create or involve a direct or indirect material interest on the part of the related person and therefore do not require review or approval under the policy. These include transactions involving financial services, including: loans and brokerage; banking, insurance, investment advisory, or asset management services; and other financial services we provide to any related person, if the services are provided in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates, and comply with applicable law, including the Sarbanes-Oxley Act of 2002 and Federal Reserve Board Regulation O.

A number of our directors, director nominees, and executive officers, their family members, and certain business organizations associated with them are or have been customers of our banking subsidiaries. All extensions of credit to these persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to our company and did not involve more than the normal risk of collectability.

Occasionally, we may have employees who are related to our executive officers, directors, or director nominees. We compensate these individuals in a manner consistent with our practices that apply to all employees. The sister of Mr. Thong M. Nguyen, an executive officer, and the brother of Dr. Zuber, a director and nominee, are each employed by the company in non-executive, non-strategic positions, and each received compensation in 2019 of approximately $180,000 and $330,000, respectively. Dr. Zuber’s brother’s compensation is primarily commissions based. The methodology through which his compensation is calculated is consistent with that used for other financial advisors in similar roles. The compensation and other terms of employment of both Mr. Nguyen’s sister and Dr. Zuber’s brother are determined on a basis consistent with the company’s human resources policies.

Our company and Mr. Moynihan are parties to an aircraft time-sharing agreement, as disclosed in prior proxy statements and approved by our Corporate Governance, ESG, and Sustainability Committee in December 2010. In addition, the company and each of our executive officers have entered into nonexclusive aircraft time-sharing agreements. These agreements provide a means under Federal Aviation Administration regulations for our executive officers to reimburse the company for incremental costs of permitted personal travel on our company’s aircraft. To the extent such aircraft usage exceeds the dollar threshold in our related person transactions policy, it will be reviewed for approval or ratification by our Corporate Governance, ESG, and Sustainability Committee.

Based on information contained in separate Schedule 13G filings with the SEC, each of Warren E. Buffett/Berkshire Hathaway Inc. (Berkshire Hathaway), BlackRock, Inc. (BlackRock), and The Vanguard Group (Vanguard) reported that it beneficially owned more than 5% of the outstanding shares of our common stock as of December 31, 2019 (see “Stock ownership of directors, executive officers, and certain beneficial owners” on the next page). In the ordinary course of our business during 2019, our subsidiaries provided and are expected to continue to provide financial advisory, sales and trading, treasury, and other financial or administrative services to Berkshire Hathaway, BlackRock, and Vanguard and their subsidiaries. These transactions were entered into on an arm’s-length basis and contain customary terms and conditions. Our company and its subsidiaries may also, in the ordinary course, invest in BlackRock or Vanguard funds or other products or buy or sell assets to or from BlackRock or Vanguard funds and separate accounts.

40      BANK OF AMERICA

   Stock ownership of directors, executive officers, and certain beneficial owners

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

Our voting securities are our common stock, Series B Preferred Stock, and Series 1, 2, 4, and 5 Preferred Stock. The following table shows the number of shares of our common stock beneficially owned as of March 2, 2020 by: (i) each director; (ii) each named executive officer; (iii) all directors and executive officers as a group; and (iv) beneficial owners of more than 5% of any class of our voting securities (as determined under SEC rules). As of that date, none of our directors and executive officers owned any shares of any class of our voting securities, other than as reported in the table below, or had any outstanding options or warrants for such shares. Each director, each named executive officer, and all directors and executive officers as a group beneficially owned less than 1% of our outstanding common stock. Unless otherwise noted, all shares of our common stock are subject to the sole voting and investment power of the directors and executive officers. The table below also contains information about other stock units that are not deemed beneficially owned under SEC rules.

		Other stock units
Name	Common stock beneficially owned	Deferred director stock awards(1)	Unvested restricted stock units(2)	Total
Directors
Sharon L. Allen(3)	88,460	—	—	88,460
Susan S. Bies	169,158	—	—	169,158
Jack O. Bovender, Jr.	123,415	—	—	123,415
Frank P. Bramble, Sr.(4)	93,417	159,738	—	253,155
Pierre J.P. de Weck	60,263	—	—	60,263
Arnold W. Donald	77,237	6,450	—	83,687
Linda P. Hudson	19,507	64,894	—	84,401
Monica C. Lozano	3,000	160,349	—	163,349
Thomas J. May(5)	2,142	306,751	—	308,893
Lionel L. Nowell III	3,930	103,206	—	107,136
Denise L. Ramos	—	8,693	—	8,693
Clayton S. Rose(6)	25,515	13,359	—	38,874
Michael D. White(7)	85,650	38,682	—	124,332
Thomas D. Woods(8)	71,037	—	—	71,037
R. David Yost	64,153	115,868	—	180,021
Maria T. Zuber	19,138	—	—	19,138
Named Executive Officers
Brian T. Moynihan(9)	1,792,203	—	1,762,058	3,554,261
Paul M. Donofrio	734,639	—	596,674	1,331,313
Dean C. Athanasia(10)	218,377	—	523,128	741,505
Geoffrey S. Greener	868,253	—	585,486	1,453,739
Thomas K. Montag(11)	3,122,775	—	954,766	4,077,541
All directors and executive officers as a group (28 persons)(12)	9,779,328	977,990	6,850,419	17,607,737

Name	Common stock beneficially owned	Percent of class
Certain Beneficial Owners
Warren E. Buffett/Berkshire Hathaway Inc.(13)	947,760,000	10.9%
The Vanguard Group(14)	620,154,081	7.1%
BlackRock, Inc.(15)	541,084,135	6.2%

(1)

For non-management directors, includes stock units credited to their accounts pursuant to deferrals made under the terms of the Director Deferral Plan. These stock units do not have voting rights and are not considered beneficially owned under SEC rules. Each unit has a value equal to the fair market value of a share of our common stock. These units, which are held in individual accounts in each director’s name, will be paid in cash upon the director’s retirement if vested at that time.

2020 PROXY STATEMENT      41

   Stock ownership of directors, executive officers, and certain beneficial owners

(2)

Includes the following stock units, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of March 2, 2020 and/or the stock units will be paid in cash and therefore do not represent the right to acquire stock:

Name	Time-based RSUs (TRSUs)	Cash-settled RSUs (CRSUs)	Performance RSUs (PRSUs)	Total stock units
Brian T. Moynihan	307,583	217,581	1,236,894	1,762,058
Paul M. Donofrio	223,645	—	373,029	596,674
Dean C. Athanasia	204,272	—	318,856	523,128
Geoffrey S. Greener	222,038	—	363,448	585,486
Thomas K. Montag	359,097	—	595,669	954,766
All executive officers as a group	2,560,388	217,581	4,072,450	6,850,419

Each stock unit has a value equal to the fair market value of a share of our common stock, but does not confer voting rights. TRSUs include the right to receive dividend equivalents and will be paid in shares of our common stock or cash at vesting or, in certain circumstances, after termination of employment. CRSUs do not include the right to receive dividend equivalents and will be paid in cash. PRSUs include the right to receive dividend equivalents and vest subject to attaining pre-established performance goals. To the extent earned, PRSUs granted in February 2016, February 2018, February 2019 and February 2020 will be settled 100% in shares of our common stock. For unearned PRSUs, the stock units shown include the number of PRSUs granted assuming 100% of the award will be earned; however, the actual number of stock units earned may vary depending upon achieving performance goals. Because they are economically comparable to owning shares of our common stock, certain of these stock units currently qualify for purposes of compliance with our stock ownership and retention requirements, except for PRSUs, which qualify only when earned.

(3)	Includes 1,000 shares of our common stock for which Ms. Allen shares voting and investment power with her spouse.

(4)	Includes 50,000 shares of our common stock for which Mr. Bramble shares voting and investment power with his spouse.

(5)

Includes 24,527 stock units held by Mr. May under the FleetBoston Director Stock Unit Plan, 3,406 stock units held under the Bank Boston Director Retirement Benefits Exchange Program, and 5,983 stock units held under the Bank Boston Director Stock Award Plan.

(6)	Includes 25,515 shares of our common stock for which Dr. Rose shares voting and investment power with his spouse.

(7)	Includes 77,000 shares of our common stock for which Mr. White shares voting and investment power with his spouse.

(8)	Includes 50,003 shares of our common stock for which Mr. Woods shares voting and investment power with his spouse.

(9)	Includes 58,376 shares of our common stock for which Mr. Moynihan shares voting and investment power with his spouse.

(10)	Includes 218,377 shares of our common stock for which Mr. Athanasia shares voting and investment power with his spouse.

(11)	Includes 812,061 shares of our common stock held by Mr. Montag in a family trust for which Mr. Montag shares investment power with his spouse, who is trustee.

(12)	Such persons have sole voting and investment power over 8,972,821 shares of our common stock and shared voting or investment power or both over 1,784,497 shares of our common stock.

(13)

Consists of common stock held indirectly by Warren E. Buffett, 3555 Farnam Street, Omaha, NE 68131 and Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131. According to a Schedule 13G/A filed with the SEC on February 14, 2020, Mr. Buffett and Berkshire Hathaway Inc. had shared voting and investment power with respect to all 947,760,000 shares. Information about other entities deemed to share beneficial ownership of the shares, including their voting and investment power, is disclosed in the Schedule 13G/A.

(14)

Consists of common stock held by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. According to a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group had sole voting power with respect to 12,287,374 shares, sole investment power with respect to 606,243,657 shares, shared voting power with respect to 2,427,442 shares, and shared investment power with respect to 13,910,424 shares.

(15)

Consists of common stock held by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. According to a Schedule 13G/A filed with the SEC on February 10, 2020, BlackRock, Inc. had sole voting power with respect to 466,268,947 shares and sole investment power with respect to 541,084,135 shares.

42      BANK OF AMERICA

   Director compensation

DIRECTOR COMPENSATION

Our director compensation philosophy is to appropriately compensate our non-management directors for the time, expertise, and effort required to serve as a director of a large, complex, and highly regulated global company, and to align the interests of directors and long-term shareholders.

Annual payments are made after the non-management directors are elected by shareholders. Non-management directors who begin their Board or committee chair service other than at the annual meeting of shareholders receive a prorated amount of annual compensation. Mr. Moynihan receives no compensation for his services as our sole management director.

2019 Director pay components

The primary elements of annual compensation and incremental awards for our non-management directors for 2019 are provided in the table below. Incremental awards recognize additional responsibilities and the time commitment of these critical Board leadership roles.

Annual award components		Incremental awards for board leadership
	Non- management directors ($)	Lead Independent Director ($)	Audit & Enterprise Risk Committee chairs ($)	Compensation and Human Capital & Corporate Governance, ESG, and Sustainability Committee chairs ($)
Cash Award	100,000	50,000	40,000	30,000
Restricted Stock Award	250,000	100,000	N/A	N/A

The annual restricted stock award in 2019 was made pursuant to the Bank of America Key Employee Equity Plan (KEEP). The number of restricted shares awarded is equal to the dollar value of the award divided by the closing price of our common stock on the NYSE on the grant date, rounded down to the next whole share, with cash paid for any fractional share. Dividends are paid on the award when they are paid on shares of our common stock. The annual restricted stock award is subject to a one-year vesting requirement. If a director retires before the one-year vesting date, a prorated amount of the award vests based on the number of days the director served during the vesting period before retirement. Any unvested amount of the award is forfeited.

2019 Director compensation review

Our Compensation and Human Capital Committee annually reviews and periodically recommends updates to the director compensation program to our Board for approval. The Committee’s recommendation takes into account our director compensation philosophy, changes in market practices, and consultation with the Committee’s independent compensation consultant, Farient Advisors. No changes were made to the form or amount of director compensation as part of the 2019 review.

Director deferral plan

Non-management directors may elect to defer all or a portion of their annual restricted stock or cash awards through the Bank of America Corporation Director Deferral Plan (Director Deferral Plan). When directors elect to defer their restricted stock award, their “stock account” is credited with “stock units” equal in value to the restricted stock award and subject to the same vesting requirement applicable to restricted stock awards to directors. Each stock unit is equal in value to a share of our common stock but because it is not an actual share of our common stock, it does not have any voting rights. When directors elect to defer their cash award, they may choose to defer into either a stock account or a “cash account.” Deferrals into a stock account are credited with dividend equivalents in the form of additional stock units and deferrals into the cash account are credited with interest at a long-term bond rate. Following retirement from our Board and depending on the director’s selection, a non-management director may receive the stock account balance (to the extent vested) and cash account balance in a single lump sum cash payment or in a series of cash installment payments.

Stock retention requirements and hedging prohibition for non-management directors

•

Under our stock retention requirements, non-management directors are required to hold and cannot sell the restricted stock they receive as compensation (except as necessary to pay taxes on taxable events such as vesting) until termination of their service. All non-management directors are in compliance with these requirements.

2020 PROXY STATEMENT      43

   Director compensation

•	Our Code of Conduct prohibits our directors from hedging and speculative trading of company securities.

•	See “Hedging policy” on page 28 for additional information about our hedging prohibition rules.

2019 Director compensation

The following table shows the compensation paid to our non-management directors for their services in 2019:

Director	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Sharon L. Allen	140,000	250,000	10,000	400,000
Susan S. Bies	100,000	250,000	141,528	491,528
Jack O. Bovender, Jr.	150,000	350,000	3,000	503,000
Frank P. Bramble, Sr.	140,000	250,000	—	390,000
Pierre J.P. de Weck	100,000	250,000	221,979	571,979
Arnold W. Donald	100,000	250,000	—	350,000
Linda P. Hudson	100,000	250,000	—	350,000
Monica C. Lozano	130,000	250,000	17,998	397,998
Thomas J. May	130,000	250,000	—	380,000
Lionel L. Nowell III	100,000	250,000	34,704	384,704
Denise L. Ramos(4)	74,520	186,300	14,363	275,183
Clayton S. Rose	100,000	250,000	18,896	368,896
Michael D. White	100,000	250,000	31,239	381,239
Thomas D. Woods	100,000	250,000	20,310	370,310
R. David Yost	100,000	250,000	—	350,000
Maria T. Zuber	100,000	250,000	15,215	365,215

(1)

The amounts in this column represent the annual cash award plus any Lead Independent Director or committee chair cash retainers paid in 2019, including amounts deferred under the Director Deferral Plan. For 2019 cash awards deferred into the stock account under the Director Deferral Plan, our directors were credited with the stock units shown in the table below based on the closing price of our common stock on the date of deferral:

Director	Stock units (#)	Value of deferred stock units ($)
Thomas J. May	4,330.45	130,000
Lionel L. Nowell III	3,331.11	100,000
Denise L. Ramos	2,456.16	74,520
R. David Yost	3,331.11	100,000

(2)

The amounts in this column represent the aggregate grant date fair value of restricted stock awards granted during 2019, whether or not those awards were deferred under the Director Deferral Plan. The grant date fair value is based on the closing price of our common stock on the NYSE on the grant date. As of December 31, 2019, our non-management directors held the number of unvested shares of restricted stock or, if deferred, unvested stock units shown in the table below:

Director	Unvested shares of restricted stock or stock units (#)
Sharon L. Allen	8,327
Susan S. Bies	8,327
Jack O. Bovender, Jr.	11,658
Frank P. Bramble, Sr.	8,328
Pierre J. P. de Weck	8,327
Arnold W. Donald	8,327
Linda P. Hudson	8,328

44      BANK OF AMERICA

   Director compensation

Director	Unvested shares of restricted stock or stock units (#)
Monica C. Lozano	8,328
Thomas J. May	8,328
Lionel L. Nowell III	8,328
Denise L. Ramos	6,140
Clayton S. Rose	8,328
Michael D. White	8,328
Thomas D. Woods	4,496
R. David Yost	8,328
Maria T. Zuber	8,327

(3)

Our directors are eligible to participate in our matching gifts program, under which our charitable foundation matches up to $5,000 in donations made annually by our employees and active directors to approved charitable organizations. Eligibility for matching gifts is based on the year the charitable donation was made by the director although the match may be completed in a subsequent year. This program is also available to all U.S.-based, benefits eligible employees. The values in this column reflect the amounts that were donated to charities in 2019 on behalf of directors under the matching gifts program. The following amounts match director donations made in 2019: Mr. Bovender, $3,000; Mr. de Weck, $4,980; and Mr. Woods, $1,000 and the following amounts match director donations made prior to 2019: Ms. Allen, $10,000; Ms. Lozano, $5,000; Dr. Rose, $5,000; and Mr. White, $5,000.

This column includes the perquisites received by a director to the extent the total value of such perquisites was equal to or exceeded $10,000, as required under SEC rules.

Spouses and guests of directors were invited to our company’s annual strategic planning meeting in November 2019 and certain other business events to allow the Board to meet additional members of management for succession planning purposes and to strengthen collegiality among management and directors. This column includes the actual aggregate incremental cost incurred in connection with any director’s spouse or guest ground transportation, commercial air travel, lodging, meal, activities and any other incidental event-related expenses.

Ms. Bies served as chair of the board of directors of Merrill Lynch International (MLI), a United Kingdom broker-dealer subsidiary of Bank of America until January 1, 2020. For her services as a non-management director of MLI in 2019, Ms. Bies received an annual cash retainer totaling £100,000, which was paid monthly. The retainer paid in 2019 is reported in the table above based on a weighted average exchange rate of approximately 0.79 pounds sterling to one dollar. The exchange rate used for each payment was based on the average exchange rate for the month prior to the month of payment.

Mr. de Weck is a member of the board of directors of MLI. For his services as a non-management director of MLI and chair of the risk committee, Mr. de Weck received an annual cash retainer totaling £100,000. Mr. de Weck was appointed chair of the board of directors of BofA Securities Europe S.A. (BofASE), a French broker-dealer subsidiary of Bank of America, on January 21, 2019. For his services as chair of the board of directors of BofASE, Mr. de Weck received an annual cash retainer totaling €85,000, which was paid monthly and prorated for his period of service. The retainers paid in 2019 are reported in the table above based on a weighted average exchange rate of approximately 0.79 pounds sterling to one dollar for his MLI service and approximately 0.89 euros to one dollar for his BofASE service. The exchange rate used for each payment was based on the average exchange rate for the month prior to the month of payment.

(4)	Ms. Ramos became a director in July 2019. The amount for Ms. Ramos reflects a prorated award for her period of service.

2020 PROXY STATEMENT      45

   Proposal 2: Approving our executive compensation (an advisory, non-binding “Say on Pay” resolution)

PROPOSAL 2: APPROVING OUR EXECUTIVE COMPENSATION (AN ADVISORY, NON-BINDING “SAY ON PAY” RESOLUTION)

We are seeking an advisory vote to approve our executive compensation for 2019. At our 2017 annual meeting of shareholders, a majority of shareholders voted to have a “Say on Pay” vote each year. As a result, we will conduct an advisory vote on executive compensation annually at least until the next shareholder advisory vote on the frequency of such votes.

Although the “Say on Pay” vote is advisory and is not binding on our Board, our Compensation and Human Capital Committee will take into consideration the outcome of the vote when making future executive compensation decisions. At the 2019 annual meeting of shareholders, nearly 96% of the votes cast favored our “Say on Pay” proposal. The Committee considered this result and input from investors during our shareholder engagement process, and in light of the strong support, maintained a consistent overall approach for 2019.

Our Board believes that our current executive compensation program appropriately links compensation realized by our executive officers to our performance and properly aligns the interests of our executive officers with those of our shareholders. The details of this compensation for 2019, and the reasons we awarded it, are described in “Compensation discussion and analysis,” starting below.

Our Board recommends a vote “for” approving our executive compensation (an advisory, non-binding “Say on Pay” resolution) (Proposal 2).

Our Board recommends that our shareholders vote in favor of the following resolution:

“Resolved, that our shareholders approve, on an advisory basis, the compensation of our company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion disclosed in this proxy statement.”

COMPENSATION DISCUSSION AND ANALYSIS

46      BANK OF AMERICA

   Compensation discussion and analysis

1. Executive summary

a. Executive compensation philosophy

Our compensation philosophy is to pay for performance over the long-term, as well as on an annual basis. Our performance considerations include both financial and non-financial measures—including the manner in which results are achieved—for the company, line of business, and the individual. These considerations reinforce and promote Responsible Growth and maintain alignment with our Risk Framework. Our executive compensation program provides a mix of salary, incentives, and benefits paid over time to align executive officer and shareholder interests. Our Compensation and Human Capital Committee has the primary responsibility for approving our compensation strategy and philosophy, and the compensation programs applicable to our named executive officers listed below. With respect to Mr. Moynihan’s compensation, our Compensation and Human Capital Committee makes a recommendation that is further reviewed and approved by the independent members of the Board.

Named executive officers

Brian T. Moynihan	Chairman and Chief Executive Officer

Paul M. Donofrio	Chief Financial Officer

Dean C. Athanasia	President, Retail and Preferred & Small Business Banking

Geoffrey S. Greener	Chief Risk Officer

Thomas K. Montag	Chief Operating Officer

b. 2019 Executive compensation highlights

•	Our design is aligned with our focus on Responsible Growth and has been consistent for more than 7 years, receiving an average of 94.5% shareholder support during that period, and includes:

O	a mix of fixed and variable pay,
O	cancellation and clawback features in all equity-based incentives, and
O	the deferral of a majority of variable pay through equity-based incentives.

•	Our risk management practices encourage sustainable performance over time

•	Total compensation awarded to Mr. Moynihan for 2019 is $26.5 million, unchanged from 2018

•	94.3% of Mr. Moynihan’s 2019 awarded total compensation is variable and directly linked to company performance

•

Half of Mr. Moynihan’s 2019 variable pay is awarded as performance restricted stock units and must be re-earned, meaning 100% of the award is the maximum that can be earned, and vesting occurs only if performance standards are met over a three-year period

•	50% of net after-tax shares Mr. Moynihan receives as compensation must be retained until one year after retirement

c. Shareholder engagement & “Say on Pay” results

We conduct shareholder engagement throughout the year and provide shareholders with an annual opportunity to cast an advisory “Say on Pay” vote. At our 2019 annual meeting of shareholders, out of approximately 9.6 billion shares outstanding and entitled to vote nearly 96% of the approximately 7 billion votes cast favored our “Say on Pay” proposal. This is our highest “Say on Pay” approval result to date and represents the 9th consecutive year of “Say on Pay” approval of 92% or higher. Additionally, in 2019 and early 2020, management and directors met with investors owning approximately 31% of our outstanding common shares and, at the majority of these meetings, discussed our executive compensation program, human capital management, and other compensation-related matters. These discussions, together with the 2019 “Say on Pay” results, indicated strong support for our 2018 compensation program and influenced our decision to maintain a consistent overall approach for 2019.
Historical “Say on Pay” votes

2020 PROXY STATEMENT      47

   Compensation discussion and analysis

2. 2019 Company & segment performance

We achieved strong results in 2019. We continued our focus on what we control and drive: growing loans and deposits, managing our cost base while innovating and making necessary investments, and using a strong balance sheet to return capital to our shareholders. We are doing this responsibly and within our Risk Framework while listening to our clients, communities, and employees when they answer the question: “What would you like the power to do?”. We closed 2019 with a company that we believe is stronger, safer, and more efficient and are ready to deliver Responsible Growth again in 2020.

Following are financial highlights and key measures of company and line of business performance that our Compensation and Human Capital Committee considered in evaluating the 2019 performance of our named executive officers.

a. Company performance

•  Net income of $27.4 billion, or $2.75 per diluted share, compared with $28.1 billion and $2.61 per share in 2018

•  Excluding 3Q impairment charge, net income for 2019 was $29.1 billion, or $2.93 per diluted share*

•  Return on average assets (ROA) of 1.14%, return on average common shareholders’ equity of 10.62%, and return on average tangible common shareholders’ equity of 14.86%*

•  Book value per share increased to $27.32 in 2019; and tangible book value per share increased to $19.41 in 2019*

•  Net charge-off ratios remained near historic lows

•  Noninterest expense of $54.9 billion; $52.8 billion excluding the 3Q impairment charge,* continuing the company’s focus on operating cost controls while increasing the company’s minimum hourly wage

•  Common equity tier 1 ratio of 11.2%, remained well above our 9.5% regulatory requirement

•  Business referrals increased 10.9% to 7.8 million in 2019, due to continued focus on customer-driven strategy

•  Returned $34 billion in capital to shareholders through common dividends and share repurchases while investing in the company, our employees, and communities we live and work in across the globe

•  Total shareholder return above primary competitor group average, as well as the S&P 500 Index average, on a 1-year, 3-year, and 5-year basis

*   Represents a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

b. Segment performance

Business ($ in millions)	Total revenue(1)		Provision for credit losses		Noninterest expense		Net income (loss)
	2019	2018	2019	2018	2019	2018	2019	2018

Consumer Banking	38,587	37,618	3,772	3,664	17,618	17,672	12,984	12,132

Global Wealth & Investment Management	19,537	19,453	82	86	13,823	14,015	4,252	3,988

Global Banking	20,483	20,001	414	8	9,017	8,745	8,068	8,325

Global Markets	15,614	16,183	(9)	—	10,722	10,835	3,504	3,958

All Other(2)	(2,382)	(1,625)	(669)	(476)	3,720	1,887	(1,378)	(256)

Total Corporation	91,244	91,020	3,590	3,282	54,900	53,154	27,430	28,147

2019 Adjusted Total Corporation(3)	Noninterest Expense = $52,828 million	Net Income = $29,129 million

(1)

Bank of America Corporation reports its results of operations, including total revenue, for each business segment and All Other on a fully-taxable equivalent (FTE) basis. Total revenue for Bank of America Corporation on an FTE basis was $91,839 million for 2019 and $91,630 million for 2018, which are non-GAAP financial measures. FTE basis adjustments were $595 million and $610 million in 2019 and 2018. See Appendix A for more information about total revenue of Bank of America Corporation on an FTE basis.

(2)

“All Other” consists of asset and liability management activities, equity investments, non-core mortgage loans and servicing activities, liquidating businesses, and certain expenses not otherwise allocated to a business segment.

(3)	Represent non-GAAP financial measures. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

48      BANK OF AMERICA

   Compensation discussion and analysis

Segment highlights(1)

The Compensation and Human Capital Committee believes the company and segment performance highlights discussed below, as well as other company and business results, reflect that management is delivering Responsible Growth, continuing to streamline and simplify our company, and driving operational excellence. The four segments are comprised of our eight lines of business which are how we serve the core financial needs of people, companies, and institutions.

(1) Segment highlights compare to 2018 unless otherwise noted.

(2) Represents a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

2020 PROXY STATEMENT      49

   Compensation discussion and analysis

3. Executive compensation program features

a. Executive pay components & variable pay mix

Our Compensation and Human Capital Committee determines the pay for our named executive officers for each performance year. For the CEO, a portion of the compensation is delivered as base salary and the remainder as restricted stock units. For named executive officers other than the CEO, a portion of the compensation is delivered as base salary and the remainder as annual cash incentive and restricted stock units.

Restricted stock units are divided into two components: time-based and performance-based. Our time-based awards vest ratably over three years except for the CEO’s cash-settled restricted stock units that vest over one year. Our performance-based awards continue to use a re-earn approach, meaning 100% of the award is the maximum that can be earned, and vest only if performance standards are met over a three-year period. Future adverse performance below these standards will decrease the amount paid, and no PRSUs will be re-earned if results are below the minimum standards.

We believe this pay-for-performance structure, which emphasizes variable pay, helps motivate our executives to deliver sustained shareholder value and Responsible Growth.

The following chart provides an overview of the 2019 pay components for our named executive officers, including the vesting and performance standards that provide a multi-year lookback on 2019 achievements. These pay components, including the vesting and performance standards, are unchanged from last year.

Performance Year 2019 Pay Components

Description	How it pays
Base salary

• Determined based on job scope, experience, and market comparable positions; provides fixed income to attract and retain executives and balance risk-taking	• Semi-monthly cash payment through 2019

Annual cash incentive—except CEO

• Provides short-term variable pay for the performance year for non-CEO executives	• Single cash payment in February 2020

Cash-settled restricted stock units (CRSUs)—CEO only

• Track stock price performance over 1-year vesting period • Vest in 12 equal installments from March 2020 – February 2021	• Granted in February 2020 • Cash-settled upon vesting

Performance restricted stock units (PRSUs)

•  Vest based on future achievement of specific return on assets and growth in adjusted tangible book value (TBV) standards over 3-year performance period

•  Track company and stock price performance

•  Encourage sustained earnings during the performance period; future adverse performance below these standards will decrease the amount paid

•  Granted in February 2020

•  If performance standards are achieved, grants will be re-earned at the end of the performance period (2022)

•  100% is the maximum that can be re-earned

•  If both threshold standards are not achieved, the entire award is forfeited

•  Stock-settled to the extent re-earned

See “Results for performance restricted stock units” on page 58 for the vesting and value of prior awards.

Time-based restricted stock units (TRSUs)
• Track stock price performance over 3-year vesting period • Align with sustained longer-term stock price performance	• Granted in February 2020 • Vest in three equal annual installments beginning in February 2021 • Stock-settled upon vesting

Performance Year 2019 Variable Pay Mix

•  A majority of variable pay is delivered as equity-based awards that reflect the balance between short-term and long-term results

•  The charts below illustrate the variable pay mix for our CEO and other named executive officers

50      BANK OF AMERICA

   Compensation discussion and analysis

b. Compensation risk management features

Our Compensation and Human Capital Committee believes that the design and governance of our executive compensation program encourage executive performance consistent with the highest standards of risk management.

i. Pay practices

Highlighted below are the key features of our compensation program for executive officers, including the pay practices we have implemented to drive Responsible Growth, encourage executive retention, promote conduct consistent with our values, and align executive and shareholder interests. We also identify certain pay practices we have not implemented because we believe they do not serve our risk management standards or shareholders’ long-term interests.

What We Do	Pay for performance and allocate individual awards based on actual results and how results were achieved
Use balanced, risk-adjusted performance measures
Review feedback from independent control functions in performance evaluations and compensation decisions
Provide appropriate mix of fixed and variable pay to reward company, line of business, and individual performance
Defer a majority of variable pay as equity-based awards
Apply clawback features to all executive officer variable pay
Require stock ownership and retention to retirement of a significant portion of equity-based awards
Engage with shareholders on governance and compensation
Prohibit hedging and speculative trading of company securities
Grant equity-based awards on a pre-established date to avoid any appearance of coordination with the release of material non-public information

What We Don’t Do	Change in control agreements for executive officers
Severance agreements for executive officers
Multi-year guaranteed incentive awards for executive officers
Severance benefits to our executive officers exceeding two times base salary and bonus without shareholder approval per our policy
Accrual of additional retirement benefits under any supplemental executive retirement plans
Excise tax gross-ups upon change in control
Discounting, reloading, or repricing stock options without shareholder approval
Single-trigger vesting of equity-based awards upon change in control
Adjust PRSU results for the impact of litigation, fines, and penalties or impairment charges

Additionally, it is not our policy to provide for the accelerated vesting of equity awards upon an employee’s voluntary resignation to enter government service. We do not anticipate changing our approach.

The “Compensation governance and risk management” discussion beginning on page 26 contains more information about our Compensation Governance Policy and our compensation risk management practices. That section describes our Chief Risk Officer’s review and certification of our incentive compensation programs and our Chief Audit Executive’s risk-based review of our incentive plans. We also describe the extent to which our CEO participates in determining executive officer compensation, and the role of Farient Advisors, the Committee’s independent compensation consultant.

2020 PROXY STATEMENT      51

   Compensation discussion and analysis

ii. Multiple cancellation & clawback features

Our equity-based awards are subject to three separate and distinct features that can result in the awards being cancelled or prior payments being clawed back in the event of certain detrimental conduct or financial losses. We believe these features encourage appropriate behavior and manage risk in our compensation program. Our named executive officers are subject to all three cancellation and clawback features.

	Detrimental conduct cancellation & clawback	Performance-based cancellation	Incentive compensation recoupment policy

Who

•  Applies to approximately 18,700 employees who received equity-based awards as part of their 2019 incentive compensation, as well as all recipients of our special equity-based awards granted in February 2019

•  Applies to approximately 4,800 employees who are deemed to be “risk takers” and received equity-based awards as part of their 2019 compensation

•  “Risk takers” defined according to banking regulations and company policies

• Applies to all of our executive officers • Our policy covers a broader group of executives than required by the Sarbanes-Oxley Act, which covers only the CEO and Chief Financial Officer

When

•  An employee engages in certain “detrimental conduct,” including:

O  illegal activity

O  breach of a fiduciary duty

O  intentional violation or grossly negligent disregard of our policies, rules, and procedures

O  trading positions that result in a need for restatement or significant loss

O  conduct constituting “cause”

•  Our company, a line of business, a business unit, or an employee experiences a loss outside of the ordinary course of business and the employee is found to be accountable based on:

O  the magnitude of the loss

O  the decisions that may have led to the loss

O  the employee’s overall performance

• When fraud or intentional misconduct by an executive officer causes our company to restate its financial statements
What	• All unvested equity awards will be cancelled • Any previously vested award may be recouped, depending on the conduct	• All or part of the outstanding award may be cancelled	• Any incentive compensation may be recouped as determined by the Board or a Board committee • Any action necessary to remedy the misconduct and prevent its recurrence may be taken

Since 2011, all of our equity-based awards provide that they are subject to any final rules implementing the compensation clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) that the SEC and NYSE may adopt. We intend to update our policies to reflect any applicable rules implementing the Dodd-Frank Act clawback requirements that are finalized, released, and become effective.

Pursuant to our Incentive Compensation Forfeiture & Recoupment Disclosure Policy, we will disclose publicly the incentive forfeitures or clawbacks recovered from certain senior executives in the aggregate pursuant to our Detrimental Conduct and Incentive Compensation Recoupment policies described above, subject to certain privacy, privilege, and regulatory limitations.

iii. Stock ownership & retention requirements

Our stock ownership and retention requirements align executive officer and shareholder interests by linking the value realized from equity-based awards to sustainable company performance. Beginning with awards granted for 2012, our Corporate Governance Guidelines require:

Minimum shares of common stock owned		Retention

Chief Executive Officer	500,000 shares	50% of net after-tax shares received from equity-based awards retained until one year after retirement

Other Executive Officers	300,000 shares	50% of net after-tax shares received from equity-based awards retained until retirement

New executive officers have up to five years to be in compliance with these requirements. Full-value shares and units owned, awarded, or deemed beneficially owned are included in the stock ownership calculations; PRSUs are included only when earned and stock options are not included. Our Code of Conduct prohibits our executive officers from hedging and speculative trading of company securities. See the “Hedging policy” section on page 28 for more information on our hedging policy and rules.

52      BANK OF AMERICA

   Compensation discussion and analysis

4. Compensation decisions and rationale

a. Pay evaluation & decision process

Each year, our Compensation and Human Capital Committee reviews our named executive officers’ performance using a balanced and disciplined approach to determine their base salaries and variable compensation awards. The approach for 2019 included a range of performance and governance considerations as inputs into compensation decisions.

*	Pages 54 through 56 provide material factors aligned to each of the four tenets the Committee considered.

2020 PROXY STATEMENT      53

   Compensation discussion and analysis

b. Individual performance highlights

Brian T. Moynihan	Mr. Moynihan has served as the Chief Executive Officer of Bank of America Corporation since January 2010 and as Chairman of our Board since October 2014.
Grow and win in the market

•   Reported net income of $27.4 billion in 2019 including a $1.7 billion non-cash after-tax 3Q impairment charge related to the notice of termination of our merchant services joint venture at the conclusion of its current term, down 3% from 2018; excluding this impairment charge, net income was $29.1 billion, up 3% from 2018(1)

•   Revenue of $91.2 billion, held relatively flat compared to 2018 despite the headwinds of a reversal in interest rate directions as solid client activity resulted in good loan and deposit growth

•   Returned $34 billion of capital to shareholders through common dividends and share repurchases, 34% higher than 2018

•   Demonstrated consistent Responsible Growth with regard to managing costs while increasing the company’s minimum hourly wage. 2019 noninterest expense was $54.9 billion, $52.8 billion excluding the 3Q impairment charge,(1) compared to $53.2 billion in 2018

•   Annual total shareholder return of 46.2% (compared to -15.0% in 2018) is above primary competitor group average, as well as the S&P 500 Index average, on a 1-year, 3-year, and 5-year basis

Grow with our customer–focused strategy

•   Best Bank in the World by Global Finance magazine

•   Continued to deliver One Company, humanize Responsible Growth, and modernize our brand with next generation positioning “Power to” initiative

•   In 2019 became the first financial services company to be both mobile app and online banking-certified by J.D. Power for providing “Outstanding Customer Experience”

•   Continued to drive new capabilities for 38 million digital banking users with use of Erica (AI-driven financial digital assistant) surpassing 10 million users and increased volume of transactions through Zelle (digital payments app) increasing to over $78 billion in 2019

•   Consistent average loan and deposit growth across the business: total average loans and leases grew 2.7% compared to 2018 and total average deposits increased for more than 11 years to $1,380 billion in 2019

Grow within our Risk Framework

•   Successful submission of the 2019 stress test and resolution plan; 22% increase in dividends per common share as compared to 2018

•   Credit ratings continue to improve; upgraded by all three agencies in the past 24 months and rated at the top of the range of its primary U.S. competitors by S&P and Moody’s

•   Continued to focus on proactive risk management, strong governance, and discipline in client selection and underwriting standards to drive Responsible Growth

•   Reduced non-performing loans, leases, and foreclosed properties by 27%, continuing the decline each year since 2009; net charge-off ratio continued to decline to 38 bps compared to 41 bps in 2018

Grow in a sustainable manner

•   Dow Jones Sustainability Index recognized ESG efforts, marking the sixth year to be named to the World Index and the seventh consecutive year named to the North America Index

•   Highest ranked global bank in Fortune’s Change the World list of companies

•   Continued to execute on our strategy to transform into a leaner, stronger and simpler company; driving a more efficient and sustained management structure and culture through Simplify and Improve, Organizational Health and Operational Excellence initiatives

•   Delivered $125 billion goal to mobilize capital to low-carbon, sustainable business activities six years ahead of schedule, announced new 10-year $300 billion environmental business commitment

•   Delivered approximately $250 million in philanthropic investments to drive economic mobility and social progress in the communities we serve from the Bank of America Charitable Foundation

•   All enterprise diversity scorecard metrics are up year-over year across the enterprise as compared to 2018

•   Served as Chairman of the Bank Policy Institute and the World Economic Forum’s International Business Council, helping shape industry and broader public company positions on economic policy, job creation, and corporate/investor sustainability metrics for long-term value creation

•   Industry leader in being a great place to work:

O   Best Big Companies to Work For (only financial services company recognized) and 100 Best Companies to Work For by Fortune in 2019 and as recently announced, included again on both lists for 2020

O   The company published its first ever human capital management report, disclosing the breadth and depth of the investment in its people, including a robust reporting of key metrics across diversity and inclusion, employee satisfaction, and turnover.

O   Accelerated the increase in minimum rate of pay, to be raised to $20 per hour (from $17) in the first quarter of 2020 for all hourly U.S. employees

O   2019 Catalyst Award, which recognizes companies who display innovative organizational efforts to advance women in the workplace

O   2019 Bloomberg Gender-Equality Index for the fourth year

O   World’s Best Bank for Diversity and Inclusion by Euromoney for the third time in four years

O   Named to 2019 Best Companies for Dads list for the second year in a row and 100 Best Companies list for the 31st consecutive year by Working Mother

See “Being a great place to work” on page 35 for additional external recognition.

(1)	Represents a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

54      BANK OF AMERICA

   Compensation discussion and analysis

Paul M. Donofrio

Mr. Donofrio is Chief Financial Officer, with responsibility for the overall financial management of the company, including accounting, financial and regulatory reporting, balance sheet management, financial planning and analysis, corporate treasury, investor relations, corporate investments, and tax. His responsibilities also include leading Enterprise Cost Management, a company-wide initiative that is central to delivering operational excellence and Responsible Growth.

Grow and win in the market

•   Drove company expense management efforts resulting in noninterest expense of $54.9 billion ($52.8 billion excluding the 3Q impairment charge),(1) compared with $53.2 billion in 2018; achieved while increasing investments in technology, company initiatives, communities we serve, and our associates

•   Provided transparency and strategic insights to business leaders (e.g., expense and forecast discussions, loan and deposit trends) contributing to enhanced decision-making

•   Continued active engagement with shareholders driving messages of Responsible Growth and controlling what we can control; the common stock price increased 42.9% while delivering $34 billion in capital back to shareholders in 2019 through share repurchases and dividends

Grow with our customer-focused strategy

•   Effectively delivered both holistic and detailed context of enterprise strategy, including Responsible Growth, through increased interactions with media, sell-side analysts, and investors

•   Strengthened strategic partnership with businesses through enhanced engagement on capital, liquidity, and returns

Grow within our Risk Framework

•   Successfully implemented accounting changes, enhancing transparency of overall financial and regulatory reporting and continued accuracy and timeliness of reports

•   Led efforts to achieve strong ratios across key financial metrics, demonstrating the safety and soundness of our balance sheet and liquidity

•   Enhanced CFO processes and controls to promote robust consideration and monitoring of all key risks across the company’s Risk Framework

Grow in a sustainable manner

•   Evolved the CFO operating model to better align management responsibilities and centralize activities for more effective and efficient execution

•   Strengthened our focus on operational excellence and led location strategy efforts, resulting in CFO work being more accurate, less risky, and more efficient

•   Expanded comprehensive talent management processes focused on developing, retaining, and promoting visibility for top performers and diverse talent; within senior roles, female representation increased 8% and Black/African American representation increased 27% compared to 2018

•   Significantly improved the CFO function’s employee engagement results by listening to CFO employees and revamping efforts to make the organization a Great Place to Work

Dean C. Athanasia

Mr. Athanasia is the head of Retail and Preferred & Small Business Banking, where he is responsible for serving approximately 66 million consumer and small business clients in the United States with a full range of products and services, delivered with unmatched convenience and exceptional client experience.

Grow and win in the market

•   Increased Consumer Banking revenues by 3% from 2018 to $38.6 billion and net income by 7% from 2018 to $13.0 billion

•   Reduced the efficiency ratio for Consumer Banking to 46% in 2019, down 132 bps compared to 2018

•   Increased Consumer Banking average client assets by 8% year-over-year to $1.2 trillion

Grow with our customer-focused strategy

•   Named North America’s Best Digital Bank by Euromoney in July 2019, one of 60 industry awards won by Consumer Banking

•   Strong focus on client experience, reaching an all-time high with 84% of Consumer and Small Business clients rating Bank of America a 9 or 10 on a 10-point scale

•   Mobile banking users continued to grow, up 10.4% to 29.2 million in 2019. Erica continued to be the industry’s leading AI assistant, surpassing 10 million total users since launch

Grow within our Risk Framework

•   Ranked #1 in total Retail Deposit Share, per 2019 FDIC data, while constantly monitoring and adjusting to the competitive landscape

•   Continued to streamline operations through significant investment in technology, financial centers, and client professionals

Grow in a sustainable manner

•   Committed to supporting individuals and businesses in underserved communities; one-third of our financial centers and ATMs located in low and moderate-income neighborhoods

•   Continued focus on building a strong, diverse workforce to better reflect the clients and communities we serve and to provide a diverse pipeline for future leaders, with 59% ethnically diverse employees

•   Decreased Consumer Banking noninterest expense by $54 million year-over-year to $17.6 billion, driven by lower FDIC expense, operating efficiencies, and digitization

For additional details on Consumer Banking performance, see “2019 Company & segment performance” on page 48.

(1)   Represents a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

2020 PROXY STATEMENT      55

   Compensation discussion and analysis

Geoffrey S. Greener

Mr. Greener is Chief Risk Officer and is responsible for overseeing the company’s governance and strategy for global risk management, including relationships with key regulators and supervisory institutions worldwide.

Grow and win in the market

•   Supported Responsible Growth across lines of business while encouraging focus on strong client selection and disciplined underwriting within the company’s risk appetite; total average loans and leases in all business segments grew 5.0% year-over-year

•   Continued company-wide engagement to reinforce that managing risk well is foundational to serving our customers and growing responsibly

•   The company received upgrades to debt ratings from Moody’s, highlighting stress tests results versus peers, a more cautious approach to loan growth, and strict limits on concentrations as factors

Grow with our customer-focused strategy

•   Continued strong asset quality across the portfolio with a fourth quarter 2019 net charge-off ratio of 39 bps, flat from the fourth quarter of 2018 and down 14 bps from the fourth quarter of 2017

•   Nonperforming loans of $3.8 billion; allowance for loan and lease losses as a percentage of total loans and leases outstanding remains near historic lows

•   Improved and automated risk management processes to more efficiently and effectively serve customers

Grow within our Risk Framework

•   Drove continued emphasis on identifying issues internally and resolving them in a timely manner, exceeding the company-wide target for self-identifying issues

•   Continued to enhance risk processes and controls to ensure that our oversight of risk evolves along with the changing environment

•   Maintained strong communication and engagement with the Board and led robust conversations on top and emerging risks

Grow in a sustainable manner

•   Employee engagement survey results continue to demonstrate that our risk culture is sound, with risk-related scores at all-time highs and above industry benchmarks

•   Improved on all diversity metrics versus 2018, including increases at senior role representation for female, Black/African American, and Hispanic/Latino leaders, and continued to drive diversity and inclusion initiatives through engagement, recruitment, and mentorship to further develop and retain top diverse leaders

•   Reinforced proactive and dynamic risk management including portfolio stress testing, enhanced reporting, and extensive reviews in focus areas

Thomas K. Montag

Mr. Montag is Chief Operating Officer and is responsible for all of our businesses that serve companies and institutional investors, including middle-market commercial and large corporate clients, and institutional investor clients. Mr. Montag also oversees Bank of America’s Global Research and Global Markets Sales and Trading businesses. Bank of America serves clients in more than 100 countries and has relationships with 95% of the U.S. Fortune 1000 companies and 77% of the Fortune Global 500.

Grow and win in the market

•   Global Banking net income of $8.1 billion (down 3% from 2018) with an efficiency ratio of 44% and return on average allocated capital of 20%

•   Global Markets navigated challenging headwinds in 2019 while maintaining focus on risk management; net income of $3.5 billion, $3.7 billion excluding net DVA,(1) down 11% from 2018 with return on average allocated capital 10%

•   Combined average loans and leases up 4% from 2018 to $446 billion and combined average deposits up 7% from 2018 to $394 billion for Global Banking and Global Markets; investment banking fees market share improved 70 bps

Grow with our customer-focused strategy

•   Named North America’s best bank for financing by Euromoney and Securitization Bank of the Year by GlobalCapital in the European market

•   Regained #1 rank as Institutional Investor’s Top Global Research Firm of the Year for the seventh time in the past nine years

Grow within our Risk Framework

•   Recorded positive trading-related revenue for 98% of trading days during 2019; 80% of trading days had daily trading gains of over $25 million

•   Continued to optimize our structure and operations in response to regulatory and macroeconomic change, including strategic positions related to the United Kingdom’s exit from the European Union

Grow in a sustainable manner

•   Sustained focus on organizational health and manager effectiveness

•   Continued commitment to recruiting and developing diverse talent and fostering an inclusive environment, including increases in diverse hires in campus programs year over year, and increases in senior role representation for female, Black/African American, and Hispanic/Latino leaders

•   Drove employee engagement and retention through innovative programs, including the Work Place Modernization real estate strategy and internal mobility

For additional details on Global Banking and Global Markets performance, see “2019 Company & segment performance” on page 48.

(1) Represents a non-GAAP financial measure. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

56      BANK OF AMERICA

   Compensation discussion and analysis

c. 2019 Compensation decisions

The Compensation and Human Capital Committee determined 2019 variable compensation in January 2020 after completing its review of annual performance as described in “Pay evaluation & decision process” on page 53. The following table summarizes performance year 2019 compensation:

Name	Base salary ($)	Annual cash incentive ($)	Cash- settled restricted stock units ($)	Performance restricted stock units ($)	Time-based restricted stock units ($)	Total ($)

Brian T. Moynihan	1,500,000	—	7,500,000	12,500,000	5,000,000	26,500,000

Paul M. Donofrio	1,000,000	4,800,000	—	3,600,000	3,600,000	13,000,000

Dean C. Athanasia	1,000,000	4,600,000	—	3,450,000	3,450,000	12,500,000

Geoffrey S. Greener	1,000,000	4,800,000	—	3,600,000	3,600,000	13,000,000

Thomas K. Montag	1,250,000	7,700,000	—	5,775,000	5,775,000	20,500,000

Note: Some of the 2019 compensation above differs from the “Summary compensation table” on page 60. SEC rules require that the “Summary compensation table” include equity compensation in the year granted, while the Committee awards equity compensation after the performance year. Therefore, equity-based incentives granted in 2019 for the 2018 performance year are shown in the “Summary compensation table” as 2019 compensation. The equity-based incentives above were granted in 2020 for the 2019 performance year. The “Summary compensation table” also includes elements of compensation not shown above.

For a description of the pay components above, see “Executive pay components & variable pay mix” on page 50.

d. Standards for performance restricted stock units

Re-earning the PRSUs granted in February 2020 (based on 2019 performance) requires the company to meet average ROA and average adjusted TBV growth standards over a three-year performance period from 2020-2022. After increasing the ROA standard for the past two years, the Committee made no change to the standards for three-year average ROA and three-year average growth in adjusted TBV for 2019 PRSU awards.

Under a hypothetical scenario, if our 2019 average assets of $2.4 trillion remained constant during the performance period, our company would need to earn $72.2 billion in aggregate net income from 2020-2022 to achieve the PRSU 1.00% ROA standard. This is an increase of $2.4 billion, or 3.5%, over the aggregate net income needed to achieve the 1.00% ROA standard for the prior year’s PRSUs based on average 2018 assets.

These performance metrics and standards encourage the achievement of sustained shareholder value and Responsible Growth. PRSUs are forfeited if results are below both minimum standards. PRSUs granted since 2017 provide no upside payout opportunity (100% is the maximum that can be re-earned for these awards). For any portion of the PRSU standards achieved, payment will be made after the end of the performance period. The performance year 2019 PRSU standards are outlined below:

Three-year average ROA(1) (50% weighting)
Standard	% Earned

<60bps	0%

60bps	33 1⁄3%

80bps	66 2⁄3%

≥100bps	100%

Three-year average growth in adjusted TBV(2) (50% weighting)
Standard	% Earned

<5.25%	0%

5.25%	33 1⁄3%

7.00%	66 2⁄3%

≥8.50%	100%

Note:	Any results achieved above 33 1⁄3% will be interpolated on a straight-line basis between the two nearest standards.

(1)

Three-year Average ROA means the average “return on assets” for the three calendar years in the performance period. For this purpose, “return on assets” will be based on GAAP at the conclusion of each year.

(2)

Three-year Average Growth in Adjusted TBV means the average year-over-year percentage change in “adjusted tangible book value” for the three calendar years in the performance period. For this purpose, “adjusted tangible book value” for each year will equal our total common shareholders’ equity, less (a) the impact of any capital actions approved (or not objected to) by the Federal Reserve Board and/or approved by our company’s Board, and less (b) the sum of the carrying value of: (i) goodwill and (ii) intangible assets excluding mortgage servicing rights; adjusted for (iii) deferred tax liabilities directly related to: (i) and (ii). Each year-over-year percentage change is measured after the conclusion of each calendar year using the beginning balance as of January 1 and the ending balance as of December 31 of that year.

2020 PROXY STATEMENT      57

   Compensation discussion and analysis

5. Other compensation topics

a. Results for performance restricted stock units

PRSUs have been a component of our executive compensation program since 2011. PRSUs require our executive officers to re-earn awards over the performance period based on achievement of established performance standards and help align management with shareholder interests. Our practice is not to adjust PRSU results for the impact of legacy litigation, fines, and penalties, the Tax Cuts and Jobs Act, or impairment charges, which has contributed to outcomes for PRSU payouts since their introduction. Since 2011, we have had two types of PRSU programs:

5-Year program (completed)

•	2011 and 2012 PRSUs were based on rolling four quarter return on assets (ROA) standards over a five-year performance period.

3-Year program (current)

•

Since 2013, PRSUs have been based 50% on three-year average ROA and 50% on three-year average growth in adjusted TBV standards, without adjustment for legacy litigation, fines, and penalties, the Tax Cuts and Jobs Act, or impairment charges.

•	The 2017 PRSUs completed in 2019 at 100% of the target opportunity, based on ROA results of 105 bps and TBV results of 12.01%. This is the maximum payout for this award.

•	The maximum payout opportunity is 100% for all outstanding awards.

The award terms for these PRSUs provide for the calculation of performance results at the conclusion of each calendar year in the performance period. As a result, the performance results above may differ from the results reported under GAAP in our company’s audited financial statements.

b. Competitor groups

Our Compensation and Human Capital Committee periodically reviews compensation practices of two competitor groups:

•	Our primary competitor group includes five leading U.S. financial institutions—we compete directly with them for customers, employees, and investors, and they follow similar economic cycles to our own

•	Leading international financial institutions for perspectives on the global financial services industry

The Committee used the following 2019 competitor groups periodically to evaluate market trends, pay levels, and relative performance in executive compensation, but without any formulaic benchmarking.

Primary competitor group		Leading international financial institutions

• Citigroup	• Morgan Stanley	• Barclays	• HSBC

• Goldman Sachs	• Wells Fargo	• BNP Paribas	• Royal Bank of Canada

• JPMorgan Chase		• Credit Suisse	• UBS

• Deutsche Bank

58      BANK OF AMERICA

   Compensation discussion and analysis

From time to time, the Committee also reviews executive compensation for a leading group of global companies headquartered in the U.S. spanning all industries to get a general perspective on compensation practices for companies of similar size and global scope. For 2019, these companies were: Abbott Laboratories, AT&T, Chevron, Cisco, Coca-Cola, ConocoPhillips, Exxon Mobil, General Electric, IBM, Intel, Johnson & Johnson, PepsiCo, Pfizer, Philip Morris International, Procter & Gamble, Verizon, and Wal-Mart.

c. Retirement benefits

We provide our named executive officers the opportunity to save for their retirement via employee and employer contributions to qualified and nonqualified defined contribution plans on the same terms as other U.S.-based salaried employees. These plans help us attract and retain key people by providing a means to save for retirement.

Certain named executive officers also participate in various frozen qualified and nonqualified defined benefit pension plans. For more information about these plans, see “Pension benefits table” and “Nonqualified deferred compensation table” on pages 66 and  67, respectively.

d. Health and welfare benefits & perquisites

Our named executive officers receive health and welfare benefits, such as medical, life, and long-term disability coverage, under plans generally available to all other U.S.-based salaried employees; in addition, our named executive officers are eligible to receive an annual physical exam. Because we have internal expertise on financial advisory matters, we do not charge fees to our named executive officers for their use of our financial advisory services for personal needs. We also may provide certain named executive officers with secured parking. For information security purposes and efficiency, certain named executive officers are permitted to use a car service when commuting to and from our offices or business-related events; participating named executive officers reimburse the company for incremental costs incurred. In limited circumstances, we allow spouses to accompany executives traveling for a business-related purpose and pay for other incidental expenses. Our policy provides for the use of corporate aircraft by senior management for approved travel. For reasons of security, personal safety, and efficiency, we require our CEO to use corporate aircraft for all air travel (business, commuting, and personal). Pursuant to his aircraft time-sharing agreement, our CEO reimburses our company for costs related to his use of our aircraft for commuting. Our executive officers, including our named executive officers, other than our CEO, are permitted to use corporate aircraft for limited personal travel with reimbursement to the company for incremental costs, pursuant to their aircraft time-sharing agreements.

e. Tax deductibility of compensation

Changes in U.S. tax law effective January 1, 2018 limit a public company’s deductions to $1 million per year for compensation paid to its CEO, chief financial officer, and each of its three other most highly compensated executive officers, as well as to any individual who was subject to the $1 million deduction limitation in 2017 or any later year. Under the revised law, there is no exception for qualifying performance-based compensation unless it is pursuant to a written binding contract in effect as of November 2, 2017 (the Transition Date).

Certain annual cash incentive awards and equity-based incentive awards made on or before the Transition Date may satisfy the requirements for deductible compensation. Any compensation in excess of $1 million paid to a covered person after 2017 will not be deductible unless it qualifies for transition relief. The Committee continues to retain the discretion to make awards and pay amounts that do not qualify as deductible.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

Our Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately precedes this report. Based on this review and discussion, our Compensation and Human Capital Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2019.

Submitted by the

Compensation and Human Capital Committee of the Board:

Monica C. Lozano, Chair

Pierre J.P. de Weck

Arnold W. Donald

Linda P. Hudson

Denise L. Ramos

Clayton S. Rose

Michael D. White

R. David Yost

2020 PROXY STATEMENT      59

   Executive compensation

EXECUTIVE COMPENSATION

Summary compensation table

The following table shows compensation paid, accrued, or awarded with respect to our named executive officers during the years indicated:

2019 Summary compensation table(1)

Name and principal position(2)	Year	Salary ($)(3)	Bonus ($)(4)	Stock awards ($)(5)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(6)	All other compensation ($)(7)	Total ($)
Brian T. Moynihan Chairman and Chief Executive Officer	2019	1,500,000	0	23,575,105	0	632,250	331,858	26,039,213
	2018	1,500,000	0	20,552,088	0	320,159	382,263	22,754,510
	2017	1,500,000	0	19,524,730	0	494,838	260,264	21,779,832
Paul M. Donofrio Chief Financial Officer	2019	1,000,000	4,800,000	6,560,949	0	182,239	52,124	12,595,312
	2018	1,000,000	4,800,000	6,085,256	0	0	44,203	11,929,459
	2017	987,500	4,400,000	6,585,670	0	124,139	80,325	12,177,634
Dean C. Athanasia President, Retail and Preferred & Small Business Banking	2019	1,000,000	4,600,000	6,014,164	0	88,324	45,061	11,747,549
	2018	1,000,000	4,400,000	4,702,212	0	0	43,131	10,145,343

Geoffrey S. Greener Chief Risk Officer	2019	1,000,000	4,800,000	6,560,949	0	1,303	64,158	12,426,410
	2018	1,000,000	4,800,000	5,808,658	0	1,331	47,088	11,657,077
	2017	987,500	4,200,000	6,110,735	0	1,071	54,298	11,353,604
Thomas K. Montag Chief Operating Officer	2019	1,250,000	7,700,000	10,524,788	0	0	20,000	19,494,788
	2018	1,250,000	7,700,000	9,819,320	0	0	20,000	18,789,320
	2017	1,229,167	7,100,000	10,131,778	0	0	17,500	18,478,445

(1)

SEC rules require the “Summary compensation table” to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. Typically, we grant stock awards early in the year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for stock awards generally appear in the “Summary compensation table” for the year after the performance year upon which they were based, and therefore the “Summary compensation table” does not fully reflect our Compensation and Human Capital Committee’s view of its pay-for-performance executive compensation program for a particular performance year. For example, amounts shown as 2019 compensation in the “Stock awards” column reflect stock awards granted in February 2019 for 2018 performance. See “Compensation discussion and analysis” on page 46 for a discussion about how the Committee viewed its 2019 compensation decisions for the named executive officers.

(2)	All listed named executive officer positions are those held as of December 31, 2019.

(3)	Includes any amounts voluntarily deferred under our qualified 401(k) plan and our nonqualified deferred compensation plan. See “Nonqualified deferred compensation table” on page 67.

(4)	Amounts reflect annual cash incentive awards received by the named executive officers for performance in the applicable year.

(5)

Amounts shown are the aggregate grant date fair value of CRSUs, PRSUs, and TRSUs granted in the year indicated. Grants of stock-based awards (excluding CRSUs) include the right to receive cash dividends only if and when the underlying award becomes vested and payable. The grant date fair value is based on the closing price of our common stock on the applicable grant date (for 2019, $29.11). For the PRSUs granted in 2019, the actual number of PRSUs earned (0% up to the maximum level of 100%) will depend on our company’s future achievement of specific ROA and growth in adjusted TBV standards over a three-year performance period ending December 31, 2021. Values in the “Stock awards” column assume that 100% (the maximum level) of the PRSUs granted would vest as the probable outcome for purposes of determining the grant date fair value. The grant date fair value for the PRSUs and TRSUs granted in 2019 and 2018 includes a discount of approximately 10% and 11%, respectively, to reflect the impact of post-vesting transfer restrictions on the value of these awards. See “Grants of plan-based awards table” on page 62 for a description of the CRSUs, PRSUs, and TRSUs granted in 2019.

60      BANK OF AMERICA

   Executive compensation

(6)	The following table shows the change in pension value and the amount of any above-market earnings on nonqualified deferred compensation for the named executive officers:

Name	Change in pension value ($)	Above-market earnings on nonqualified deferred compensation ($)
Brian T. Moynihan	543,831	88,419
Paul M. Donofrio	182,239	0
Dean C. Athanasia	88,324	0
Geoffrey S. Greener	1,303	0
Thomas K. Montag	0	0

The “Change in pension value” equals the change in the actuarial present value of all pension benefits from December 31, 2018 to December 31, 2019.

For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See “Pension benefits table” on page 66.

Effective June 30, 2012, Bank of America froze pension plan accruals under all of its U.S. pension plans for all employees. As a result, the named executive officers are not accruing any additional pension benefits with respect to any compensation or service after June 30, 2012.

For Mr. Moynihan, the amount reported above under “Change in pension value” results primarily because of annuity benefits under a legacy supplemental retirement plan frozen since 2005. The monthly annuity benefit amount has not changed since the supplemental retirement plan was frozen. However, the present value of the benefit increases each year because he is a year closer to the plan’s retirement age.

The above-market earnings on nonqualified deferred compensation result from Mr. Moynihan’s participation in a pre-1998 legacy FleetBoston deferred compensation plan. See “Nonqualified deferred compensation table” on page 67.

(7)	The following table shows all amounts included in the “All other compensation” column for each named executive officer in 2019:

2019 All other compensation table

Name	Benefit, tax, and financial advisory services and annual physical exam ($)	Use of corporate aircraft ($)	Matching & other employer contributions to qualified plans ($)	Business related guest travel and gifts ($)	Total ($)
Brian T. Moynihan	22,101	266,952	20,000	22,805	331,858
Paul M. Donofrio	28,501	0	20,000	3,623	52,124
Dean C. Athanasia	22,101	0	20,000	2,960	45,061
Geoffrey S. Greener	28,501	0	20,000	15,657	64,158
Thomas K. Montag	0	0	20,000	0	20,000

For certain amounts reported in the table, the incremental cost to us in providing the benefits differs from the out-of-pocket cost and is determined as follows:

Benefit	Determination of incremental cost
Benefit, Tax, and Financial Advisory Services

Determined using a method that takes into account our actual direct expenses (such as rent, applicable compensation and benefits, and travel) paid with respect to our employees who provide benefit, tax, and financial advisory services to our named executive officers and other eligible executives.

Use of Corporate Aircraft

For corporate-owned or leased aircraft, determined using a method that takes into account all variable costs such as landing fees, aircraft fuel expense, and plane repositioning costs. Since we use our aircraft primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries and the acquisition costs of corporate-owned or leased aircraft. For aircraft provided by a third-party vendor, determined using a method that takes into account the contracted per-hour costs, fuel charges, segment fees, and taxes, as well as a proportional share of the monthly management fee and insurance costs. Aggregate incremental cost, if any, of travel by the named executive officer’s spouse or guest when accompanying the named executive officer also is included.

All use of our corporate aircraft by our named executive officers in 2019 was consistent with our policy. In late 2017, we amended our policy to require Mr. Moynihan to use only corporate aircraft for all business, commuting, and personal flights. We generally do not consider amounts related to business- and/or business-development related flights as compensation to Mr. Moynihan, and we consider the amounts related to Mr. Moynihan’s required personal and commuting use of our corporate aircraft to be necessary business expenses for reasons of security, personal safety, and efficiency. However, SEC rules require that we include in the “Summary compensation table” the value of certain flights or portions of certain flights as a perquisite.

2020 PROXY STATEMENT      61

   Executive compensation

Therefore, the amount shown for Mr. Moynihan for use of corporate aircraft reflects the aggregate incremental cost to our company for: (i) elements of business- and/or business-development related flights and (ii) all personal flights taken for non-commuting, non-business purposes. Under his aircraft time-sharing agreement, during 2019 Mr. Moynihan reimbursed our company for the incremental cost of flights on our corporate aircraft for commuting purposes. Mr. Moynihan is responsible for his own taxes on any imputed income resulting from his personal use of our corporate aircraft.

Spouses and guests of named executive officers were invited to certain client or other business events and to our company’s annual planning meeting in November 2019. The table includes any incremental cost to us of any named executive officer’s spouse or guest travel expenses and any other incidental event-related expenses.

The table does not include any amounts for personal benefits provided to our named executive officers for which we believe there is no aggregate incremental cost to us, including assistance with travel arrangements and use of corporate-owned or -leased apartments and vehicles, and travel by spouses or guests on corporate or third-party vendor aircraft and the use of ground transportation and shared lodging when accompanying an executive traveling for a business-related purpose.

Grants of plan-based awards table

The following table shows additional information regarding CRSUs, PRSUs, and TRSUs granted to our named executive officers in February 2019 that were awarded for 2018 performance. For information about equity-based awards granted to our named executive officers in February 2020 for 2019 performance, see “Compensation discussion and analysis” beginning on page 46.

Grants of plan-based awards in 2019

Name	Award type	Grant date	Approval date	Estimated future payouts under equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock awards ($)(2)
				Threshold (#)	Target (#)	Maximum (#)
Brian T. Moynihan	CRSU	2/15/2019	1/30/2019	—	—	—	262,055	7,628,421
	PRSU	2/15/2019	1/30/2019	145,586	436,758	436,758	—	11,390,474
	TRSU	2/15/2019	1/30/2019	—	—	—	174,704	4,556,210
Paul M. Donofrio	PRSU	2/15/2019	1/29/2019	41,929	125,787	125,787	—	3,280,475
	TRSU	2/15/2019	1/29/2019	—	—	—	125,787	3,280,475
Dean C. Athanasia	PRSU	2/15/2019	1/29/2019	38,434	115,304	115,304	—	3,007,082
	TRSU	2/15/2019	1/29/2019	—	—	—	115,304	3,007,082
Geoffrey S. Greener	PRSU	2/15/2019	1/29/2019	41,929	125,787	125,787	—	3,280,475
	TRSU	2/15/2019	1/29/2019	—	—	—	125,787	3,280,475
Thomas K. Montag	PRSU	2/15/2019	1/29/2019	67,260	201,782	201,782	—	5,262,394
	TRSU	2/15/2019	1/29/2019	—	—	—	201,782	5,262,394

(1)

The number of PRSUs reported above assumes that the performance standard achieved is at threshold, target, or maximum for both the three-year average ROA, and average growth in adjusted TBV performance metrics; see “PRSUs” on page 63. There is no upside payout opportunity for this award: the target amount is the maximum that can be re-earned.

(2)

The number of CRSUs, PRSUs, and TRSUs granted in 2019 was calculated by dividing the original award value determined by our Compensation and Human Capital Committee by the average closing price of our common stock for the 10-day period ending on, and including, the grant date. Because the grant date fair value is based on the closing price of our common stock on the grant date ($29.11), the dollar amount of the grant date fair value will differ slightly from the original award value determined by our Compensation and Human Capital Committee. The grant date fair value for the PRSUs and TRSUs granted in 2019 includes a discount of approximately 10% to reflect the impact of post-vesting transfer restrictions on the value of these awards. For additional information about the applicable assumptions for determining the grant date fair value of restricted stock unit awards, see footnote 5 to the “Summary compensation table”.

EIC plan awards. Under the Executive Incentive Compensation Plan (EIC Plan), our shareholders have authorized an annual award for each participant of up to 0.20% of our net income. The Compensation and Human Capital Committee selects the participants for each performance year and can award participants any amount up to the maximum in any combination of cash, restricted stock, or restricted stock units.

The cash awards for performance year 2019 that are shown under the 2019 “Bonus” column in the “Summary compensation table” were made under the EIC Plan for named executive officers. The CRSU, PRSU, and TRSU awards for performance year 2018 that are included under the 2019 “Stock awards” column in the “Summary compensation table” were made under the EIC Plan for participating named executive officers at the time the awards were granted, which included each named executive officer.

62      BANK OF AMERICA

   Executive compensation

Equity-based awards granted in 2019 for performance in 2018. The following describes the material terms of the CRSUs, PRSUs, and TRSUs granted to our named executive officers in February 2019 for their performance in 2018:

Clawbacks and covenants applicable to all equity-based awards

•	Each equity-based award may be forfeited or recouped for detrimental conduct or the violation of anti-hedging/derivative transactions policies.

•

Awards also are subject to recoupment: (i) under our Incentive Compensation Recoupment Policy, and (ii) under any policies we may adopt to implement final, released, and effective rules implementing Section 954 of the Dodd-Frank Act.

CRSUs (only for Mr. Moynihan)

•

The CRSU award granted in February 2019 vested and was paid monthly in cash over 12 months from March 2019 through February 2020, based on the closing price of our common stock as of the 15th day of each month.

•

Any unpaid portion of the award was subject to immediate full vesting and payment in case of termination of employment due to death or disability, and would have been forfeited for any other termination reason during the vesting period.

PRSUs

•

The PRSUs granted in February 2019 are re-earned based on ROA and growth in adjusted TBV standards over a three-year performance period from January 1, 2019 through December 31, 2021. The following highlights the performance metrics and standards of these PRSU awards:

•

“Three-year Average ROA” means the average “return on assets” for the three calendar years in the performance period. For this purpose, “return on assets” will be based on GAAP at the conclusion of each year.

•

“Three-year Average Growth in Adjusted TBV” means the average year-over-year percentage change in “adjusted tangible book value” for the three calendar years in the performance period. For this purpose, “adjusted tangible book value” for each year will equal our total common shareholders’ equity, less (a) the impact of any capital actions approved (or not objected to) by the Federal Reserve Board and/or approved by our company’s Board, and less (b) the sum of the carrying value of: (i) goodwill and (ii) intangible assets excluding mortgage servicing rights; adjusted for (iii) deferred tax liabilities directly related to: (i) and (ii). Each year-over-year percentage change is measured after the conclusion of each calendar year using the beginning balance as of January 1 and the ending balance as of December 31 of that year.

•

The awards are equally weighted with 50% based on ROA standards and 50% based on adjusted TBV growth standards. The portion of the PRSUs earned for the performance period depends on the level of our average ROA and adjusted TBV growth. No PRSUs will be earned if results are below the minimum standards. Results above the 33 1⁄3% minimum standard will be interpolated on a straight-line basis between the two nearest standards.

Three-year average ROA (50% weighting)
Standard	% Earned
<60bps	0%
60bps	33 1⁄3%
80bps	66 2⁄3%
≥100bps	100%

Three-year average growth in adjusted TBV (50% weighting)
Standard	% Earned
<5.25%	0%
5.25%	33 1⁄3%
7.00%	66 2⁄3%
≥8.50%	100%

•

Any PRSUs earned for the performance period will be settled on March 1, 2022 in shares of our common stock, net of applicable taxes. There is no upside payout opportunity for this award: 100% is the maximum that can be re-earned.

•	Cash dividend equivalents are accrued and paid only if and when the underlying units become vested and payable.

•

To encourage sustainable, long-term performance, PRSUs are subject to performance-based cancellation, and payment on a settlement date is specifically conditioned on our company or the applicable segments remaining profitable over the performance period. If a loss is determined to have occurred, our Compensation and Human Capital Committee, together with key control functions, will review losses and the executive officer’s accountability. The Committee will then make a final determination to either take no action or to cancel all or a portion of the part of the executive officer’s award otherwise payable as of the applicable settlement date. All such determinations will be final and binding.

2020 PROXY STATEMENT      63

   Executive compensation

•	The following chart shows how the PRSUs are treated if a named executive officer terminates employment:

Reason for termination	Impact on vesting and payment date
Death	Full vesting at the maximum level; immediate payment
Disability	Continue to earn and pay per schedule, subject to return on assets and adjusted TBV performance, covenants,(1) and performance-based cancellation
Involuntary for cause(2)	Cancelled
Involuntary without cause or voluntary	Cancelled, unless eligible for Qualifying Termination
Qualifying Termination(3)

Continue to earn and pay per schedule, generally provided the executive officer does not subsequently work for a competitive business and annually provides a written certification of compliance and subject to return on assets and adjusted TBV performance, covenants,(1) and performance-based cancellation

(1)

Covenants for vesting purposes are nonsolicitation, detrimental conduct, and compliance with anti-hedging/derivative transactions policies. Awards also are subject to recoupment: (i) under our Incentive Compensation Recoupment Policy, (ii) in case of violation of covenants regarding detrimental conduct and anti-hedging/derivative transactions policies, and (iii) any policies we may adopt to implement final, released, and effective rules implementing Section 954 of the Dodd-Frank Act.

(2)

For purposes of these awards, “cause” is generally defined as a termination of an employee’s employment if it occurs in conjunction with a determination that the employee has: (i) committed an act of fraud or dishonesty in the course of his employment; (ii) been convicted of (or pleaded no contest with respect to) a crime constituting a felony; (iii) committed an act or omission which causes the employee or Bank of America or its subsidiaries to be in violation of federal or state securities laws, rules or regulations, and/or the rules of any exchange or association of which Bank of America is a member, including statutory disqualification; (iv) failed to perform job function(s), which Bank of America views as being material to his or her position and the overall business of Bank of America Corporation and its subsidiaries under circumstances where such failure is detrimental to Bank of America Corporation or any subsidiary; (v) materially breached any written policy applicable to employees of Bank of America Corporation and its subsidiaries, including, but not limited to, the Bank of America Corporation Code of Conduct and General Policy on Insider Trading; or (vi) made an unauthorized disclosure of any confidential or proprietary information of Bank of America Corporation or its subsidiaries or has committed any other material violation of Bank of America’s written policy regarding Confidential and Proprietary Information.

(3)

A Qualifying Termination means any voluntary or involuntary termination (other than for death, disability, or “cause”) after the executive has met certain specified age and/or service requirements. For most of the named executive officers, the executive must have at least 10 years of service and his or her age and years of service must add up to at least 60. Mr. Montag has a special eligibility standard set forth in his offer letter but has otherwise met the general age and service standard. Currently, each of the named executive officers meets the applicable requirements for a Qualifying Termination.

TRSUs

•	The TRSUs granted in February 2019 vest ratably over three years and are payable in shares of our common stock, net of applicable taxes.

•	Cash dividend equivalents are accrued and paid only if and when the underlying units become vested and payable.

•	Treatment upon termination of employment is substantially the same as for the PRSUs noted above.

•	The TRSUs are subject to substantially the same performance-based cancellation as the PRSUs noted above in case of losses during the vesting period.

Retention requirements applicable to named executive officers

•	50% of the net after-tax shares received from PRSUs and TRSUs granted in February 2019 to the Chief Executive Officer must be retained until one year after retirement.

•	50% of the net after-tax shares received from PRSUs and TRSUs granted in February 2019 to the other named executive officers must be retained until retirement.

64      BANK OF AMERICA

   Executive compensation

Year-end equity values and equity exercised or vested table

As of December 31, 2019, there were no outstanding stock options. The table below shows certain information about unvested restricted stock unit awards as of December 31, 2019:

Outstanding equity awards as of December 31, 2019

	Stock awards
Name	Number of shares/ units of stock that have not vested (#)	Market value of shares/ units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares/ units of stock that have not vested (#)	Equity incentive plan awards: market value of unearned shares/ units of stock that have not vested ($)(1)
Brian T. Moynihan	7,098(2)	249,992	—	—
	92,063(3)	3,242,459	—	—
	52,956(4)	1,865,110	—	—
	397,167(5)	13,988,222	—	—
	92,117(6)	3,244,361	345,438(7)	12,166,326
	174,704(8)	6,153,075	436,758(9)	15,382,617
	43,676(10)	1,538,269	—	—
Paul M. Donofrio	36,761(3)	1,294,722	—	—
	44,655(4)	1,572,749	—	—
	133,964(5)	4,718,212	—	—
	70,695(6)	2,489,878	106,042(7)	3,734,799
	125,787(8)	4,430,218	125,787(9)	4,430,218
Dean C. Athanasia	1,166(2)	41,067	—	—
	21,523(3)	758,040	—	—
	30,700(4)	1,081,254	—	—
	92,100(5)	3,243,762	—	—
	54,628(6)	1,923,998	81,941(7)	2,885,962
	115,304(8)	4,061,007	115,304(9)	4,061,007
Geoffrey S. Greener	2,648(2)	93,263	—	—
	32,000(3)	1,127,040	—	—
	41,435(4)	1,459,341	—	—
	124,303(5)	4,377,952	—	—
	67,482(6)	2,376,716	101,222(7)	3,565,039
	125,787(8)	4,430,218	125,787(9)	4,430,218
Thomas K. Montag	4,814(2)	169,549	—	—
	55,238(3)	1,945,482	—	—
	68,700(4)	2,419,614	—	—
	206,098(5)	7,258,772	—	—
	114,075(6)	4,017,722	171,112(7)	6,026,565
	201,782(8)	7,106,762	201,782(9)	7,106,762

(1)	Value is based on the closing price of our common stock on December 31, 2019, which was $35.22 per share.

(2)

2015 PRSUs (Performance Achieved—above 100%). Represents restricted stock units issued upon satisfaction of performance above 100% and that were outstanding as of December 31, 2019. These restricted stock units vested and were paid on March 1, 2020. See the description of our company’s performance and satisfaction of the performance measures for the 2015 PRSUs in “Compensation discussion and analysis” beginning on page 37 of our 2018 proxy statement.

(3)

2016 PRSUs (Performance Achieved—above 100%). Represents restricted stock units issued upon satisfaction of performance above 100% and that were outstanding as of December 31, 2019. These restricted stock units will vest and be paid on March 1, 2021. See the description of our company’s performance and satisfaction of the performance measures for the 2016 PRSUs in “Compensation discussion and analysis” beginning on page 42 of our 2019 proxy statement.

(4)	2017 TRSUs. This award vested and was paid on February 15, 2020.

2020 PROXY STATEMENT      65

   Executive compensation

(5)

2017 PRSUs (Performance Achieved—at 100%). Represents restricted stock units issued upon satisfaction of performance up to 100% and that were outstanding as of December 31, 2019. These restricted stock units vested and were paid on March 1, 2020. See the description of our company’s performance and satisfaction of the performance measures for the 2017 PRSUs in “Compensation discussion and analysis” beginning on page 46.

(6)	2018 TRSUs. One-half of the outstanding award vested and was paid on February 15, 2020, and one-half is scheduled to vest and be paid on February 15, 2021.

(7)

2018 PRSUs (Performance Not Yet Achieved). Vesting is based on our company’s achievement of specific ROA and growth in adjusted TBV standards over a three-year performance period ending December 31, 2020. The number of PRSUs shown in the table above is based on achievement of maximum performance. See the description of the 2018 PRSUs and vesting terms following “Grants of plan-based awards table” on page 59 of our 2019 proxy statement.

(8)

2019 TRSUs. One-third of the outstanding award vested and was paid on February 15, 2020, one-third is scheduled to vest and be paid on February 15, 2021, and one-third is scheduled to vest and be paid on February 15, 2022.

(9)

2019 PRSUs (Performance Not Yet Achieved). Vesting is based on our company’s achievement of specific ROA and growth in adjusted TBV standards over a three-year performance period ending December 31, 2021. The number of PRSUs shown in the table above is based on achievement of maximum performance. See the description of the 2019 PRSUs and vesting terms following “Grants of plan-based awards table” on page 62.

(10)	2019 CRSUs. These vested and were paid on January 15 and February 15, 2020.

The following table shows information regarding the value of restricted stock units that vested during 2019:

Stock vested in 2019

Name	Stock awards
	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Brian T. Moynihan	1,004,054	29,454,143
Paul M. Donofrio	386,352	11,292,659
Dean C. Athanasia	237,379	6,937,007
Geoffrey S. Greener	341,841	9,990,992
Thomas K. Montag	586,055	17,129,109

(1)

This column includes the gross number of CRSUs (Mr. Moynihan only), PRSUs, and/or TRSUs that were settled and paid in cash or stock during 2019, and includes any amounts that were withheld for applicable taxes. The following number of cash-settled units vested for each of our named executive officers: Mr. Moynihan, 252,923.

(2)

The value represents the gross number of shares or units that vested, multiplied by the closing price of our common stock on the applicable vesting date, and includes any amounts that were withheld for applicable taxes. Shares acquired by our named executive officers are subject to our stock ownership and retention requirements, as applicable. These requirements are discussed in “Compensation discussion and analysis” on page 46.

Pension benefits table

The following table provides information regarding the retirement benefits our named executive officers may receive under our defined benefit pension plans in which they participate, all of which have been frozen (meaning that benefits are no longer accruing for compensation or service after the plan freeze date).

Pension benefits in 2019

Name	Plan name	Number of years credited service (#)(1)	Present value of accumulated benefit ($)(2)
Brian T. Moynihan	Legacy Pension Plan(3)	19.25	462,361
	Legacy RIAP	19.25	292,289
	Legacy Supplemental Retirement Plan	12.75	9,206,111
Paul M. Donofrio	Legacy Pension Plan(3)	14.00	255,526
	Legacy Pension Restoration Plan	14.00	616,721
Dean C. Athanasia	Legacy Pension Plan(3)	16.25	321,993
	Legacy RIAP	16.25	29,222
Geoffrey S. Greener	Legacy Pension Plan(3)	4.75	50,744
	Legacy Pension Restoration Plan	4.75	743
Thomas K. Montag(4)	N/A	—	—

(1)

The years of credited service for each named executive officer (except Mr. Montag) is less than his actual service with us (which at December 31, 2019 was 26.75 years for Mr. Moynihan, 20.58 years for Mr. Donofrio, 23.75 years for Mr. Athanasia, 12.25 years for Mr. Greener, and 11.42 years for Mr. Montag). In addition, Mr. Moynihan’s years of credited service under the Legacy Supplemental Retirement Plan is less than his years of credited service under the pension plan because Mr. Moynihan requested his Legacy Supplemental Retirement Plan be frozen in 2005 (six and a half years before the pension plan was frozen).

66      BANK OF AMERICA

   Executive compensation

(2)

The value of plan benefits reflects the actuarial present value of each named executive officer’s accumulated benefits under the pension plans in which the named executive officer participates. The present value was determined using the same assumptions applicable for valuing pension benefits in our financial statements. See Note—Employee Benefit Plans to the Consolidated Financial Statements for the 2019 fiscal year included in our 2019 annual report on Form 10-K.

(3)

The Bank of America Pension Plan includes the Fleet Legacy Pension Plan and the Bank of America Legacy Pension Plan as component plans. Mr. Moynihan and Mr. Athanasia are participants in the legacy Fleet component plan. Mr. Donofrio and Mr. Greener are participants in the legacy Bank of America component plan.

(4)	Mr. Montag does not participate in any tax-qualified pension plans or restoration or supplemental retirement plans.

The following describes the material features of our pension plans in which the named executive officers participate.

Qualified pension plan. During 2019, all of our named executive officers (other than Mr. Montag) participated in one of the legacy components of The Bank of America Pension Plan (Legacy Pension Plan). The component plans are cash balance pension plans where notional cash balance accounts grow based on notional credits. As of June 30, 2012, participants no longer receive compensation credits or years of credited service under the Legacy Pension Plan.

Participants in the legacy Fleet component plan continue to receive notional interest credits based on the one-year U.S. Treasury Note yield, subject to a minimum annual rate of 3.25%. Participants in the legacy Bank of America component plan continue to receive notional interest credits based on the 10-year U.S. Treasury Note yield for their post-2007 accounts and notional investment credits based on selected investment choices for their pre-2008 accounts.

All participating named executive officers are vested under the Legacy Pension Plan and can receive their cash balance account in a lump sum, or an actuarial equivalent form of benefit.

Nonqualified pension plans. During 2019, certain named executive officers held accounts in one or more of the following:

•	The Bank of America Pension Restoration Plan (Legacy Pension Restoration Plan)

•	Retirement Income Assurance Plan for Legacy Fleet (Legacy RIAP)

•	FleetBoston Financial Corporation Supplemental Executive Retirement Plan (Legacy Supplemental Retirement Plan)

The Legacy Pension Restoration Plan and Legacy RIAP provide benefits for qualified pension plan participants whose retirement benefits were reduced due to IRS limits on qualified plans. These plans were frozen, at the same time the qualified plan was frozen, effective June 30, 2012. Each participating named executive officer’s nonqualified pension plan benefits are fully vested and payable as either a lump sum or annual installments over a period of up to 10 years beginning in a year after termination (other payment options may be available for legacy benefits).

Mr. Moynihan’s Legacy Supplemental Retirement Plan benefit is equal to a percentage of final average compensation (based on compensation previously frozen in 2005), reduced by benefits from the legacy Fleet component of the Legacy Pension Plan, and the Legacy RIAP. Mr. Moynihan’s participation in the Legacy Supplemental Retirement Plan was frozen at his request effective December 31, 2005, and he elected this benefit to be payable as a lump sum payment determined using the actuarial assumptions in effect under the Legacy Pension Plan in 2005.

Nonqualified deferred compensation table

The following table shows information about the participation by each named executive officer in our nonqualified deferred compensation plans.

Nonqualified deferred compensation in 2019

Name	Plan name	Executive contributions in 2019 ($)	Aggregate earnings in 2019 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at December 31, 2019 ($)(2)
Brian T. Moynihan	Deferred Compensation Plan	—	122,294	0	593,093
	Legacy Deferred Compensation Plan	—	240,595	0	2,245,551
	Legacy Supplemental Plan	—	262,014	0	992,558
Paul M. Donofrio	Deferred Compensation Plan	—	1,457,719	0	6,358,601
Dean C. Athanasia	Deferred Compensation Plan	220,000	801,590	0	4,012,542
	Legacy Deferred Compensation Plan	—	19,762	0	517,076
	Legacy Supplemental Plan	—	4,510	0	25,257
	Legacy ESA Plan	—	19,340	0	912,095
Geoffrey S. Greener	Deferred Compensation Plan	—	93	0	542
Thomas K. Montag	Deferred Compensation Plan	—	—	—	—

2020 PROXY STATEMENT      67

   Executive compensation

(1)

The Deferred Compensation Plan allows participants to direct their deferrals among the same investment choices as available under The Bank of America 401(k) Plan. The Legacy Deferred Compensation Plan credits pre-1998 deferrals with interest at an annual rate of 12%, which cannot be changed due to the FleetBoston acquisition. Deferrals made under the plan between 1998 and 2001 are credited with interest at an annual rate of 4% and 2002 deferrals receive interest based on the return for the one-year Treasury Bill. The Legacy Supplemental Plan offered participants the following investment options, which posted the corresponding returns for 2019: Columbia Core Bond Fund, 9.23%; Columbia Large Cap Growth Fund, 36.15%; Invesco Equity & Income Fund, 20.07%; and Stable Value Fund, 2.51%. The Legacy ESA Plan credits plan accounts with interest at a rate equal to the prior month’s one-year constant maturity Treasury rate, as determined each month by the Federal Reserve, compounded daily.

(2)	The following table identifies amounts that have already been reported as compensation in our “Summary compensation table” for the current or prior years:

Name	Amount of 2019 contributions and earnings reported as compensation in our “2019 Summary compensation table” ($)	Amounts in “Aggregate balance at December 31, 2019” column reported as compensation in our “Summary compensation tables” for prior years ($)
Brian T. Moynihan	88,419	837,120
Paul M. Donofrio	0	0
Dean C. Athanasia	0	220,000
Geoffrey S. Greener	0	0
Thomas K. Montag	0	0

The following describes the material features of our nonqualified deferred compensation plans in which the named executive officers participate.

Deferred compensation plan. Each of our named executive officers is eligible to participate in the Bank of America Deferred Compensation Plan (Deferred Compensation Plan), which is a nonqualified retirement savings plan that allows for deferrals above the IRS limits on qualified plans. Participants may elect to defer up to 50% of base salary and up to 75% of certain eligible incentive awards. Employer contributions made under the plan, if any, when combined with the employer contributions under the 401(k) plan, will not exceed the maximum employer contributions allowable under the 401(k) Plan—$12,500 for matching contributions and $7,500 for annual company contributions. Participants may generally elect to receive their distribution in a lump sum payment or installments payable up to 15 years. Participants are not subject to U.S. federal income tax on amounts that they deferred or any notional investment earnings (based on elections of the same investment options as under the 401(k) Plan) until those amounts are distributed to them, and we do not take a tax deduction on these amounts until they are distributed.

Legacy deferred compensation plan. Messrs. Moynihan and Athanasia each have an account under the FleetBoston Financial Corporation Executive Deferred Compensation Plan No. 2 (Legacy Deferred Compensation Plan), which is a nonqualified retirement savings plan. Prior to being closed to deferrals in 2002, participants could defer base salary and certain bonuses under the plan. Participants can elect payments in a lump sum or up to 15 annual installments either on or after termination of employment, but not beyond the year in which the participant turns 65.

Legacy supplemental plan. Messrs. Moynihan and Athanasia each have an account under the FleetBoston Financial Corporation Executive Supplemental Plan (Legacy Supplemental Plan), which is a nonqualified retirement savings plan that allowed deferrals above the IRS limits on qualified plans. This plan was closed to contributions in 2004. Payments are made in a lump sum or up to 15 annual installments beginning in the year of termination of employment or any later year elected by the participant, but not beyond the year in which the participant turns 65.

Legacy ESA plan. Mr. Athanasia has a nonqualified deferred compensation account that was established prior to FleetBoston’s merger with Bank of America Corporation and funded by employer contributions (Legacy ESA Plan). This plan was closed to contributions in 2004. Upon his termination of employment, Mr. Athanasia will be paid in equal installments over a one-year restrictive covenant period, unless he terminates due to death or disability.

Potential payments upon termination or change in control

We do not have any agreements with our named executive officers that provide for cash severance payments upon termination of employment or a change in control. In addition, under our policy regarding executive severance agreements, we will not enter into employment or severance agreements with our executive officers that provide severance benefits exceeding two times base salary and bonus (as defined under our policy), unless the agreement has been approved by our shareholders.

68      BANK OF AMERICA

   Executive compensation

Potential payments from equity-based awards

Our equity-based awards to our named executive officers include standard provisions that cause awards to vest or be forfeited upon termination of employment, depending on the reason for termination. These provisions for awards granted in 2019 are described in more detail on page 62, and those details can be found for awards granted in prior years in our prior proxy statements.

In general, our awards provide for continued payments on the original schedule after certain types of termination of employment, subject to the following conditions:

•

In case of a “Qualifying Termination” (sometimes referred to in prior years as “Rule of 60”), the award continues to be paid according to the award’s payment schedule if the executive complies with certain covenants, including not working for a competitive business. A Qualifying Termination means any voluntary or involuntary termination (other than for death, disability, or cause) after the executive has met certain specified age and/or service requirements. For most of the named executive officers, the executive must have at least 10 years of service and his or her age and years of service must add up to at least 60. Mr. Montag has a special eligibility standard set forth in his applicable offer letter but has otherwise satisfied the general age and service standard. Currently, each of the named executive officers meets the applicable requirements for a Qualifying Termination.

•

Awards remain subject to performance-based cancellation prior to payment, and may be cancelled in whole or in part if losses occur. Awards also can be cancelled or recouped if the executive engages in detrimental conduct. Further, under our Incentive Compensation Recoupment Policy, the Board can require reimbursement of any incentive compensation paid to an executive officer whose fraud or intentional misconduct causes our company to restate its financial statements. Awards also will be subject to any policies we may adopt to implement final, released, and effective rules implementing Section 954 of the Dodd-Frank Act.

Awards to our named executive officers under the KEEP are generally designed to be paid per schedule if an executive’s employment is terminated without “cause” or for “good reason” within two years after a change in control. This change in control treatment is often referred to as “double trigger” vesting, because it requires both: (i) a change in control and (ii) a subsequent involuntary termination (either by our company without “cause” or by the executive for “good reason”). The KEEP does not provide our executive officers “single trigger” vesting upon a change in control.

If a named executive officer is terminated for “cause,” our equity-based awards provide that the awards will be forfeited.

The following table shows the value of equity awards that would have been payable, subject to the non-compete or compliance with covenants, as applicable, for a termination of employment as of December 31, 2019. For this purpose, restricted stock units were valued at our closing price as of December 31, 2019, which was $35.22 per share. Due to a number of factors that affect the nature and amount of any benefits provided upon termination of employment, any actual amounts paid or distributed may vary from the amounts listed below. Factors that could affect these amounts include the time during the year of any such event and the price of our common stock.

Potential payments from restricted stock units

Name	Death	Disability		Termination with good reason or without cause within two years following change in control(2)	All other terminations except for cause
	Payable immediately ($)	Payable immediately ($)	Payable per award schedule, subject to conditions ($)(1)	Payable per award schedule, subject to conditions ($)	Payable per award schedule, subject to conditions ($)(1)
Brian T. Moynihan	57,830,431	1,538,269	56,292,162	56,292,162	56,292,162
Paul M. Donofrio	22,670,796	0	22,670,796	22,670,796	22,670,796
Dean C. Athanasia	18,056,097	0	18,056,097	18,056,097	18,056,097
Geoffrey S. Greener	21,859,787	0	21,859,787	21,859,787	21,859,787
Thomas K. Montag(3)	36,051,228	0	36,051,228	36,051,228	36,051,228

(1)

The conditions for payment include: (i) compliance with covenants regarding non-solicitation, detrimental conduct, and compliance with anti-hedging/derivative transactions policies; (ii) the performance-based cancellation described above; and (iii) compliance with the Qualifying Termination conditions described above (other than in case of Disability). Where applicable, the table includes the value of PRSUs granted in 2018 and 2019, assuming the maximum number of units are earned, although actual payout is dependent upon the future achievement of specified performance standards. The value of the portion of the 2017 PRSUs that were earned as of December 31, 2019 is also included, which was 100% of the units granted.

2020 PROXY STATEMENT      69

   Executive compensation

(2)

If, within two years following a change in control, the executive’s employment is terminated by our company without “cause” or by the executive for “good reason,” the executive’s PRSU awards will be immediately earned at the 100% standard level and paid per the original schedule. TRSUs will continue to be paid per the original schedule. Payment of the PRSUs is subject to performance-based cancellation. The definition of “cause” is described in more detail under the “Grants of Plan-Based Awards Table.” The definition of “good reason” for this purpose means: (i) a material diminution in the executive’s responsibility, authority, or duty, (ii) a material reduction in the executive’s base salary (with certain exceptions), or (iii) a relocation greater than 50 miles. Certain notice and cure requirements apply in order to claim “good reason.” The definitions of “cause” and “good reason” applicable to Mr. Montag are described in footnote 3 to this table.

(3)

Under Mr. Montag’s 2008 offer letter, his equity awards must continue to vest per the vesting schedule, subject to any conditions in the applicable award agreements (other than a non-compete) for any involuntary termination without “cause” or resignation for “good reason.” Mr. Montag’s offer letter defines “cause” as: (i) his engagement in (a) willful misconduct resulting in material harm to our company or (b) gross negligence in connection with the performance of his duties; or (ii) his conviction of, or plea of nolo contendere to, a felony or any other crime involving fraud, financial misconduct, or misappropriation of company assets, or that would disqualify him from employment in the securities industry (other than a temporary disqualification). For Mr. Montag, “All other terminations except for cause” includes a resignation by him for “good reason” under his 2008 employment agreement, defined as a resignation following: (i) a meaningful and detrimental alteration in the nature of the executive’s responsibilities or authority; or (ii) a material reduction in the executive’s total annual compensation that is not experienced generally by similarly situated employees.

Other potential payments

Following termination of employment, our named executive officers receive payment of retirement benefits and nonqualified deferred compensation benefits under our various plans in which they participate. The value of those benefits as of December 31, 2019 is set forth in the sections above entitled “Pension benefits table” and “Nonqualified deferred compensation table.” There are no special or enhanced benefits under those plans for our named executive officers, and all of our named executive officers are fully vested in the benefits discussed in those sections.

We make tax and financial planning advisory services available to our named executive officers during their employment with us. The standard form of this benefit continues through the end of the year in which the executive ceases employment, including preparation of that year’s tax returns. This benefit may continue for an extended term of up to five years if the executive meets the age and service standard for a Qualifying Termination and does not engage in any full-time employment. However, in the case of a termination for cause or if the executive engages in detrimental conduct, the benefit ends immediately.

Bank of America employees who retire and meet the applicable requirements for a Qualifying Termination have access to continued coverage under our group health plan, but the employee generally must pay for the full cost of that coverage on an after-tax basis without any employer subsidy. By legacy agreement, Mr. Montag will be able to access non-subsidized retiree medical coverage if he retires, so long as he does not work for or accept another position with a competitor.

An employee who is a former NationsBank employee and who was hired before January 1, 2000 is eligible for an annual supplement to help cover the cost of retiree medical benefits if they meet the “Rule of 75” at termination. The amount of this supplement equals $30 per year of service. An employee meets the Rule of 75 if they retire after age 50, with at least 15 years of vesting service under our pension plan, and with a combined age and years of service of 75 or more. As of the end of the last fiscal year, the only named executive officer eligible for these benefits was Mr. Donofrio. The amount of the annual retiree medical benefit supplement for Mr. Donofrio based on his years of service through December 31, 2019 is $570. If Mr. Donofrio predeceases his spouse, this supplement will continue at a rate of 50% for the life of his surviving spouse.

Also, all eligible employees hired before January 1, 2006 who meet the Rule of 75 when they terminate receive $5,000 of retiree life insurance coverage. As of December 31, 2019, Mr. Donofrio was the only named executive officer who would have qualified for this benefit.

70      BANK OF AMERICA

   CEO pay ratio

CEO PAY RATIO

Below is: (i) the 2019 annual total compensation of our CEO; (ii) the 2019 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Pay Ratio
CEO Annual Total Compensation*	$26,049,804
Median Employee Annual Total Compensation	$94,256
CEO to Median Employee Pay Ratio	276:1

*	This annual total compensation is the “Summary compensation table” amount, plus certain nondiscriminatory benefits (including health insurance).

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

•

Determined employee population. We began with our global employee population as of October 1, 2019, including full-time, part-time, and seasonal or temporary workers, employed by our company or consolidated subsidiaries, but excluding our CEO.

•

Identified the median employee. We calculated compensation for each employee using base salary as of October 1, 2019 and estimated overtime, plus performance year 2018 cash incentives paid and equity awards granted in 2019. We identified employees within $500 of the median compensation and removed those employees who had anomalous compensation characteristics. For each remaining employee, we estimated total compensation using a method similar to the “Summary compensation table” rules, but including employer health insurance contributions and the value of other benefits, and then identified the median employee.

•

Calculated CEO pay ratio. We calculated our median employee’s annual total compensation for 2019 according to the SEC’s instructions for preparing the “Summary compensation table”, including employer health insurance contributions and the value of other benefits. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

We invest in our employees at all levels in the company by rewarding performance that balances risk and reward, empowering professional growth and development, and by offering affordable benefits and programs that meet the diverse needs of our employees and their families. See “Being a great place to work” on page 35 for additional details.

2020 PROXY STATEMENT      71

   Proposal 3: Ratifying the appointment of our independent registered public accounting firm for 2020

PROPOSAL 3: RATIFYING THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

Our Board recommends a vote “for” ratifying the appointment of our independent registered public accounting firm for 2020 (Proposal 3).

Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, and is involved in the selection of the firm’s lead engagement partner who is subject to a mandatory, regular rotation and who may provide services to our company for a maximum of five consecutive years. In selecting and approving a lead engagement partner, the Committee relies on relevant succession criteria established by management and the Committee, interactions with prospective candidates, assessments of their professional experience, and input from our company’s independent registered public accounting firm. The Committee also engages in an annual evaluation of the independent registered public accounting firm. It considers, in particular, whether the retention of the firm is in the best interests of our company and its shareholders, taking into account the firm’s quality of service, the firm’s institutional knowledge and experience, our company’s global operations and businesses, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

After assessing the qualifications, performance, and independence of PricewaterhouseCoopers LLP (PwC), which has served as our company’s independent registered public accounting firm since 1958, the Committee believes that retaining PwC is in the best interests of our company. The Committee has appointed PwC as our independent registered public accounting firm to audit the 2020 consolidated financial statements of Bank of America Corporation and its subsidiaries. Although it is not required to do so, our Board is asking shareholders to ratify PwC’s appointment. If our shareholders do not ratify PwC’s appointment, the Committee will consider changing our independent registered public accounting firm for 2021. Whether or not shareholders ratify PwC’s appointment, the Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.

PwC has advised the Committee that it is an independent accounting firm with respect to our company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.

Representatives of PwC are expected to be present at our annual meeting, will have an opportunity to make a statement if they choose, and are expected to be available to respond to appropriate shareholder questions.

PwC’s 2019 and 2018 fees. PwC’s aggregate fees for professional services rendered in or provided for 2019 and 2018, as applicable, were:

	2019	2018
	($ in millions)
Audit Fees	57.2	69.3
Audit-Related Fees	5.1	7.8
Tax Fees	4.4	5.5
All Other Fees	0.0	0.5
Total Fees	66.7	83.1

Audit fees. Audit fees relate to the integrated audit of our consolidated financial statements, and internal control over financial reporting, including disclosures presented in the footnotes to our company’s financial statements (for example, regulatory capital, among other disclosures). Audit fees also relate to the audit of domestic and international statutory and subsidiary financial statements, the review of our interim consolidated financial statements, the issuance of comfort letters and SEC consents, and services provided in connection with certain agreed-upon procedures and other attestation reports. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.

Audit-related fees. Audit-related fees cover other audit and attest services, services provided in connection with certain agreed-upon procedures and other attestation reports, financial accounting, reporting and compliance matters, benefit plan audits, and risk and control reviews. Fees for audit-related services are those billed or expected to be billed for services rendered during each fiscal year.

72      BANK OF AMERICA

   Proposal 3: Ratifying the appointment of our independent registered public accounting firm for 2020

Tax fees. Tax fees cover tax compliance, advisory, and planning services and are those billed or expected to be billed for services rendered during each fiscal year.

All other fees. During 2019 and 2018, All Other Fees consisted primarily of amounts billed or expected to be billed for the company’s engagement of PwC to provide guidance in connection with regulatory commitments.

Audit committee pre-approval policies and procedures

Our Audit Committee annually pre-approves a list of services that PwC may provide without obtaining the Committee’s engagement-specific pre-approval and sets pre-approved fee levels for such services. The pre-approved list of services consists of audit services, audit-related services, tax services, and all other services. All requests or applications for PwC services must be submitted to members of our corporate audit function or tax function to determine if they are included within the Committee’s pre-approved list of services. The Committee or the Committee chair must specifically approve any type of service that has not been pre-approved. The Committee or the Committee chair must also approve any proposed service that has been pre-approved but has fees that will exceed the pre-approved level. All pre-approvals by the Committee chair must be presented to the full Committee at its next meeting. The Committee or the Committee chair pre-approved all of PwC’s 2019 fees and services.

AUDIT COMMITTEE REPORT

Our Audit Committee is composed of seven Board members. Our Board has determined that all Committee members are independent under the NYSE listing standards, our Categorical Standards, and applicable SEC rules and regulations. Our Board has also determined that all Committee members are financially literate in accordance with NYSE listing standards and qualify as “audit committee financial experts” as defined by SEC rules. The Committee’s responsibilities are stated in a written charter adopted by our Board.

Management is responsible for preparing and the overall reporting process with respect to our company’s consolidated financial statements, and, with the assistance of our company’s internal corporate auditors, for establishing, maintaining, and assessing the effectiveness of our internal control over financial reporting. PricewaterhouseCoopers LLP (PwC), our company’s independent registered public accounting firm, is responsible for planning and conducting an independent audit of our company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and for expressing an opinion as to the conformity of these financial statements with accounting principles generally accepted in the United States of America and as to the effectiveness of our internal controls over financial reporting. The Committee’s responsibility is to monitor and oversee these processes.

The Committee annually evaluates PwC’s qualifications, performance, and independence. The Committee also oversees the performance of the corporate audit function managed by our Chief Audit Executive. The Committee has reviewed and discussed with management and with PwC our company’s audited financial statements for the year ended December 31, 2019, management’s assessment of the effectiveness of our company’s internal control over financial reporting, and PwC’s evaluation of our company’s internal control over financial reporting. In addition, the Committee has discussed with PwC the matters that independent registered public accounting firms must communicate to audit committees under applicable PCAOB standards.

The Committee has also discussed and confirmed with PwC its independence from our company, and received all required written disclosures and correspondence required by the PCAOB Ethics and Independence requirements. The Committee has evaluated and concluded the non-audit services provided by PwC to our company do not impair PwC’s independence.

Based on the reviews and discussions referred to above, and discussions with the Committee’s independent disclosure counsel, the Committee recommended to our Board that the audited financial statements for the year ended December 31, 2019 and the related footnotes be included in our company’s annual report on Form 10-K for the year ended December 31, 2019.

Submitted by the Audit Committee of the Board:

Sharon L. Allen, Chair

Arnold W. Donald

Lionel L. Nowell III

Denise L. Ramos

Clayton S. Rose

Michael D. White

R. David Yost

2020 PROXY STATEMENT      73

   Proposals 4-7: Shareholder proposals

PROPOSALS 4-7: SHAREHOLDER PROPOSALS

As noted elsewhere in this proxy statement, we actively seek engagement with shareholders to solicit their views on different matters of importance to them. We encourage this dialogue and believe this engagement is beneficial to our company and Board. Of the four shareholder proposals set forth below, none of the proponents attempted to engage with our company prior to submitting their proposal. We sought to engage with the proponents after we received their proposals; Mr. Harrington did not respond to our invitations to engage, and Messrs. Chevedden and Steiner declined our invitation to discuss their proposals. We acknowledge the rights of shareholders to submit proposals for inclusion in our proxy statement in accordance with SEC rules. We also encourage shareholders that have questions or would like additional information about our practices or policies, or that are contemplating submitting a proposal for inclusion in our proxy statement, to contact us beforehand to allow for a constructive discussion of their concerns. See “Shareholder proposals for our 2021 annual meeting” on page 84.

Our Board recommends a vote “against” these shareholder proposals (Proposals 4-7).

Proposal 4: Make shareholder proxy access more accessible

John Chevedden, 2215 Nelson Ave., No 205, Redondo Beach, CA 90278, has advised us that he intends to present the following resolution:

Shareholders request that our board of directors take the steps necessary to enable as many shareholders as may be needed to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access.

Proxy access for shareholders enables shareholders to put competing director candidates on the company ballot to see if they can get more votes than management director candidates. A competitive election is good for everyone. This proposal can help ensure that our management will nominate directors with outstanding qualifications in order to avoid giving shareholders a reason to exercise their right to use proxy access.

Under our current restricted proxy access if 20 shareholder combined hold $8 Billion of company stock and are $1 short in owning 3% of company stock—they are totally out of luck. They cannot ask a 21st shareholder to join their ranks.

As a practical matter any group attempting proxy access at Bank of America should plan on the participation of 6% in stock to be prepared for BAC challenging stock ownership by exploiting technical rules in regard to proof of stock ownership.

It is also good to increase the number of potential proxy access participants because the version of proxy access adopted by Bank of America has a needless restriction that requires a candidate to obtain a 20%-vote the first time he or she is on the ballot. This could disqualify a worthy candidate because shareholders might like the candidate but feel that the timing is not right. A year later shareholders could give a majority vote to such a candidate because they are then convinced that the timing is right.

Under this proposal it is likely that the number of shareholders who participate in the aggregation process would still be a modest number due to the administrative burden on shareholders to qualify as one of the aggregation participants. Plus it is easy for management to reject potential aggregating shareholders. The administrative burden on shareholders leads to a number of potential technical errors by shareholders that management can easily exploit.

Please vote yes:

Make Shareholder Proxy Access More Accessible—Proposal 4

Our Board recommends a vote “AGAINST” Proposal 4 because:

•	Our existing proxy access Bylaw strikes the appropriate balance between promoting shareholder rights and protecting the interests of all our shareholders;

•

Our Bylaw’s limit on the size of a proxy access nominating group is in line with market practice, with the vast majority of companies that allow proxy access having imposed the same or a more restrictive limit; and

•	We have strong corporate governance policies and procedures that empower our shareholders and enable shareholders to provide on-going feedback to our Board.

74      BANK OF AMERICA

   Proposals 4-7: Shareholder proposals

The proposal requests that the Board amend our proxy access Bylaw to eliminate the limit on the number of shareholders that can aggregate their common stock ownership to meet our minimum stock ownership threshold. Because our proxy access Bylaw already provides our shareholders with a meaningful role in the nomination and election of directors, and aligns with current market practice, and in light of our long-standing commitment to strong corporate governance and shareholder engagement, we believe the changes requested by the proposal are unnecessary and contrary to our shareholders’ interests.

Our existing proxy access Bylaw strikes the appropriate balance between promoting shareholder rights and protecting the interests of all our shareholders. In March 2015, our company was the first major financial institution, and one of the first large U.S. public companies, to amend our Bylaws to adopt a proxy access provision. This Bylaw provision allows one or more shareholders to nominate director candidates for election to our Board, and for those director candidates to be included in our proxy materials. Under our proxy access Bylaw, a group of up to 20 shareholders that collectively has owned at least 3% of our common stock for at least three years may form a nominating group and nominate director nominees constituting up to 20% of our Board, and include those nominees in our proxy materials. Our Board evaluated a number of different factors and potential formulations in adopting our proxy access Bylaw, and considered the right of shareholders to have meaningful participation in the director election process, as well as the importance of instituting reasonable terms and informational and procedural requirements, such as limiting the number of shareholders that may aggregate their share ownership to achieve the 3% nominating group threshold.

Based on its assessment of these factors, our Board concluded that our current form of proxy access Bylaw appropriately balances shareholder rights to use proxy access with the best interests of all our shareholders. Of relevance to this proposal, the Bylaw provides shareholders the ability to nominate a director candidate in our proxy statement and permits up to 20 shareholders to aggregate their holdings to satisfy our 3% ownership threshold for using proxy access. The Bylaw thereby permits shareholders holding a range of ownership positions in our company to collectively nominate director nominees and include their nominees in our proxy statement, while avoiding a situation where shareholders burden the company and our shareholders with candidates who are not able to obtain a threshold level of support. Our Board determined that the 20 shareholder limit is the most appropriate aggregation limit because it balances our administrative interests and costs, while also providing a meaningful proxy access Bylaw that is broadly accessible to our shareholders. In light of the feedback we have received from our shareholders since 2015, and our on-going review of the proxy access rights adopted by other companies, we continue to believe that our existing proxy access Bylaw is most appropriate for the company and our shareholders.

Our Bylaw’s limit on the size of a proxy access nominating group is in line with market practice, with the vast majority of companies that allow proxy access having imposed the same or a more restrictive limit. The limit on the size of the nominating group as described above is designed to control the administrative burden of confirming and monitoring share ownership within a nominating group and prevent the abuse of proxy access by a group that includes shareholders that do not have a substantial economic stake in the company or who may have special or short-term interests and who are not able to gain a threshold level of support. We note that our 20 shareholder limit is the same or more permissive than the limit adopted at the vast majority of companies that have proxy access bylaws. Of the 565 companies that have adopted proxy access since 2015, 551 companies (over 97%) have adopted a limit on the size of the nominating group, and our 20 shareholder limit is the same or more permissive than the limit adopted at 94% of companies with proxy access provisions. Under the current threshold, our shareholders already have the meaningful ability to aggregate their ownership and participate in the director nomination and election process.

We have strong corporate governance policies and procedures that empower our shareholders and enable them to provide on-going feedback to our Board. Our proxy access Bylaw is only one of many provisions that help advance and protect the interests of our shareholders and provide them a meaningful ability to make their views known to the Board.

In addition to the proxy access Bylaw, one or more shareholders owning 10% or more of our outstanding voting stock are entitled to call a special meeting of shareholders. The ability for 10% of our shareholders to call a special meeting represents a significant shareholder right—and one that is significantly more shareholder-friendly than the right at most S&P 500 companies. Of the 312 S&P 500 companies that permit shareholders to call a special meeting, more than 81% of those companies have a stock ownership threshold greater than 10%, with the most prevalent stock ownership threshold set at 25%, and no companies have a threshold lower than our 10% threshold.

Our Board and management are committed to engaging with and listening to our shareholders on an ongoing basis. At least twice annually, management invites our 250 largest institutional investors and a number of other active institutional investors, representing approximately 62% of our outstanding shares, to engage with us. As described in “Shareholder engagement” on page 29, in 2019-20 management and our Board’s Lead Independent Director held approximately 65 meetings with shareholders representing approximately 2.8 billion shares of our outstanding common stock. At these meetings, we solicit our shareholders’ input on important performance, governance, executive compensation, human capital management, regulatory, environmental, social, and other matters. We maintain a two-way dialogue to clarify and deepen our Board’s understanding of shareholder concerns, and provide shareholders with insight into our Board’s processes. Moreover, input received from our shareholders and

2020 PROXY STATEMENT      75

   Proposals 4-7: Shareholder proposals

other stakeholders as part of our year-round engagement program has resulted in a number of enhancements in our corporate governance, ESG, and executive compensation policies. For example, on page 31 we report on actions we have taken as a result of our extensive shareholder engagement activities.

Other robust corporate governance policies that we have adopted to empower our shareholders include the annual election of all directors; majority voting for director elections; and independent Board leadership by a strong Lead Independent Director. Our Board is also committed to ongoing director succession planning reviews to provide for the Board’s regular renewal and refreshment in alignment with our long-term strategy, as described in “Identifying and evaluating director candidates” on page 3.

Accordingly, our Board recommends a vote “against” this proposal (Proposal 4).

Proposal 5: Adopt a new shareholder right — written consent

Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, has advised us that he intends to present the following resolution:

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. This also seems to be the conclusion of the Intel shareholder vote at the Intel 2019 annual meeting.

The directors at Intel Corporation (INTC) apparently thought they could divert shareholder attention away from written consent by making it easier for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.

Written consent also won 45%-support at The Bank of New York Mellon Corporation (BK) in 2018. In response to the 45%-vote BK adopted written consent in 2019. Unlike BAC-BK did not insist that its shareholders chose between a right to call a special meeting and a right to act by written consent. BAC is trying to convince its shareholders that they should settle for less robust corporate governance than BK.

The 2019 BAC proxy said that shareholders who want to act between annual meetings (and who lack the deep pockets of BAC) should be forced to depend upon input from all shareholders. BAC on the other hand (with its unlimited deep pockets) hyped that BAC focuses on input from 250 BAC investors.

Written consent won 44%-support at Capital One Financial Corporation (COF) in 2018 and this increased to 56% support in 2019. Written consent won 47%-support at United Rentals, Inc. (URI) in 2018 and this increased to 51%-support in 2019. Written consent won 43%-support at Flowserve Corporation (FLS) in 2018 and this increased to 51%-support in 2019.

Please vote yes:

Adopt a New Shareholder Right —Written Consent – Proposal 5

Our Board recommends a vote “AGAINST” Proposal 5 because:

•	We believe that matters requiring shareholder approval should be presented to, and voted on, by all shareholders;

•

Shareholders owning 10% of our common shares already have the meaningful ability to call a special meeting of shareholders outside of the annual meeting cycle, and shareholders owning 3% of our common shares already have the ability to nominate a candidate for election to our Board through our proxy access Bylaw provision; and

•	Through our robust shareholder outreach and engagement program, our shareholders have multiple opportunities to provide on-going and constructive feedback to company management and our Board.

76      BANK OF AMERICA

   Proposals 4-7: Shareholder proposals

The proposal requests that the company take the steps necessary to permit shareholders to act by written consent. We are committed to effective corporate governance policies and practices that promote the long-term interests of all shareholders. As described below, our Board believes that the change requested by the proposal could be unfair and disenfranchising to shareholders, is unnecessary in light of our current governance practices and policies, and is more onerous to use than rights already available to our shareholders.

We believe that matters requiring shareholder approval should be presented to, and voted on, by all shareholders. Unlike matters presented for vote at a shareholder meeting, shareholder action by written consent may not require communication to all shareholders, and may deny shareholders the ability to participate in major decisions affecting the company and their interests. A shareholder seeking action by written consent may attempt to solicit the fewest possible shareholders to take action, rather than seeking input from all shareholders, and may rely on consents obtained from some shareholders before other shareholders have had the ability to evaluate a proposal, express their views, and vote. Action by written consent thereby can disenfranchise shareholders who are not given the opportunity of notice or to vote. In contrast, when shareholders can act at a special or annual meeting of shareholders, all shareholders receive advance notice of the meeting and have clearly established times during which they can evaluate the issues, engage with the company and other shareholders, communicate their views, and vote. Moreover, permitting shareholder action by written consent could create confusion and disruption, as multiple shareholders could solicit written consents at any time on a wide range of issues, which may duplicate or conflict with other proposals.

Shareholders owning 10% of our common shares already have the meaningful ability to call a special meeting of shareholders outside of the annual meeting cycle, and shareholders owning 3% of our common shares already have the ability to nominate a candidate for election to our Board through our proxy access Bylaw provision. In addition to shareholders being able to propose and vote on important matters at our annual meeting, one or more shareholders owning 10% or more of our outstanding voting stock are entitled to call a special meeting of shareholders. Shareholders’ ability to use the special meeting process is not subject to any conditions beyond those that also apply to a management-called special meeting. A special meeting permits shareholders, the Board, and company management to discuss applicable shareholder concerns. Unlike action by written consent, a special meeting of shareholders empowers all shareholders to participate collectively in a single meeting and make an informed vote. The ability for 10% of our shareholders to call a special meeting represents a significant right–and one that is significantly more shareholder-friendly than the right at most other S&P 500 companies. Of the 312 S&P 500 companies that permit shareholders to call a special meeting, more than 81% of those companies have a stock ownership threshold greater than 10%, with the most prevalent stock ownership threshold set at 25%, and no companies have an ownership threshold lower than our 10% threshold.

In 2015, we were among the first companies to adopt a proxy access Bylaw provision. This provision allows shareholders owning 3% or more of our outstanding common stock, including groups of up to 20 shareholders who collectively own 3% or more of our outstanding stock, the right to nominate director candidates constituting up to 20% of our Board, and to solicit votes for those candidates using our proxy materials. This proxy access right and the ability for 10% of our shareholders to call a special meeting each allow our shareholders to voice their views in a way that is less onerous than the proposal’s written consent, which would require proposed actions to be approved by holders of at least a majority (or higher when required by Delaware law) of our outstanding shares. In addition, fewer than 2.5% of S&P 500 companies provide for action by written consent together with proxy access and the ability of 10% of shareholders to call a special meeting.

The chart below illustrates how our shareholders already have better means of implementing actions than the proposal:

		Notification to Shareholders	Quorum Requirement at Shareholders’ Meeting	Votes Necessary to Approve Action
Proposal	Action by Written Consent	Shareholders holding a majority of outstanding shares (provided by shareholder seeking action)	No shareholders’ meeting	At least a majority of outstanding shares (~4.5 billion shares)
Existing Rights of Shareholders	Action at a Special Meeting Called by 10% of our Shareholders	100% of shareholders (provided by company)	A majority of outstanding shares (~4.5 billion shares)	A majority of the quorum (as low as ~2.3 billion shares)
Action to Elect a Director Nominated by Proxy Access

Through our robust shareholder outreach and engagement program, our shareholders have multiple opportunities to provide on-going and constructive feedback to company management and our Board. Our Board and management are committed to engaging with and listening to our shareholders on an ongoing basis. At least twice annually, management invites our 250 largest institutional investors and a number of other active institutional investors, representing approximately 62% of our outstanding

2020 PROXY STATEMENT      77

   Proposals 4-7: Shareholder proposals

shares, to engage with us. As described in “Shareholder engagement” on page 29 in 2019-20 management and our Board’s Lead Independent Director held approximately 65 meetings with shareholders representing approximately 2.8 billion shares of our outstanding common stock. At these meetings, we solicit our shareholders’ input on important performance, governance, executive compensation, human capital management, regulatory, environmental, social, and other matters. We maintain a two-way dialogue to clarify and deepen our Board’s understanding of shareholder concerns, and provide shareholders with insight into our Board’s processes. Moreover, input received from our shareholders and other stakeholders as part of our year-round engagement program has resulted in a number of enhancements in our corporate governance, ESG, and executive compensation policies. For example, on page 31 we report on actions we have taken as a result of our extensive shareholder engagement activities.

Accordingly, our Board recommends a vote “against” this proposal (Proposal 5).

Proposal 6: Report concerning gender/racial pay equity

Lee E. and Helen M. Johnson and George C. Jenne, c/o Arjuna Capital, 1 Elm Street, Manchester, MA 01944, has advised us that they intend to introduce the following resolution:

Whereas: The World Economic Forum estimates the gender pay gap costs the economy 1.2 trillion dollars annually. The median income for women working full time in the United States is 80 percent of that of men. This disparity can equal nearly half a million dollars over a career. Intersecting race, the gap for African American and Latina women is 60 percent and 55 percent. At the current rate, women overall will not reach pay equity until 2059, African American women until 2130, and Latina women until 2224.

United States companies have begun reporting statistically adjusted equal pay numbers, assessing the pay of men and women, minorities and non-minorities, performing similar jobs, but mostly ignore median pay gaps. Regulation in the United Kingdom mandates disclosure of median gender pay gaps. Bank of America reported a 29.2 percent median base pay gap and a 55.1 percent bonus pay gap for its United Kingdom operations, but has not published its global median pay gap.

Bank of America reports women and minorities earn 99 percent the compensation received by men and non-minorities on an equal pay basis. Yet, that statistically adjusted number is only half the story, failing to consider how discrimination affects opportunity. The objective of this proposal—median pay gap disclosure—addresses the structural bias that affects the jobs women and minorities hold, particularly when white men hold most higher paying jobs.

Women account for 53.5 percent of our company’s global workforce, but only 33 percent of senior leadership. Mercer finds female executives are 20 to 30 percent more likely to leave financial services careers than other careers. Actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.”

Research from Morgan Stanley, McKinsey, and Robeco Sam suggests diverse leadership leads to superior stock performance and return on equity. McKinsey states, “the business case for the advancement and promotion of women is compelling.” Best practices include “tracking and eliminating gender pay gaps.”

Public policy risk is of concern in the United States. The Paycheck Fairness Act pends before Congress. California, Massachusetts, New York, and Maryland have strengthened pay legislation. The Congressional Joint Economic Committee reports 40 percent of the wage gap may be attributed to discrimination.

Resolved: Shareholders request Bank of America report on the company’s global median gender/racial pay gap, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

The gender pay gap is defined as the difference between male and female median earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).

Supporting Statement: A report adequate for investors to assess company strategy and performance would include the percentage global median pay gap between male and female employees across race and ethnicity, including base, bonus and equity compensation.

78      BANK OF AMERICA

   Proposals 4-7: Shareholder proposals

Our Board recommends a vote “AGAINST” Proposal 6 because:

•

Our company is committed to equal pay for equal work. Through our longstanding practices, we compensate all our employees fairly and equitably, with equal pay for equal work, regardless of race or gender.

•	We maintain robust policies and practices reinforcing our commitment, including analyses and reviews with oversight from our senior management and our Board

•	Outside experts also examine employee pay before year-end compensation decisions are finalized, and we adjust compensation where appropriate

•	We publicly disclose our gender and racial pay ratios and have done so for the last 3 years

•

For 2019, compensation received by female employees was more than 99% of that received by male employees in comparable positions, and compensation received by employees of color in the U.S. was more than 99% of that received by all other employees in comparable positions. This ratio is our equal pay for equal work disclosure

•	The request for median pay ratios conflates the distinct issues of representation and pay equity.

•

A median ratio compares the pay of two individuals whose earnings happen to fall at the midpoint of the pay range among those sharing the relevant gender or racial characteristic but who likely have different jobs, skills, experience, and work locations

•

As a result, the median pay ratios requested in the proposal provide no meaningful insights as they neither correlate with equal pay for equal work nor accurately depict gender or racial representation in our company

•

Our Human Capital Management Report provides detailed information on our actions and progress over time to recruit, develop, and support diverse talent throughout our company, including extensive statistical data on the gender and racial representation of our workforce.

•

As described in our Human Capital Management Report, we focus significant resources on bringing diverse talent to our company, and developing and supporting our female employees and employees of color.

•	Our company has received significant recognition and awards as a national and global leader in diverse workforce representation.

Our company is committed to equal pay for equal work, including racial and gender pay equity, by fairly and equitably compensating all of our employees. We maintain robust policies and practices that reinforce our commitment. Our work to ensure that men and women in similar positions having similar experience receive comparable pay is fundamental to being a great place to work, which is core to how we drive Responsible Growth. We have established robust policies and practices to help guide pay decisions, and our Human Resources team, company leadership, and Board are engaged on an ongoing basis to ensure pay equity. Each year, we engage in a thorough and rigorous inspection process, which, together with our detailed governance framework and independent analyses by an external consulting firm, allow us to identify areas for adjustment and take appropriate action prior to pay decisions being made. If pay misalignment is identified, we take action where appropriate to bring an individual employee in line with their comparable peers, making real-time compensation adjustments as part of our annual year-end pay decision process. This process, which has been in place for over a decade, reinforces our culture and commitment to equal pay for equal work.

As we disclosed in our Human Capital Management Report and elsewhere in this proxy statement, compensation received by female employees was more than 99% of that received by male employees in comparable positions, and compensation received by employees of color in the U.S. was more than 99% of that received by all other employees in comparable positions. These pay equity, or equal pay for equal work, results continue to inform and reinforce our pay-for-performance culture. In addition, we have expanded our equal pay for equal work compensation analyses to include review of additional international locations on an annual basis.

The request for median pay ratios conflates the distinct issues of gender/racial representation and gender/racial pay equity. Our pay equity policies and practices are just one aspect of our company’s broader program dedicated to providing opportunity, advancement, and equality for all employees, including women and employees of color.

The proposal’s stated objective is to “address[ ] the structural bias that affects the jobs (emphasis added) women and minorities hold,” using a statistic derived solely from compensation as a surrogate measurement of female employees and employees of color holding senior-level positions. The median statistic compares the pay of two individuals whose earnings happen to fall at the midpoint of the pay range among those sharing the relevant gender or racial characteristic (e.g., female employees/male employees, employees of color/all other employees), but does not take into account their different jobs, skills, experience, and

2020 PROXY STATEMENT      79

   Proposals 4-7: Shareholder proposals

work locations. In doing so, it conflates two important but distinct issues – pay equity (equal pay for equal work) and diverse representation (female/racial participation across the spectrum of workforce levels). This single statistic, without additional discernable bases for comparison, provides no meaningful insights into our focused efforts to remove any structural biases affecting our diverse employees. The median comparison may, in fact, provide a misleading and counterproductive perception of the opportunities available to all employees at all levels of our company, regardless of gender or race. We provide transparency on pay equity and diverse representation through the clear disclosures that we already make in the Human Capital Management Report and this proxy statement. Shareholders do not need a surrogate measurement of female employees and employees of color holding senior-level positions – we have already provided the actual information in the Human Capital Management Report (see table below).

The proposal also requests the preparation of a report on our company’s global median gender/racial pay gap, including certain associated risks, and to report on risks related to our company’s recruiting and retaining of diverse talent. Our Board believes preparing such a report is unnecessary in light of our strong policies and practices supporting pay equity, our demonstrated and recognized commitment to recruiting and developing diverse talent at all levels of our organization, and the extensive disclosures and statistical data set forth in our Human Capital Management Report and in this proxy statement (see below). The Human Capital Management Report provides more thorough, meaningful, and detailed information and analysis than that requested in the proposal. The report, available at https://about.bankofamerica.com/annualmeeting, describes our active and on-going programs that are overseen by our executive leadership and our Board to foster pay-for-performance regardless of gender or race, and facilitate gender and racial representation at all levels of our company. In the report, we already disclose the results of our programs to recruit, develop, and retain female employees and employees of color, including our progress over time.

Our Human Capital Management Report provides detailed information on our actions to recruit, develop, and support diverse talent throughout our company, including extensive statistical data on our workforce. At our 2019 annual meeting, shareholders were presented an opportunity to vote on a substantially identical proposal. Approximately 77% of the shares cast at the meeting voted against that proposal. Prior and subsequent to the 2019 annual meeting, we met with shareholders representing almost one-third of our common shares outstanding to understand their perspectives on both the issue of pay gap disclosure and specifically the median metric requested in this proposal. We actively sought input from shareholders about the types of information most helpful to them in understanding our processes, activities, and culture of addressing the complex issue of gender and people of color representation. The topics and content of the Human Capital Management Report reflect this input from our shareholder engagements.

Throughout the Human Capital Management Report, we provide detailed information about the actions we have taken for our more than 200,000 employees and their families across the globe, providing transparency and clarity about that work. As described in the Report:

•

Over 35% of our Board members are female and 47% of our Board members are diverse. Over 45% of our management team is female and over 50% of our management team is diverse. We also provide data on our progress over time, showing a 27% increase in women in management levels 1 through 3 over the past four years, and a 20% increase in employees of color in these management levels over that same period;

Management levels and managers

Global and U.S. diversity(1)		2015(2)	2018
Management top 3 levels	Women	33%	42%
	People of Color	15%	18%
Managers	Women	42%	41%
	People of Color	32%	37%

(1)	Data for women is global; people of color is U.S.-only.

(2)

Above, we disclose “Global and U.S. Diversity” beginning in 2015, as we made a renewed commitment to our organizational health in October 2015. Under the broader umbrella of Operational Excellence, we focused on flattening and streamlining our organization with the goal of increasing communication, reducing bureaucracy, and elevating talent.

•	The Report also provides data on our campus hires, employee engagement, and employee turnover over time, as well as EEO diversity statistics across our U.S. workforce for 2018;

•

The Board participates in our company’s diversity and inclusion activities through its review and oversight of human capital management strategies, programs and practices, including diversity and inclusion goals and progress, and review of annual Employee Engagement Survey results, including the Engagement and diversity and inclusion indices;

80      BANK OF AMERICA

   Proposals 4-7: Shareholder proposals

•

We have policies and programs to address and avoid any structural bias in our workplace, including a policy that restricts the solicitation of compensation information from candidates during the hiring process, and robust policies and practices that reinforce our commitment to equal pay for equal pay; and

•	The Report also describes how we assess and respond to risks in our pay and employment practices, including risks related to recruiting and retaining diverse talent.

This data and our results to date continue to inform pay-for-performance practices, including how we continue to bridge gaps that exist or may exist in the future, as well as overall efforts to continue to attract, develop, and advance women and racially or ethnically diverse employees.

As described in our Human Capital Management Report, we devote significant resources to ensuring a diverse breadth of talent in our company and to developing and supporting our female employees and employees of color. We believe comparing compensation of employees at the median without adjusting for their different roles, experiences, locations, and other factors is misleading. Our compensation policies and practices are based on market competitive pay opportunities commensurate with role, not by median gender or ethnicity data. In light of the extensive disclosure set forth in the Human Capital Management Report and instead of producing an additional, duplicative report as requested by this proposal, we are focused on our numerous policies and practices that support and advance our comprehensive goal of providing opportunity, advancement, and equality for all.

First, we work to draw the most talented women and people of color to join our company. Through partnerships with hundreds of organizations, outreach to targeted educational institutions and regular signature events, we work to build a pipeline of diverse talent to participate in our dynamic career opportunities. In 2019, we increased the representation of women and people of color across our internship and full-time college graduate hire classes. Once these talented men and women join our company, we focus on cultivating, developing, and empowering their talents through a variety of internal networks and conferences:

•

Our Learning & Leadership Development team actively supports all employees with guidance through career and life changes, one-on-one executive support, and tailored development plans and pathing to help them advance their careers. We ensure that women and employees of color have robust opportunities to participate in these programs;

•

Through our 11 Employee Networks, which comprise more than 300 chapters and 160,000 memberships worldwide, our employees develop leadership skills, build ties with local communities, and advance diversity recruitment;

•

Our Global Women’s Conference brings together female leaders to engage on leadership and advocacy, and our Women’s Executive Development Program offers a 10-month program to develop and retain female talent. Studies show that those who attend these programs are seven times more likely to be promoted;

•

Our Diverse Leadership Sponsorship Program pairs diverse rising talent with senior leader sponsors to increase the visibility and representation of diverse talent and includes development sessions, executive sponsorship, and engagement opportunities;

•

Our diversity leadership councils for senior executives, including Black/African American Executive Leadership Council, Hispanic-Latino Leadership Council, Asian Advisory Council, and Investing in Women Leadership Council, and employee networks for women and diverse employees at all levels, play key roles in building the culture of our company, focusing on recruitment, retention, development, networking, culture, and community engagement; and

•

Through our Pathways career program, we partner with external organizations to help connect us to diverse candidates with strong potential and Pathways participants are trained through The Academy, an award-winning, high-tech curriculum supporting the career development of more than 66,000 of our employees.

We are also committed to supporting our employees’ and their families’ well-being by offering industry leading benefits, including 16 weeks of paid parental leave and an adult care services program to help employees care for a parent or other adult loved one. We also offer flexible work arrangements like job sharing, compressed work weeks, and reduced hours—all designed to help employees better manage life and work schedules.

Our company has received significant recognition and awards as a national and global leader in diverse workforce representation. Our executive leadership and Board have strongly supported and guided our programs dedicated to recruiting, cultivating and empowering women and people of color. This commitment has resulted in strong representation of women and employees of color across our company, significantly outpacing industry benchmarks. More than 50% of our global workforce is female and more than 45% of our U.S.-based workforce are employees of color. More than 35% of our Board members are female, which is significantly higher than the S&P 500 benchmark of 26% reported by Spencer Stuart. Notably, we are one of only four S&P 100 companies with six or more women on our Board. Approximately 18% of our Board members are people of color.

As we look to the future, we recognize that our commitment to fostering diversity and inclusion will require the identification and development of new, diverse talent. To that end, in 2019 we welcomed our most diverse summer internship class, with women

2020 PROXY STATEMENT      81

   Proposals 4-7: Shareholder proposals

comprising 47% of the class and people of color comprising 57%. We also continue to drive progress in the diversity of our future leaders through on-campus hires, with women comprising 41% of on-campus hires in 2018 and people of color comprising 48%.

Our long-standing commitment to and support of gender and racial equality has been affirmed by many organizations. Our company repeatedly has been recognized for its work to protect and promote gender and racial equality. For example, JUST Capital again named us as one of America’s Most JUST Companies, including as one of the industry leaders (No. 2 out of 42) in the “Banks” category, specifically mentioning our company’s commitment to providing a diverse and inclusive workplace with equal opportunity and pay without discrimination, Euromoney named us as the World’s Best Bank for Diversity & Inclusion in 2016, 2018 and 2019, and the Bloomberg Financial Services Gender-Equality Index has recognized us as one of the leading financial institutions every year since its inception. More broadly, we have been consistently recognized for the resources we provide our employees. Most recently, in 2019, Fortune Magazine named us as one of the Best Workplaces for Diversity and Best Workplaces for Parents, and recognized us as among the top 100 Best Workplaces for Women. Similarly, our company has been designated one of Working Mother Magazine’s 100 Best Companies for 31 consecutive years, we were named a Top Company for Women Technologists by the Anita Borg Institute and in 2019 Diversity MBA Magazine recognized us as one of the 50 Best Places for Women & Diverse Managers to Work.

In light of our strong, broad, transparent, and well-recognized commitment to fair and equitable compensation of our employees, the rigor of our compensation review process which includes review and analyses internally and by outside experts, and our programs for and commitment to increasing gender and racial diversity at our company through recruiting and empowering women and people of color, we believe that the report requested under the proposal is misconceived and unnecessary.

Accordingly, our Board recommends a vote “against” this proposal (Proposal 6).

Proposal 7: Review of Statement of the Purpose of a Corporation and report on recommended changes to governance documents, policies, and practices

John C. Harrington, President of Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, California 94559 has informed us that he intend to introduce the following resolution:

Whereas, Our Company’s management has pledged our Company to policies that may be inconsistent with our governance documents. There needs to be congruity between corporate management policies and our Board’s fiduciary duties reflected in our Company’s bylaws, Articles of Incorporation and Committee Charters.

Whereas, in 2016 through 2018, our Company financed the fossil fuel industry with over $106 billion in loans; and

Whereas, according to Banking on Climate Change: Fossil Fuel Report Card 2019, our bank was among the top banks funding one hundred key oil, gas and coal companies expanding fossil fuels; and

Whereas, our Company financed tar sands production companies, Arctic and ultra-deep-water oil and gas companies, fracked oil and gas producers and transporters and liquefied natural gas companies, mining companies and coal power companies;

Whereas, our Company’s Chairman and Chief Executive Officer, in August 2019, signed a ‘Statement on the Purpose of a Corporation’, committing our Company to all stakeholders, supporting “ ... the communities in which we work ... respect[ing] the people in our communities and protect[ing] the environment by embracing sustainability practices across our businesses”; and

Whereas, however, there is no indication of how that public statement will be implemented in policy, or even if such commitment was considered by our Board of Directors, as a policy to be implemented by amending our Company’s governance documents;

Resolved, that shareholders request our Board of Directors, acting as responsible fiduciaries, review the Statement of the Purpose of a Corporation to determine if such statement is reflected in our Company’s current governance documents, policies, long term plans, goals, metrics and sustainability practices and publish its recommendations on how any incongruities may be reconciled by changes to our Company’s governance documents, policies or practices.

Supporting Statement

In the proponent’s opinion, there is a disconnect between the public statement endorsed by our Chairman and Chief Executive Officer, and other actions of the Company, including the lack of a necessary framework to advance this commitment through our Company’s governance documents. Our Board of Directors, as responsible fiduciaries, need to reconcile these incongruities.

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   Proposals 4-7: Shareholder proposals

Our Board recommends a vote “AGAINST” Proposal 7 because:

•

Our company is proud to endorse the Business Roundtable’s Statement on the Purpose of a Corporation and our CEO’s decision to sign the statement, which we believe is consistent with our commitment to delivering long-term value for our shareholders through Responsible Growth;

•	Our company aligns its policies, practices, products, and programs to advance our purpose of making our customers’ financial lives better through the power of every connection;

•

Our Global Environmental, Social and Governance Committee (“ESG Committee”) is actively engaged in managing our ESG programs and strengthening our ESG practices to support Responsible Growth and help drive the global economy; and

•

Our Board and its committees play a key role in oversight of our company’s culture by setting the “tone at the top” and holding management accountable for maintaining high ethical standards and effective policies and practices, and encouraging growth within our risk framework.

The proposal requests that our Board review the Statement on the Purpose of a Corporation issued by the Business Roundtable and issue recommendations on how our governance documents, policies, and practices should be changed to reconcile with the statement. As described below, our Board supports our company’s decision to publicly acknowledge the Business Roundtable’s statement as it is consistent with our commitment to Responsible Growth. Our Board also believes our commitment to and execution of Responsible Growth makes the requested report unnecessary.

Our company is proud to endorse the Business Roundtable’s Statement on the Purpose of a Corporation and our CEO’s decision to sign the statement, which we believe is consistent with our commitment to delivering long-term value for our shareholders through Responsible Growth. Issued in August 2019 by the Business Roundtable, the Statement on the Purpose of a Corporation was signed by 181 corporate chief executive officers, including our Chairman and CEO, Mr. Moynihan. As signatories to the statement, each chief executive officer committed to lead his or her company for the benefit of all stakeholders – customers, employees, suppliers, communities, and shareholders. In acknowledging their “fundamental commitment” to all of the company’s stakeholders, the signatories pledged support to the statement’s five core commitments – delivering value to customers; investing in employees; dealing fairly and ethically with suppliers; supporting the communities in which the company works; and generating long-term value for shareholders. We are proud to endorse Mr. Moynihan’s decision to sign the Statement on the Purpose of a Corporation. Our Board believes that the framework of corporate governance and citizenship articulated in the statement is wholly consistent with our commitment to Responsible Growth, and that our governance policies and practices are well-aligned to the statement. We have long operated our company in pursuit of Responsible Growth, which closely aligns with the statement’s five core commitments. And we believe driving Responsible Growth also addresses those five core commitments and will enhance the long-term value of our company.

Our company aligns its policies, practices, products, and programs to advance our purpose of making our customers’ financial lives better through the power of every connection. Our commitment to our stakeholders is not new, and is thoroughly reflected through Responsible Growth, which entails growing and winning in the marketplace by remaining committed to our customer-focused strategy and managing risk well. Responsible Growth is discussed in more detail on our website at https://about.bankofamerica.com/en-us/what-guides-us/driving-responsible-growth.html, as well as elsewhere in this proxy statement. We address sustainable Responsible Growth across three areas: sharing our success, including through our focus on ESG leadership; being a great place to work for our employees; and driving operational excellence so that we can continue to invest in our employees and our capabilities. As described in our Human Capital Management Report, which is available at https://about.bankofamerica.com/annualmeeting, we have implemented a wide-range of programs and benefits to support our employees and their families in keeping with our commitment to invest in the people who serve our clients and live and work in the communities we serve across the U.S. and around the world. We are also focused on advancing projects and issues that contribute to real economic growth and mobility—whether through supporting the small businesses that are essential to the well-being of local communities or projects that create jobs and drive the economy. Accordingly, our Board and company management have established internal governance policies to improve transparency in our products and business practices, while helping clients access the capital they need to achieve their goals and helping develop our communities and foster economic mobility. Our clients and shareholders, and our broad stakeholder community, expect our business practices to align closely with our values. For additional information on how our business practices align with Responsible Growth, see https://about.bankofamerica.com/en-us/what-guides-us/our-business-practices.html.

Our ESG Committee is actively engaged in managing our ESG programs and strengthening our ESG practices to support Responsible Growth and help drive the global economy. Our ESG Committee, which is comprised of leaders from across our company and is led by our Vice Chairman, helps to identify, raise, and oversee our response to emerging ESG risks and opportunities. A critical part of the committee’s role is to engage in ongoing evaluation and development of our policies and

2020 PROXY STATEMENT      83

   Proposals 4-7: Shareholder proposals

procedures, including our Environmental and Social Risk Policy Framework, which requires enhanced due diligence of specific general corporate and commercial financing relationships, vendor relationships, and general operations and is available at https://about.bankofamerica.com/assets/pdf/Environmental-and-Social-Risk-Policy-Framework.pdf, so that we can respond to emerging material social issues in real time. The committee discusses and debates social and environmental issues that are significant to our company’s business, including, but not limited to, human capital management practices, assessment of environmental and societal implications of product and service offerings, and investments with the goal of contributing to the creation of a sustainable economy. The committee regularly reports to the Board’s Corporate Governance, ESG, and Sustainability Committee and provides updates to the Board’s Enterprise Risk Committee on ESG risks. In addition, our ESG Committee’s chair and her team regularly engage with our shareholders and other stakeholders, including consumer advocates and community advisors, for advice and guidance in shaping our ESG policies and practices.

Our Board and its committees play a key role in oversight of our company’s culture by setting the “tone at the top” and holding management accountable for maintaining high ethical standards and effective policies and practices, and encouraging growth within our risk framework. Our ESG Committee provides regular reports to the Board and the Board’s Corporate Governance, ESG, and Sustainability Committee on ESG activities and emerging ESG risks and opportunities. The role of our Board and its committees are described and defined through our Corporate Governance Guidelines, our Code of Conduct, our Board committee charters, and our other governance documents. Our Board and its committees oversee management’s identification, measurement, monitoring, and control of material risks and holds company management accountable for the timely escalation of issues for Board and committee review. Like our management-level ESG leadership, our Board members regularly meet with our shareholders and other key stakeholders to obtain their input and to discuss their views on how we pursue Responsible Growth. Details about our Board’s governance policies and engagement activities are available on our website at https://about.bankofamerica.com/en-us/what-guides-us/governance.html and elsewhere in this proxy statement.

In light of our demonstrated and longstanding commitment to driving the economy in sustainable ways—helping to create jobs, develop communities, foster economic mobility, and address some of society’s biggest challenges around the world—while managing risk and providing a return to our clients and our owners, and the extensive reporting we already provide addressing our policies and practices, we believe that our governance policies and practices are well-aligned with the Business Roundtable’s Statement on the Purpose of a Corporation. Therefore, the report requested in the proposal is unnecessary and duplicative to our ongoing efforts driving Responsible Growth.

Accordingly, our Board recommends a vote “against” this proposal (Proposal 7).

Shareholder proposals for our 2021 annual meeting

Shareholder proposals submitted for inclusion in the proxy statement for our 2021 annual meeting must comply with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act, and must be received by our Corporate Secretary no later than the close of business on November 9, 2020.

Pursuant to our proxy access Bylaw provision, one, or a group of up to 20 shareholders who, in aggregate, own continuously for at least three years, shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address below no earlier than October 10, 2020 and no later than the close of business on November 9, 2020, assuming we do not change the date of our 2021 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2020 annual meeting.

If you would like to submit a matter for consideration at our 2021 annual meeting (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination) that will not be included in the proxy statement for that annual meeting, it must be received by our Corporate Secretary no earlier than the close of business on December 23, 2020 and no later than the close of business on January 22, 2021, assuming we do not change the date of our 2021 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2020 annual meeting. Any matter must comply with our Bylaws.

All shareholder proposals must be received by our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255 by the applicable dates specified above.

We encourage shareholders that are contemplating submitting a proposal for inclusion in our proxy statement to contact us beforehand at the address above to allow for a constructive discussion of their concerns and for additional information about our practices or policies.

84      BANK OF AMERICA

   Voting and other information

VOTING AND OTHER INFORMATION

Who can vote. Only holders of record at the close of business on March 2, 2020 (the record date) will be entitled to notice of and to vote at our annual meeting. As of March 2, 2020, the following shares were outstanding and entitled to vote:

Shares	Number of shares outstanding and entitled to vote

Common Stock	8,724,771,246

Series B Preferred Stock	7,110

Series 1 Preferred Stock	3,275

Series 2 Preferred Stock	9,967

Series 4 Preferred Stock	7,010

Series 5 Preferred Stock	14,056

Each share of our common stock and Series B Preferred Stock is entitled to one vote. Although each share of the Series 1, 2, 4, and 5 Preferred Stock (Series 1–5 Preferred Stock) is entitled to 150 votes, we do not have “dual-class” voting as all shareholders vote together without regard to class, except as otherwise required by law. Holders of the Series 1–5 Preferred Stock hold their shares through depositary receipts that each represent 1/1200th of a share of Series 1–5 Preferred Stock (or a vote representing 0.125 shares of our common stock). Therefore the aggregate vote represented by the Series 1–5 Preferred Stock is de minimis. As of the record date, the Series 1–5 Preferred Stock represent 5,146,200 votes, or approximately 0.059% of the total eligible votes at the 2020 annual meeting of shareholders. We issued the Series 1–5 Preferred Stock as part of our merger with Merrill Lynch, that became effective January 1, 2009, as required under Delaware law to holders of respective outstanding shares of Merrill Lynch series 1–5 preferred stock. Since the issuance of the Series 1–5 Preferred Stock in 2009, our company has not issued any additional shares of Series 1–5 Preferred Stock, does not have any current plans to issue any additional shares of Series 1–5 Preferred Stock, and redeemed the Series 3 Preferred Stock in 2018.

In accordance with Delaware law, for the 10 days prior to our annual meeting, a list of registered holders entitled to vote at our annual meeting will be available for inspection in the Office of the Corporate Secretary, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255. The list will also be available at our annual meeting.

Voting information for registered holders. If you are a registered holder, meaning that you hold our shares directly (not through a bank, broker, or other nominee), you may vote in person at our annual meeting or by submitting your proxy by:

going to www.proxyvote.com and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy calling the phone number located on the top of your proxy card and following the voice prompts. You will need information from your proxy card to submit your proxy

(if you received your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card, and returning it in the envelope provided

To be counted, your proxy must be received before the polls close at our annual meeting. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted according to your voting instructions. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendations. If other matters properly come before our annual meeting, the proxies will vote on these matters.

You may revoke your proxy and change your vote at any time before the voting polls close at our annual meeting by submitting a properly executed proxy of a later date, a written notice of revocation (of your previously executed proxy) sent to our Corporate Secretary, or a vote cast in person at our annual meeting (however, attending the meeting without voting will not revoke a proxy).

Voting information for beneficial owners. If you are a beneficial owner, meaning that you hold our stock in the name of a bank, broker, or other nominee (commonly referred to as holding shares in “street name”), you should have received these proxy materials from your bank, broker, or other nominee by mail or email with information on how to submit your voting instructions, including by:

going to www.proxyvote.com and following the online instructions calling the phone number located on the top of your voting instruction form (VIF) and following the voice prompts

(if you received your proxy materials by mail): marking your vote on your VIF, signing your name (exactly as it appears on the VIF), and dating, and returning your VIF in the envelope provided

2020 PROXY STATEMENT      85

   Voting and other information

Voting by telephone and the Internet ends at 11:59 p.m. Eastern time on April 21, 2020. As a beneficial owner, if you do not provide voting instructions to your bank, broker, or other nominee, your shares will be treated as a “broker non-vote” with respect to Proposals 1, 2, and 4 to 7, and may be voted in the discretion of your bank, broker, or other nominee solely on Proposal 3 as described under “Votes Required” below. To change any of your previously provided voting instructions, or if you have questions about voting your shares, please contact your bank, broker, or other nominee directly.

You may revoke any voting instructions you provided by following the specific directions from your bank, broker, or other nominee to change or revoke any voting instructions you have already provided. Alternatively, you may vote your shares by ballot at the annual meeting if you obtain a legal proxy from your bank, broker, or other nominee and present it at the annual meeting.

Employee voting. If you participate in The Bank of America 401(k) Plan or The Bank of America Transferred Savings Account Plan (collectively, the Plan), and your Plan account has investments in shares of our common stock, you must provide voting instructions to the Plan trustee (the Trustee) (by the Internet, telephone, or proxy card) for your shares to be voted according to your instructions. Your shares cannot be voted unless you provide voting instructions to the Trustee. Your voting instructions to the Trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the Plan is April 21, 2020, at 8:00 a.m., Eastern time. If you are an employee and you hold shares in multiple accounts, you may receive one proxy card covering all the shares in your accounts. If you receive one proxy card covering all the shares in your accounts, you must provide voting instructions by April 21, 2020, at 8:00 a.m. to vote all your shares. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares.

Donation to Water.org. To express our appreciation for your participation, Bank of America will make a $1 charitable donation to Water.org on behalf of every shareholder account that votes. “Householded” accounts for beneficial owners will be administered as a single account. For more information on “householding,” see “Eliminating Duplicative Proxy Materials through ‘Householding’” below.

Shares required to hold our annual meeting. In order to hold our annual meeting, a quorum representing holders of a majority of the voting power of our common stock, the Series B Preferred Stock, and the Series 1–5 Preferred Stock must be present in person or represented by proxy. We intend to include as present: shares present in person but not voting; shares for which we have received proxies but for which holders have abstained from voting; and shares represented by proxies returned by a bank, broker, or other nominee holding the shares.

Votes required

Proposals for your vote	Votes required	Effect of abstentions	Effect of broker non-votes

Proposal 1: Electing Directors	Majority of votes cast	No effect	No effect

Proposal 2: Approving Our Executive Compensation (an Advisory, Non-binding “Say on Pay” Resolution)	Majority of votes cast	No effect	No effect

Proposal 3: Ratifying the Appointment of Our Independent Registered Public Accounting Firm for 2019	Majority of votes cast	No effect	Brokers have discretion to vote

Proposals 4-7: Shareholder Proposals	Majority of votes cast	No effect	No effect

•

Proposal 1: Electing directors. Our Bylaws provide that a nominee for director in an uncontested election will be elected to our Board if the votes cast for the nominee’s election exceed the votes cast against his or her election. Abstentions from voting and broker non-votes are not treated as votes cast and are not counted for purposes of determining the election of directors. If a nominee does not receive the required votes for election at our annual meeting, our Board, with the assistance of our Corporate Governance, ESG, and Sustainability Committee, will consider whether to accept the director’s offer of resignation, which is required to be tendered under our Corporate Governance Guidelines. Our Board will publicly disclose its decision regarding the resignation and the basis for its decision within 90 days after election results are certified.

•

Other proposals. Approval of Proposals 2, 3, and 4 to 7 requires the votes cast in favor of each such proposal to exceed the votes cast against the proposal. Abstentions from voting and broker non-votes (excluding Proposal 3, for which brokers have discretion to vote) are not treated as votes cast and are not counted in determining the outcome of any of these proposals.

Cost of proxy solicitation. We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may use our directors or employees to solicit proxies either personally or by telephone, facsimile, mail, or email. None of these directors or employees will receive any additional or special compensation for soliciting proxies. In addition, we have agreed to pay Georgeson LLC and Morrow Sodali LLC each $19,500, plus expenses to assist us in soliciting proxies from banks, brokers, and other nominees. We also will reimburse banks, brokers, and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our stock.

86      BANK OF AMERICA

   Voting and other information

Eliminating duplicative proxy materials through “householding.” We deliver a single proxy statement and annual report with separate proxy cards, or separate Notices of Internet Availability, to multiple registered holders who share an address, unless we receive other instructions. If (i) you and another registered holder share an address and each receive paper copies of our proxy materials and wish to receive only one paper copy or (ii) you share an address with another registered holder, received a single set of our proxy materials, and would like to receive separate copies, you may request a change in delivery preferences by contacting our transfer agent, Computershare, P.O. Box 505005, Louisville, KY 40233; toll-free 800-642-9855; or www.computershare.com/bac.

If you are a beneficial owner and receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, contact your bank, broker, or other nominee.

Attending our annual meeting. All holders of our common stock, Series B Preferred Stock, and Series 1–5 Preferred Stock as of the record date (March 2, 2020) and persons holding valid proxies from such shareholders are invited to attend our annual meeting. To gain entrance to the meeting, you must present valid, government-issued photo identification and the following:

Registered holders (one of the following):

•	the admission ticket attached to the top of your proxy card or made available by visiting www.proxyvote.com and following the instructions provided; or
•	your Notice of Internet Availability

Beneficial owners (one of the following):

•	the admission ticket made available by visiting www.proxyvote.com and following the instructions provided; or
•	a letter from your bank or broker or a brokerage statement evidencing ownership of shares of Bank of America stock as of the record date

Persons holding valid proxies (one of the following):

•	a proxy from a registered holder—a written legal proxy granted to you and signed by the registered holder; or
•	a proxy from a beneficial owner—a written legal proxy granted by the brokerage firm or bank holding the shares to the beneficial owner, in assignable form, and a written legal proxy granted by the beneficial owner to you, together with a brokerage or bank statement or Notice of Internet Availability showing the beneficial owner’s shares

If you are a beneficial owner and you would like to vote in person at the meeting, you must also present a written legal proxy from the broker, bank, or other nominee.

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our annual meeting website at https://about.bankofamerica.com/annualmeeting for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Failure to follow these admissions procedures or failure to bring required documentation may delay your entry into, or prevent you from being admitted to, our annual meeting.

So that we can accommodate the greatest number of shareholders at our meeting, we reserve the right to limit the number of authorized proxyholders for any shareholder who may attend the meeting and to restrict the admission of guests or other attendees who are not shareholders.

Security measures may include bag, metal detector, and hand-wand searches. The use of cameras, recording devices, phones, and other electronic devices is strictly prohibited.

We appreciate the opportunity to hear the views of our shareholders. In fairness to all shareholders and participants at our annual meeting, and in the interest of an orderly and constructive meeting, shareholder comments at our annual meeting will be subject to rules of conduct that will be enforced. Copies of these rules will be available at our annual meeting. Only shareholders, their valid proxyholders, or other previously authorized representatives may address our annual meeting. Only proposals that meet the requirements of Rule 14a-8 of the Exchange Act or our Bylaws will be eligible for consideration at our annual meeting.

Hilton Charlotte Center City is an accessible building with accessible parking, public entrances, elevators, and restrooms. If you need special assistance at the meeting because of a disability, please send your request in writing to our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255, by April 3, 2020, so your request may receive appropriate attention.

2020 PROXY STATEMENT      87

Appendix A: Reconciliation of GAAP and non-GAAP financial measures

APPENDIX A: RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

Our company reports its financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). However, we believe that certain non-GAAP financial measures provide additional clarity in understanding our results of operations and trends as follows:

•	Total revenue of the corporation on a fully-taxable equivalent basis allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices.

•

Certain results excluding debit valuation adjustment (DVA) losses provide additional information to assess the underlying operational performance and trends of our businesses and allow better comparison of period-to-period operating performance.

•

Certain ratios that utilize tangible equity present measures of those assets that can generate income. Return on average tangible common shareholders’ equity measures our net income applicable to common shareholders as a percentage of adjusted average common shareholders’ equity. Tangible book value per common share represents adjusted ending common shareholders’ equity divided by ending common shares outstanding.

•

Certain results exclude the impact of the non-cash impairment charge related to the notice of termination of the merchant services joint venture (JV) at the conclusion of its current term, which provide additional information for comparison of our operational performance between periods. The impairment charge was recorded in the third quarter of 2019.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our company’s reported results prepared in accordance with GAAP.

For additional information about non-GAAP financial measures, see Supplemental Financial Data in Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 27 of our 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 19, 2020.

Below is a reconciliation of GAAP and non-GAAP financial measures found on pages v, 48, 49, 54, 55, and 56.

	December 31
	2019	2018
	($ in millions)	($ in millions)
Net income applicable to common shareholders	$25,998	$26,696

Reconciliation of average shareholders’ equity to average tangible common shareholders’ equity
Shareholders’ equity	$267,889	$264,748
Goodwill	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	(1,721)	(2,058)
Related deferred tax liabilities	773	906

Tangible shareholders’ equity	197,990	194,645
Preferred stock	(23,036)	(22,949)

Tangible common shareholders’ equity	$174,954	$171,696

Reconciliation of year-end shareholders’ equity to year-end tangible common shareholders’ equity
Shareholders’ equity	$264,810	$265,325
Goodwill	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	(1,661)	(1,774)
Related deferred tax liabilities	713	858

Tangible shareholders’ equity	194,911	195,458
Preferred stock	(23,401)	(22,326)

Tangible common shareholders’ equity	$171,510	$173,132

2020 PROXY STATEMENT      A-1

   Appendix A: Reconciliation of GAAP and non-GAAP financial measures

	December 31
	2019	2018
Ending common shares (in thousands)	8,836,149	9,669,286
Book value per share of common stock	$ 27.32	$ 25.13
Tangible book value per share of common stock	19.41	17.91

	December 31
	2019	2018
	($ in millions)	($ in millions)
Global Markets net income	$3,504	$3,958
Net debit valuation adjustment (DVA) losses, net of tax	169	123

Global Markets net income, excluding net debit valuation adjustment, net of tax	$3,673	$4,081

	December 31
	2019	2018
	($ in millions)	($ in millions)
Fixed-income, currency and commodities sales trading revenue	$8,188	$8,271
Net DVA losses	208	142

Fixed-income, currency and commodities sales trading revenue, excluding net DVA	$8,396	$8,413

Equities sales and trading revenue	$4,491	$4,900
Net DVA losses	14	20

Equities sales and trading revenue, excluding net DVA	$4,505	$4,920

Noninterest expense	$54,900
JV impairment charge	(2,072)

Noninterest expense, excluding JV impairment charge	$52,828

Net income	$27,430
JV impairment charge	1,699

Net income, excluding JV impairment charge	$29,129

Diluted earnings per share	$2.75
JV impairment charge	0.18

Diluted earnings per share, excluding JV impairment charge	$2.93

Certain information contained in this proxy statement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future results or performance and involve certain risks, uncertainties, and assumptions difficult to predict or beyond our control. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in our 2019 Annual Report on Form 10-K and subsequent SEC filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Content available on websites and in documents referenced in this proxy statement are not incorporated herein and are not part of this proxy statement.

Certain statistics and metrics in this proxy statement are estimates and may be based on assumptions or developing standards.

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BANK OF AMERICA C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern time on Tuesday, April 21, 2020 or the applicable deadline on the other side of this proxy card. Follow the instructions to obtain your records and vote. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on Tuesday, April 21, 2020 or the applicable deadline on the other side of this proxy card. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign, and date your proxy card and return it in the postage-paid envelope we provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION To vote and/or obtain an admission ticket to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E91647-P33794 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BANK OF AMERICA election The Board of each of Directors director: recommends you vote FOR the 1. Election of Directors: For Against Abstain Nominees: 1a. Sharon L. Allen 1b. Susan S. Bies 1c. Jack O. Bovender, Jr. 1d. Frank P. Bramble, Sr. 1e. Pierre J.P. de Weck 1f. Arnold W. Donald 1g. Linda P. Hudson 1h. Monica C. Lozano 1i. Thomas J. May 1j. Brian T. Moynihan 1k. Lionel L. Nowell III 1l. Denise L. Ramos 1m. Clayton S. Rose For Against Abstain 1n. Michael D. White 1o. Thomas D. Woods 1p. R. David Yost 1q. Maria T. Zuber following The Board proposals: of Directors recommends you vote FOR the 2. Approving Our Executive Compensation (an Advisory, Non-binding “Say on Pay” Resolution) 3. Ratifying the Appointment of Our Independent Registered Public Accounting Firm for 2020 For Against Abstain The following Board proposals: of Directors recommends you vote AGAINST the 4. Make Shareholder Proxy Access More Accessible 5. Adopt a New Shareholder Right -Written Consent 6. Report Concerning Gender/Racial Pay Equity 7. Review of Statement of the Purpose of a Corporation and Report on Recommended Changes to Governance Documents, Policies, and Practices NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Admission Ticket Bank of America Corporation 2020 Annual Meeting of Shareholders Wednesday, April 22, 2020 10:00 a.m., Eastern time Hilton Charlotte Center City 222 East Third Street Charlotte, North Carolina 28202 Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders to be held on April 22, 2020: The 2020 Notice of Annual Meeting and Proxy Statement, 2019 Annual Report to Shareholders and proxy card are available at www.proxyvote.com. FOLD AND DETACH HERE FOLD AND DETACH HERE E91648-P33794 Bank of America Corporation Proxy/Voting Instructions This Proxy is Solicited on Behalf of the Board of Directors for the 2020 Annual Meeting of Shareholders to be held on Wednesday, April 22, 2020 You, the undersigned shareholder, appoint each of Faiz Ahmad and Holly O’Neill, as attorney-in-fact and proxy, with full power of substitution, to vote on your behalf and with all powers you would possess if personally present, all shares of Common Stock or Preferred Stock of Bank of America Corporation that you would be entitled to vote at the 2020 Annual Meeting of Shareholders and any adjournment or postponement thereof. The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on all other matters that properly come before the 2020 Annual Meeting of Shareholders and any adjournment or postponement thereof. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors. Bank of America employees. If you participate in The Bank of America 401(k) Plan or The Bank of America Transferred Savings Account Plan (collectively, the Plan), and your Plan account has investments in shares of our Common Stock, you must provide voting instructions to the Plan trustee (the Trustee) (by the Internet, telephone, or proxy card) for your shares to be voted according to your instructions. Your shares cannot be voted unless you provide voting instructions to the Trustee. Your voting instructions to the Trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the Plan is April 21, 2020, at 8:00 a.m., Eastern time. If you are an employee and you hold shares in multiple accounts, you may receive one proxy card covering all the shares in your accounts. If you receive one proxy card covering all the shares in your accounts, you must provide voting instructions by April 21, 2020, at 8:00 a.m. to vote all your shares. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares. (Continued and to be marked, dated and signed, on the other side)

THIS IS A VOTING INSTRUCTION FORM. You are receiving this voting instruction form because you hold shares in the above Security. You have the right to vote on proposals being presented at the upcoming Annual Meeting to be held on VOTING INSTRUCTIONS E97045-P33593 THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION. The Board of Directors recommends you vote FOR the election of each director: 1. Election of Directors: For Against Abstain Nominees: 1a. Sharon L. Allen 1b. Susan S. Bies 1c. Jack O. Bovender, Jr. 1d. Frank P. Bramble, Sr. 1e. Pierre J.P. de Weck 1f. Arnold W. Donald 1g. Linda P. Hudson 1h. Monica C. Lozano 1i. Thomas J. May 1j. Brian T. Moynihan 1k. Lionel L. Nowell III 1l. Denise L. Ramos 1m. Clayton S. Rose 1n. Michael D. White 1o. Thomas D. Woods Please check this box if you plan to attend the Meeting and vote these shares in person. For Against Abstain 1p. R. David Yost 1q. Maria T. Zuber The Board of Directors recommends you vote FOR the following proposals: 2. Approving Our Executive Compensation (an Advisory, Non-binding “Say on Pay” Resolution) 3. Ratifying the Appointment of Our Independent Registered Public Accounting Firm for 2020 The Board of Directors recommends you vote AGAINST the following proposals: 4. Make Shareholder Proxy Access More Accessible 5. Adopt a New Shareholder Right -Written Consent 6. Report Concerning Gender/Racial Pay Equity 7. Review of Statement of the Purpose of a Corporation and Report on Recommended Changes to Governance Documents, Policies, and Practices NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date

SHAREHOLDER MEETING REGISTRATION: To vote and/or obtain an admission ticket to attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. E97046-P33593